UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to

FORM F-1

REGISTRATION STATEMENT
Under
The Securities Act of 1933

Valcent Products Inc.
(Exact Name of Registrant as Specified in its Charter)

Province of Alberta, Canada	3990	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

420 - 475 Howe Street, Vancouver British Columbia V6C 2B3 Tel: (604) 606-7979
(Address, including zip code, and telephone number, including area code of Registrant’s principal executive offices)

F. George Orr Secretary Valcent Products Inc. 420 - 475 Howe Street, Vancouver British Columbia V6C 2B3 Tel: (604) 606-7979
(Name, address, including zip code, and telephone number, including area code of agent for service)

Copies to:

Michael M. Membrado, Esq.
M.M. Membrado, PLLC
115 East 57th Street, Suite 1006
New York, New York 10022

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement until such time as all of the shares of common stock hereunder have been sold.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.
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If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
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If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
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If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box.
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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered (1)			Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock
without par value	1,594,091	(2)		$0.80	(3)	$1,275,273	$136.45
Common Stock
without par value	5,026,061	(4)		$0.80	(3)	$4,020,849	$430.23
Common Stock
without par value	1,648,880	(6)		$0.40	(5)	$659,552	$70.57
Common Stock
without par value	1,648,880	(7)		$0.90	(5)	$1,483,992	$158.79
Common Stock
without par value	109,600	(8)		$0.75	(5)	$82,200	$8.80
Common Stock
without par value	245,320	(9)		$0.50	(5)	$122,660	$13.12
Common Stock
without par value	408,867	(10)		$0.75	(5)	$304,400	$32.81
Total	10,681,699		$			$7,948,926	$850.77

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers such indeterminate number of additional shares of common stock as may be issuable upon exercise of warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Represents 1,594,091 outstanding shares of our common stock held by our selling shareholders.

(3)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the closing bid and asked prices for our common stock as reported on the OTC Bulletin Board on April 21, 2006.

(4)
Represents 2,397,938 shares of our common stock, of which we are committed, pursuant to the terms of certain registration provisions, to registering 200% of such shares (4,795,876 shares), issuable upon conversion of the principal amount of certain promissory notes, carrying interest at a rate of 8% per annum, held by our selling shareholders, together with 230,185 shares representing accrued interest through the date of maturity, which shares may be issued upon conversion of any interest accrued should we elect to pay any such interest in the form of registered, freely-trading common shares, rather than in cash, which determination to do so is entirely at our option in accordance with the terms of such convertible promissory notes.

(5)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(g) of the Securities Act of 1933, as amended, based on the stated exercise price.

(6)	Represents 1,648,880 shares of our common stock issuable upon exercise of certain Class A warrants held by our selling shareholders.

(7)	Represents 1,648,880 shares of our common stock issuable upon exercise of certain Class B warrants held by our selling shareholders.

(8)	Represents 109,600 shares of our common stock issuable upon exercise of certain Class C warrants held by our selling shareholders.

(9)	Represents 245,320 shares of our common stock issuable upon exercise of certain Class A finder’s warrants held by our selling shareholders.

(10)	Represents 408,867 shares of our common stock issuable upon exercise of certain Class B finder’s warrants held by our selling shareholders.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject To Completion, Dated June 30, 2006.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the United States Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale of these securities is not permitted.

PROSPECTUS

VALCENT PRODUCTS INC.

10,681,699 SHARES OF COMMON STOCK

OFFERED BY THE SELLING SHAREHOLDER

This prospectus relates to the resale of up to 10,681,699 shares of our common stock by certain persons who are either our shareholders, affiliates, holders of promissory notes convertible into shares of our common stock, holders of warrants to purchase shares of our common stock or any combination thereof. All of the shares of common stock are being offered for sale by the selling shareholders at prices established on the OTC Bulletin Board during the term of this offering, as will fluctuate from time to time, or as may otherwise be agreed upon in negotiated transactions. We will not receive any proceeds from the sale of our shares by the selling shareholders or the conversion of any promissory notes held by our shareholders. If the warrants are exercised in full, we would receive proceeds of USD$2,655,054.25. However, we may never actually receive these proceeds because (i) the warrants carry a “net cashless” exercise feature allowing the holders thereof, under certain limited circumstances, to exercise the warrants without payment of the stated exercise price, and (ii) the exercise price of some or all of the warrants may at any given time be above the current market price of our common stock, and therefore the warrants may never be exercised, or, if they are exercised, but not for some time, it would not be until then that we receive any such proceeds. We will use the proceeds realized from the exercise of any warrants for general working capital purposes consistent with our business strategy.

Our common stock is quoted on the OTC Bulletin Board under the symbol “VCTPF”. On June 28, 2006, the average of the bid and ask prices of our common stock was USD$0.80 per share.

Each of the selling shareholders may be deemed to be an “underwriter,” as such term is defined in the Securities Act of 1933, as amended.

An investment in our common stock involves a high degree of risk. You should only invest in our common stock if you can afford to lose your entire investment, and you should read and consider the “Risk Factors” beginning on page 8 before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is   , 2006.

VALCENT PRODUCTS INC.
420 – 475 Howe Street, Vancouver
British Columbia V6C 2B3
Tel: (604) 606-7979

The following table of contents has been designed to help you find important information contained in this prospectus. We have included subheadings to aid you in searching for particular information you might want to return to. We urge you to read the entire prospectus.

SEASONALITY	44
PROPERTY, PLANTS AND EQUIPMENT	44
MATERIAL AGREEMENTS	44
MANAGEMENT	49
DIRECTORS AND SENIOR MANAGEMENT	49
COMPENSATION	51
BOARD PRACTICES	52
EMPLOYEES	52
SHARE OWNERSHIP	52
RELATED PARTY TRANSACTIONS	54
PRINCIPAL AND SELLING SHAREHOLDERS	57
PLAN OF DISTRIBUTION	65
DESCRIPTION OF SECURITIES	66
EXCHANGE CONTROLS	73
TAXATION	73
DOCUMENTS ON DISPLAY	79
LEGAL MATTERS	79
EXPERTS	79
EXPENSES RELATED TO THE OFFERING	79
ADDITIONAL INFORMATION	79
INDEX TO FINANCIAL STATEMENTS	F-1

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless otherwise specified, references in this prospectus to:

•	“Canadian GAAP” are to generally accepted accounting principles in Canada;

•	“CND” are to Canadian dollars;

•	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

•	“Securities Act” are to the Securities Act of 1933, as amended;

•	“SEC” are to the United States Securities and Exchange Commission;

•	“USD” are to United States dollars;

•	“U.S. GAAP” are to generally accepted accounting principles in the United States; and

•
“we”, “us”, “our company”, “our” and “Valcent” are to Valcent Products Inc., its predecessor entities and former subsidiaries, including Nettron.com, Inc., Nettron Media Group Inc., AdventurX.com, Ironclad Systems Inc., Bikestar Rentals, Inc., Bikestar Inc., Good Times Roll Bicycle Rentals, Inc., 681673 Alberta Ltd., Arizona Outback Adventures LLC.

Unless otherwise specified, our financial information presented in this prospectus has been prepared in accordance with Canadian GAAP.

Unless otherwise specified, all dollar amounts are expressed in Canadian dollars.

Unless otherwise specified, the information in this prospectus is set forth as of June 30, 2006, and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to provide you with any information which differs from or to make representations other than those which are contained in this prospectus. Our selling shareholders are offering to sell, and seeking offers to buy, our common shares only in jurisdictions where such offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery or of any sale of our common shares.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information, including the discussion of “Risk Factors” beginning on page 8 and our financial statements and related notes beginning on page F-1, appearing elsewhere throughout this prospectus. We urge you to read this entire prospectus carefully before deciding whether to invest in the common shares offered hereby.

ABOUT OUR BUSINESS

We are a development stage company focused on the refinement and manufacture of three lines of unrelated potential consumer retail products, two of which we anticipate to begin marketing and distributing prior to the conclusion of our current fiscal year, and the third prior to the conclusion of the subsequent fiscal year. Our objective is to become a leading provider of consumer retail products in each of the respective markets for our potential product lines. To that end, we intend to use retail, wholesale, direct-response and online marketing to promote our potential products, initially concentrating on North America and ultimately expanding into European and Asian markets.

Current potential product lines under development include the:

•	Nova Skin Care System, which is presently in the production ramp-up phase and for which we anticipate an initial run to be completed in August 2006;

•	Dust WolfTM, which is presently undergoing final engineering reviews and revisions and for which we anticipate an initial run to be completed by December 2006; and

•	Tomorrow GardenTM Kit, which is presently in the very early conceptual, design and development phase and which we anticipate launching in late September 2007.

To finance the development and manufacture of these potential product lines, and to provide working capital for pursuit of our business plan, during the period of July 25, 2005 through August 5, 2005, we consummated a series of related private offering transactions with and among a syndicated group of institutional and other investors pursuant to which we issued, in the aggregate, USD$1,277,200 in 8% per annum convertible notes and three year warrants to acquire (i) up to an aggregate of 1,702,924shares of common stock at prices per share of between USD$0.40 and USD$0.50, and (ii) up to an additional 1,702,924shares of common stock at prices per share of between USD$0.90 and USD$1.00.

On April 6, 2006, in order to retire certain short-term obligations and existing liabilities and to provide additional general corporate and working capital to pursue our business plan, we consummated a follow-on private offering transaction with and among a syndicated group of institutional investors, pursuant to which we issued, in the aggregate, USD$551,666 in 8% per annum convertible notes and three year warrants to acquire (i) up to 735,544 shares of our common stock at a price per share of USD$0.40, and (ii) up to an additional 735,544 shares of our common stock at a price per share of USD$0.90.

As part of these financing transactions, we granted certain registration rights to each of the investors pursuant to which we became committed to registering all of the shares issued as part of such transactions, including those issuable upon conversion of the notes and exercise of the warrants, by filing a registration statement on Form F-1 covering such shares within sixty days of the closing date of the July 25, 2005 through August 5, 2005 transactions, and within fourteen days of the closing date of the April 6, 2006 transaction. Under the terms the registration provisions of the July 25, 2005 through August 5, 2005 transactions, we had until January 25, 2006 to cause such registration statement to be declared effective by the SEC, and under the terms of the registration provisions of the April 6, 2006 transaction, we had until June 5, 2006. In accordance with the terms of the registration provisions of both transactions any delays in meeting our obligations subject us to liability in an amount, payable in cash, at a rate of 2% of the outstanding amount on the convertible notes per thirty day period for the duration of any such delay.

On April 6, 2006 we reached a verbal agreement with the syndicated group of institutional and other investors, wherein we agreed to convert the accruing penalties associated with the July 25, 2005 through August 5, 2005 transactions, an aggregate of USD$82,200, into convertible penalty notes carrying terms similar to those notes issued in the original series of private offering transactions, and in addition to issue each investor one three year penalty warrant for each USD$0.75 of penalties owed to purchase, in the aggregate, up to an additional 109,600 shares of common stock at a price per share of USD$0.75. As part of this verbal agreement we also granted certain additional registration rights to each of the investors pursuant to which we became committed to registering all of the shares issued as part of the July 25, 2005 through August 5, 2005 transactions as well as all of the shares issued in satisfaction of the accruing penalties within fourteen days of the closing date of the April 6, 2006 transaction, or by April 20, 2006, and to cause such registration statement to be declared effective by the SEC by June 5, 2006.

In accordance with both the terms of registration provisions of the July 25, 2005 through August 5, 2005 transactions, as modified by the verbal agreement, and the April 6, 2006 transaction any delays in meeting our obligation to file a registration statement by April 20, 2006 subject us to liability in the form of a reduction in the exercise price of the Class A and Class B warrants issued as part of such transactions in an amount of USD$0.10 per week for the duration of any such delay.

Our registration statement on Form F-1 was originally filed with the SEC on April 27, 2006, which delay resulted in a reduction in the exercise price of the Class A and Class B warrants issued as part of the July 25, 2005 through August 5, 2005 and April 6, 2006 transactions from USD$0.50 and USD$1.00 to USD$0.40 and USD$0.90, respectively. Moreover, as of the date of this prospectus we are accruing penalties at a rate of 2% per thirty day period for having failed to have our registration statement declared effective by June 5, 2006. As of June 30, 2006 we have accrued USD$41,222, in penalties under the terms of the registration provisions of each of the July 25, 2005 through August 5, 2005 and April 6, 2006 transactions, exclusive of those penalties previously converted into convertible penalty notes and warrants. The penalties which we have accumulated to date, and any penalties which we may accumulate for future delays, will negatively affect our business, financial condition and results of operations, leading to a corresponding reduction in our net income and the likelihood of a net loss for the year in which they are incurred. The delays in meeting our registration obligations are a consequence, among other reasons, of ongoing delays resulting from our having recently undergone a significant restructuring and change in business direction, and the unavailability of certain information necessary for preparing the filing. Our management is hopeful that we will cause our registration statement to be declared effective in the near future.

ABOUT OUR COMPANY

We were incorporated in accordance with the provisions of the Business Corporations Act (Alberta) on January 19, 1996, as 681673 Alberta Ltd., later changed to Ironclad Systems Inc. Beginning in 1996, following the completion of a public offering, our common shares began trading as a junior capital pool company on the Alberta Stock Exchange (later becoming part of the Canadian Venture Exchange, which was thereafter acquired and renamed the TSX Venture Exchange). On June 30, 1998, we acquired all of the outstanding capital stock of Good Times Roll Bicycle Rentals Inc., a bicycle rental business incorporated under the Company Act (British Columbia), and of Arizona Outback Adventures LLC, an Arizona limited liability company which operated guided adventure eco-tours. We also changed our name from Ironclad Systems, Inc. to Bikestar Rentals Inc.

On May 8, 1999, while still operating our bicycle rental and eco-tour businesses through Bikestar Rentals Inc., we incorporated Nettron Media Group Inc., a wholly-owned subsidiary under the laws of the State of Texas, as a marketing enterprise focusing on products and services that could be effectively marketed through internet as well as more traditional business channels. Nettron Media Group Inc.’s primary focus was Cupid’s Web, an interactive online dating and marketing service. We also changed our name from Bikestar Rentals Inc. to AdventurX.com, Inc., and later to Nettron.com, Inc.

In 2000, and in connection with Cupid’s Web, we signed an agreement in principle to acquire all of the outstanding capital stock of a group of companies operating a worldwide dating service franchise, as well as a collection of dating magazines and websites.

On January 1, 2001, in order to fully focus on our interactive dating and marketing services, we disposed of all of the outstanding capital stock of Arizona Outback Adventures LLC and Bikestar Rentals Inc.

On February 18, 2002, due to general weakness in the equity markets, we terminated the agreement in principle to acquire the dating service franchise and related businesses originally entered into in 2000. On March 24, 2004, we disposed of our interest in Nettron Media Group Inc. and began exploring business opportunities that might allow us to restart commercial operations.

By certificate of amendment dated April 15, 2005, we changed our name from Nettron.com, Inc. to Valcent Products Inc., and on May 3, 2005 we delisted from the TSX Venture Exchange, maintaining only our OTC Bulletin Board listing and changing our symbol to “VCTPF”.

On August 5, 2005 we completed a licensing agreement with MK Enterprises LLC for the exclusive worldwide marketing rights to certain MK Enterprise potential products and a right of first offer on future potential products.

On October 19, 2005 we incorporated Valcent USA, Inc., as a wholly-owned subsidiary under the laws of the State of Nevada. In turn, Valcent USA, Inc. incorporated Valcent Management, LLC, a wholly-owned limited liability company under the laws of the State of Nevada, to serve as the general partner in Valcent Manufacturing Ltd., a limited partnership also formed by Valcent USA, Inc., under the laws of the state of Texas, wherein Valcent USA, Inc. serves as limited partner, in order to conduct operations in Texas and oversee our projects in Mexico and Arizona related to the manufacturing and assembly of our potential consumer retail products.

We are, at present, a development stage company focused on the refinement and manufacture of three lines of unrelated potential consumer retail products, two of which we anticipate to begin marketing and distributing prior to the conclusion of our current fiscal year, and the third prior to the conclusion of the subsequent fiscal year. From inception, we have generated minimal revenues and experienced negative cash flows from operating activities and our history of losses has resulted in our continued dependence on external financing. Any inability to achieve or sustain profitability or otherwise secure additional external financing, will negatively impact our financial condition and raises substantial doubts as to our ability to continue as a going concern.

Our principal executive offices are located at 420 - 475 Howe Street, Vancouver, British Columbia V6C 2B3, telephone (604) 606-7979.

THE OFFERING

Common shares being offered by the selling	Up to 10,681,699 shares (1)
shareholders

Maximum number of common shares to be	30,219,638 shares (2)
outstanding after this offering

Use of proceeds
We will receive no proceeds from the resale of our common stock in this offering. We may, however, receive proceeds upon the exercise of some or all of the warrants. If the warrants are exercised in full, we would receive USD$2,655,054.25 in proceeds. However, we may never actually receive these proceeds because (i) the warrants carry a “net cashless” exercise feature allowing the holders thereof, under certain limited circumstances, to exercise the warrants without payment of the stated exercise price, and (ii) the exercise price of some or all of the warrants may at any given time be above the current market price of our common stock, and therefore the warrants may never be exercised, or, if they are exercised, but not for some time, it would not be until then that we receive any such proceeds. We will use the proceeds from any exercise of the warrants for general working capital purposes consistent with our business strategy

Risk factors	See “Risk Factors” beginning on page 8 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in share of our common stock.

OTC Bulletin Board Symbol	VCTPF

(1)
Under this prospectus the selling shareholders are offering a total of up to 1,594,091 shares of our commons stock, 2,397,938 shares of our common stock, of which we are committed, pursuant to the terms of certain registration provisions, to register 200% of such shares (4,795,876 shares), issuable upon conversion of the principal amount of certain promissory notes, carrying interest at a rate of 8% per annum, held by our selling shareholders, together with 230,185 shares representing accrued interest through the date of maturity, which shares may be issued upon conversion of any interest accrued should we elect to pay any such interest in the form of registered, freely-trading common shares, rather than in cash, which determination to do so is entirely at our option in accordance with the terms of such convertible promissory notes, 1,648,880 shares of our common stock issuable upon exercise of our Class A warrants, 1,648,880 shares of our common stock issuable upon exercise of our Class B warrants, 109,600 shares of our common stock issuable upon exercise of our Class C warrants, 245,320 shares of our common stock issuable upon exercise of our Class A finder’s warrants, and 408,867 shares of our common stock issuable upon exercise of our Class B finder’s warrants. On June 21, 2006, there were 19,537,933 shares of our common stock issued and outstanding. Upon the exercise of the convertible promissory notes and the Class A and Class B warrants described above, the number of shares offered by this prospectus represents 54.67% of our total common stock outstanding as of June 30, 2006.

(2)
All of the shares covered by this prospectus are being registered to permit the selling shareholders and any of their respective successors-in-interest to offer the respective shares for resale from time to time. The selling shareholders are not required to sell their shares, and any sales of our common stock by the selling shareholders are entirely at their own discretion.

SUMMARY FINANCIAL DATA

The following table summarizes our historical financial data, prepared in accordance with Canadian GAAP, for the periods presented. You should read the following information in conjunction with the information under “Selected Financial Data”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Risk Factors” and our audited financial statements for the period ended March 31, 2005 and the notes to those financial statements appearing elsewhere in this prospectus. The summary financial data as of March 31, 2005 and for each of the two years ended March 31, 2004 and 2003 are derived from our audited financial statements included in this prospectus.

	For the Years Ended March 31,			For the Nine Months Ended December 31,*
	2005	2004	2003	2005	2004
Statement of Operations and Deficit

Loss from operations	$45,694	$25,885	$(81,637)	$1,381,218	31,654
Other income expenses	$—	$—	$(796)	$(13,089)	(1,715)

Net loss	$45,694	$23,647	(82,433)	$1,368,129	29,939

Net loss (income) per share:
Basic and diluted	$0.01	$0.01	$(0.01)	$0.145	0.01

Weighted average shares Outstanding	6,435,374	6,435,374	6,435,374	9,425,172	2,145,125

Balance Sheets

Total Assets	$936	$2,059	$18,866	$1,588,598	926

Total Liabilities	$238,886	$194,315	$187,475	$1,614,826	223,122

Shareholders’ equity	$(237,950)	$(192,256)	$(168,609)	$(26,228)	(222,196)

*
Our unaudited interim financial statements for the nine months ended December 31, 2004 and 2005 have been prepared by management in accordance with Canadian GAAP, and have not been reviewed by our independent auditors.

RISK FACTORS

Our business entails a significant degree of risk, and an investment in our securities should be considered highly speculative. An investment in our securities should only be undertaken by persons who can afford the loss of their entire investment. The following is a general description of material risks, which may adversely affect our business, our financial condition, including liquidity and profitability, and our results of operations, ultimately affecting the value of an investment in shares of our common stock.

GENERAL BUSINESS RISKS

We are a development stage company and based on our historical operating losses and negative cash flows from operating activities there is uncertainty as to our ability to continue as a going concern.

We have a history of operating losses and negative cash flows from operating activities, resulting in our continued dependence on external financing arrangements. In the event that we are unable to achieve or sustain profitability or are otherwise unable to secure additional external financing, we may not be able to meet our obligations as they come due, raising substantial doubts as to our ability to continue as a going concern. Any such inability to continue as a going concern may result in our security holders losing their entire investment. Our financial statements, which have been prepared in accordance with Canadian GAAP, contemplate that we will continue as a going concern and do not contain any adjustments that might result if we were unable to continue as a going concern. Changes in our operating plans, our existing and anticipated working capital needs, the acceleration or modification of our expansion plans, lower than anticipated revenues, increased expenses, potential acquisitions or other events will all affect our ability to continue as a going concern. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overview”.

From inception, we have historically generated minimal revenues while sustaining substantial operating losses and we anticipate incurring continued operating losses and negative cash flows in the foreseeable future resulting in uncertainty of future profitability and limitation on our operations.

From inception, we have generated minimal revenues and experienced negative cash flows from operating losses. We anticipate continuing to incur such operating losses and negative cash flows in the foreseeable future, and to accumulate increasing deficits as we increase our expenditures for (i) technology, (ii) infrastructure, (iii) research and development, (iv) sales and marketing, (v) interest charges and expenses related to previous equity and debt financings, and (v) general business enhancements. Any increases in our operating expenses will require us to achieve significant revenue before we can attain profitability. In the event that we are unable to achieve profitability or raise sufficient funding to cover our losses we may not be able to meet our obligations as they come due, raising substantial doubts as to our ability to continue as a going concern. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources”.

Our accumulated deficit makes it more difficult to borrow funds.

As of the nine months ended December 31, 2005, and as a result of historical operating losses, our accumulated deficit was $4,605,499. Lenders generally regard an accumulated deficit as a negative factor in assessing creditworthiness, and for this reason, the extent of our accumulated deficit coupled with our historical operating losses will negatively impact our ability to borrow funds if and when required. Any inability to borrow funds, or a reduction in favorability of terms upon which we are able to borrow funds, including the amount available to us, the applicable interest rate and the collateralization required, may affect our ability to meet our obligations as they come due, and adversely affect on our business, financial condition, and results of operations, raising substantial doubts as to our ability to continue as a going concern. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overview”.

Our having recently undergone a change in business direction and significant restructuring coupled with our limited experience as a publicly traded company with substantial operations in several different industries, may increase our expenses and place significant demands on our management.

From inception we have undergone several changes in business direction and consequently have previously had only limited operations. As a result of our most recent change in business direction, significant restructuring and our limited experience as a publicly traded company with substantial operations in several different industries, responding to our regulatory and reporting obligations could increase our general, administrative, legal and auditing costs and place substantial time demands on our management. We anticipate that due to the increased complexity of our corporate structure and our simultaneous pursuit of various product lines in different industries our regulatory and reporting obligations will require further expenditures to train additional personnel and retain appropriate legal and accounting professional services. In the event that these expenditures precede or are not subsequently followed by revenues or that we are unable to raise sufficient funding to cover any increase in our expenses, we may not be able to meet our obligations as they come due, and our business, financial condition, and results of operations may be negatively affected, raising substantial doubts as to our ability to continue as a going concern.

RISKS ASSOCIATED WITH OUR BUSINESSES AND INDUSTRIES

We face serious competition in our business segments from new market entrants as well as a number of established companies with greater resources and existing customer bases.

The markets for our potential products rapidly evolve and are intensely competitive as new consumer retail products are regularly introduced. Competition in our market segments is based primarily upon:

•	brand name recognition;

•	availability of financial resources;

•	the quality of products;

•	reviews received for products from independent reviewers who publish in magazines, websites, newspapers and other industry publications;

•	availability of access to retail shelf space;

•	the price of each product; and

•	the number of products then available.

We face competition from other consumer retail manufacturers, all of whom generally sell through the same combination of channels as we intend to, including retail, wholesale, direct-response and online marketing sales.

To remain competitive in our market segments we rely heavily upon what we believe to be our superior potential product quality, marketing and sales abilities, proprietary technology, product development capabilities and our management’s experience. However, we may not be able to effectively compete in these intensely competitive markets, as some of our competitors have longer operating histories, larger customer bases and greater financial, marketing, service, support, technical and other resources, affording them the ability to undertake more extensive marketing campaigns and adopt more aggressive pricing policies, than we can. Moreover, we believe that competition from new entrants will increase as the market for each of our potential products expands. If our potential product lines are not successful, our business, financial condition and results of operations will be negatively affected. See “Business—Competition”.

Our intellectual property may not be adequately protected from unauthorized use by others, which could increase our litigation costs and adversely affect our sales.

Our intellectual properties are the most important assets that we possess in our ability to generate revenues and profits and we will rely very significantly on these intellectual property assets in being able to effectively compete in our markets. However, our intellectual property rights may not provide meaningful protection from unauthorized use by others, which could result in an increase in competing products and a reduction in our own sales. Moreover, if we must pursue litigation in the future to enforce or otherwise protect our intellectual property rights, or to determine the validity and scope of the proprietary rights of others, we may not prevail and will likely have to make substantial expenditures and divert valuable resources in any case. We may not have adequate remedies if our proprietary content is appropriated. See “Business—Intellectual Property”.

If our potential products infringe upon proprietary rights of others, lawsuits may be brought requiring us to pay large legal expenses and judgments and redesign or discontinue selling one or more of our potential products.

We are not aware of any circumstances under which our potential products infringe upon any valid existing proprietary rights of third parties. Infringement claims, however, could arise at any time, whether or not meritorious, and could result in costly litigation or require us to enter into royalty or licensing agreements. If we are found to have infringed the proprietary rights of others, we could be required to pay damages, redesign our potential products or discontinue their sale. Any of these outcomes, individually or collectively, would negatively affect on our business, financial condition and results of operations. See “Business—Intellectual Property”.

Should our Nova Skin Care System be classified as a medical device and should we fail to obtain and maintain the necessary United States Food and Drug Administration clearances our business will be adversely affected.

While we do not believe that our Nova Skin Care System is a medical device as defined by section 201(h) of the United States Federal Food, Drug and Cosmetic Act, it may nevertheless be classified as such and subject to regulation by the Food and Drug Administration or other federal, state and local authorities. Generally, these regulations relate to the manufacture, labeling, sale, promotion, distribution, import, export and shipping of products that are deemed medical devices. In the United States, before a new medical device may be marketed the manufacturer must first receive, unless there exists an applicable exemption, either clearance under section 510(k) of the Federal Food, Drug and Cosmetic Act or pre-market approval from the Food and Drug Administration. The Food and Drug Administration’s 510(k) clearance process usually takes anywhere from three to twelve months, or longer, while the process of obtaining pre-market approval is much more costly and uncertain and generally takes from one to three years, or longer.

Medical devices may be marketed only for those indications for which they are approved or cleared. Should we be required to seek clearance or pre-market approval, the Food and Drug Administration may not approve or clear indications that are necessary or desirable for successful commercialization of our Nova Skin Care System. Indeed, the Food and Drug Administration may refuse requests for 510(k) clearance or pre-market approval altogether, or, if granted, clearances may be revoked if safety or effectiveness problems were to arise. If this were to occur, our business, financial condition and results of operations will be negatively affected. See “Business—Regulation”.

If we are unable to successfully break into new markets, implement our growth strategy or manage our business as it does grow, our future operating results could suffer.

As a development stage company we face several challenges in entering each of the consumer retail markets for our respective potential products, particularly consumers’ lack of awareness of our company and our potential product lines, competing for market share with established consumer retail product manufacturers and difficulties in competing for, hiring and retaining representative personnel in each of our respective potential markets. In addition, we face several challenges common to any new market entrant, including problems typically associated with unfamiliarity of local market conditions and market demographics. Each new market we enter may also have different competitive conditions, consumer tastes and discretionary spending patterns, which may require us to adjust our growth strategy or modify the way in which we manage our business. To the extent that we are unable to break into or meet the challenges associated with establishing ourselves in a new market, our future operating results could suffer and our financial condition and business may be negatively affected. See “Business—Marketing and Advertising”.

Changes in consumer preferences or discretionary spending may negatively affect our future operating results.

Within the businesses and industries in which we intend to operate—consumer retail products—revenues are largely generated by consumer preferences and discretionary spending. Our success as a potential manufacture and retailer of consumer products will depend, in part, on the popularity of each of our potential product lines. Any shift in consumer sentiment away from our potential products or product lines could have a negative affect on our ability to achieve future profitability. Our success also depends on a number of factors affecting levels of consumer discretionary income and spending, including, the following, among other, social and economic conditions:

•	general business conditions;

•	interest rates;

•	inflation;

•	consumer debt levels;

•	the availability of consumer credit;

•	taxation;

•	fuel prices and electrical power rates;

•	unemployment trends;

•	natural disasters;

•	terrorist attacks and acts of war; and

•	other matters that influences consumer confidence and spending.

Consumer purchases of discretionary items, including our potential products and product lines, could decline during periods in which discretionary income is lower or actual or perceived unfavorable economic conditions exist. Should this occurs, and if we are unable to introduce new products and product lines that consumers find appealing, our business, financial condition and results of operations will be negatively affected. See “Business—Our Potential Markets”.

We may be subject to adverse publicity or claims by consumers arising out of use of our potential product lines.

We may be subject to complaints from or litigation by consumers, whether or not meritorious, relating to quality, health or operational aspects of our potential product lines. Such claims could arise at any time and, should they arise, we may not be successful in defending them. Any litigation, regardless of the outcome, would entail significant costs and use of management time, which could impair our ability to generate revenue and profit. For these reason or should we be found liable with regard to a claim arising out of any of our potential product lines our business, financial condition, and results of operations would be negatively affected.

We face substantial competition in attracting and retaining qualified senior management and key personnel and may be unable to develop and grow our business if we cannot attract and retain as necessary, or if we were to lose our existing, senior management and key personnel.

As a development stage company, our success, to a large extent, depends upon our ability to attract, hire and retain highly qualified and knowledgeable senior management and key personnel who possess the skills and experience necessary to satisfy our business and client service needs. Our ability to attract and retain such senior management and key personnel will depend on numerous factors, including our ability to offer salaries, benefits and professional growth opportunities that are comparable with and competitive to those offered by more established consumer retail product manufacturers. We may be required to invest significant time and resources in attracting and retaining, as necessary, additional senior management and key personnel, and many of the companies with which we will compete for any such individuals have greater financial and other resources, affording them the ability to undertake more extensive and aggressive hiring campaigns, than we can. Furthermore, an important component to the overall compensation offered to our senior management and key personnel will be equity. If our stock prices do not appreciate over time, it may be difficult for us to attract and retain senior management and key personnel. Moreover, should we lose any members of our senior management or key personnel, we may be unable to prevent the unauthorized disclosure or use of our trade secrets, including our technical knowledge, practices, procedures or client lists by such individuals. The normal running of our operations may be interrupted, and our financial condition and results of operations negatively affected, as a result of any inability on our part to attract or retain the services of qualified and experienced senior management and key personnel, any member of our existing senior management or key personnel leaving and a suitable replacement not found, or should any of our former senior management or key personnel disclose our trade secrets. See “Business—Trade Secrets” and “Business—Employees”.

RISKS ASSOCIATED WITH AN INVESTMENT IN OUR COMMON STOCK

We have incurred and continue to face serious financial penalties for our continuing failure to meet our registration obligations under the terms of a recent series of related private offering transactions.

During the period of July 25, 2005 through August 5, 2005 we consummated a series of related private offering transactions with and among a syndicated group of institutional and other investors pursuant to which we agreed to issue, in the aggregate, USD$1,277,200 in 8% per annum convertible notes and three year warrants to acquire (i) up to 1,702,924shares of common stock at prices per share of between USD$0.40 and $USD0.50, and (ii) up to an additional 1,702,924shares of common stock at prices per share of between USD$0.90 and USD$1.00. In conjunction with these private offering transactions we paid a finders’ fees of (i) USD$127,720 in cash, representing 10% of the gross proceeds realized, (ii) 425,735 shares of common stock, (iii) three year warrants to purchase up to 255,440 shares of common stock at a price per share of USD$0.50 and (iv) three year warrants to purchase up to 425,733 shares of common stock at a price per share of USD$0.75. As part of the financing transaction, we also granted certain registration rights to each of the investors and finders pursuant to which we became committed to registering all of the shares issued as part of such transactions, including 200% of those shares issuable upon conversion of the notes and all shares issuable upon exercise of the warrants, by filing a registration statement on Form F-1 covering such shares within sixty days of the closing date, or by September 27, 2005. Under the terms the registration provisions, we had until January 25, 2006 to cause such registration statement to be declared effective by the SEC, with any delays in meeting this obligation subjecting us to liability in an amount, payable in cash, at a rate of 2% of the outstanding amount on the convertible notes per thirty day period for the duration of any such delay.

As a consequence, among other reasons, of ongoing delays resulting from our having recently undergone a significant restructuring and change in business direction, and the unavailability of certain information necessary for preparing our filing we experienced delays in meeting our registration obligation under the terms of the series of related private offering transactions. As a result, on April 6, 2006, we reached a verbal agreement with the syndicated group of institutional and other investors, wherein we agreed to convert the accruing penalties associated with the July 25, 2005 through August 5, 2005 transactions, an aggregate of USD$82,200, into convertible penalty notes carrying terms similar to those notes issued in the original series of private offering transactions, and in addition to issue each investor one three year penalty warrant for each USD$0.75 of penalties owed to purchase, in the aggregate, up to an additional 109,600 shares of common stock at a price per share of USD$0.75. As part of this verbal agreement we also granted certain additional registration rights to each of the investors pursuant to which we became committed to registering all of the shares issued as part of the July 25, 2005 through August 5, 2005 transactions as well as all of the shares issued in satisfaction of the accruing penalties within fourteen days of the April 6, 2006 agreement, or by April 20, 2006, and to cause such registration statement to be declared effective by the SEC by June 5, 2006. Furthermore, in accordance with the verbal agreement, any delays in meeting our obligation to file a registration statement by April 20, 2006 subject us to additional liability in the form of a reduction in the exercise price of the Class A and Class B warrants issued as part of the original series of related private offering transactions in an amount of USD$0.10 per week for the duration of any such delay.

Our registration statement on Form F-1 was originally filed with the SEC on April 27, 2006, which delay resulted in a reduction in the exercise price of the Class A and Class B warrants issued as part of the July 25, 2005 through August 5, 2005 transactions from USD$0.50 and USD$1.00 to USD$0.40 and USD$0.90, respectively. Moreover, as of the date of this prospectus we are accruing penalties at a rate of 2% per thirty day period for having failed to have our registration statement declared effective by June 5, 2006. As of June 30, 2006 we have accrued USD$41,222, in penalties, exclusive of those penalties previously converted into convertible penalty notes and warrants. Our management is hopeful that we will cause such registration statement to be declared effective in the near future, however, the penalties which we have accumulated to date, and any penalties which we may accumulate for future delays, will negatively affect our business, financial condition and results of operations, including a corresponding reduction in our net income and the likelihood of a net loss for the year.

When our registration statement on Form F-1 is declared effective by the SEC, up to 10,681,699 shares of our common stock will become eligible for immediate public sale which is likely to have an adverse affect on the market price of our common stock.

When our registration statement is declared effective by the SEC, 1,594,091 shares of our common stock will become eligible for immediate public sale and 9,087,608 shares of our common stock underlying convertible notes and warrants, upon their conversion or exercise, will be eligible for immediate public sale. As a percentage of our total outstanding common stock as of the date of the prospectus, this represents 54.67%. If a significant number of shares are offered for sale simultaneously, which is likely to occur, it would have a depressive effect on the trading price of our common stock on the public market. Any such depressive effect may encourage short positions and short sales, which could place further downward pressure on the price of our common stock. Moreover, all of the shares sold in the offering will be freely transferable thereafter without restriction or further registration under the Securities Act (except for any shares purchased by our “affiliates”, as defined in Rule 144 of the Securities Act), which could place even further downward pressure on the price of our common stock. Furthermore, should a simultaneous sell-off occur, and due to the thinly-traded market for our common stock, shareholders may have difficulty selling shares of our common stock, at or above the price paid, at a fair market value or even at all. See “Principal and Selling Shareholders” and “Plan of Distribution”.

Unless an active trading market develops for our securities, you may not be able to sell your shares.

Although, we are a reporting company and our common shares are listed on the OTC Bulletin Board (owned and operated by the Nasdaq Stock Market, Inc.) under they symbol “VCTPF”, there is not currently an active trading market for our common stock and an active trading market may never develop or, if it does develop, may not be maintained. Failure to develop or maintain an active trading market will have a generally negative affect on the price of our common stock, and you may be unable to sell your common stock or any attempted sale of such common stock may have the affect of lowering the market price and therefore your investment could be a partial or complete loss. See “Market Information”.

Under certain circumstances, some of our outstanding common stock purchase warrants may be exercised without our receiving any cash.

We currently have outstanding warrants to purchase up to approximately 5,254,030 shares of our common stock, each of which are exercisable on a “net cashless” basis, which means they can be exercised, without payment of the stated exercise price, solely in exchange for cancellation of that number of common shares into which the warrants are exercisable. The number of shares for which any such warrant would be cancelled under a net cashless exercise would be the number of shares having a then current market value equal to the aggregate exercise price of the warrant, in whole or in part, based on its stated exercise price. In effect, a net cashless exercise of any such warrants would mean that, even though we would receive no cash, we would have to issue additional shares, thereby diluting, potentially significantly, our reportable earnings per share. Although the circumstances under which the net cashless exercise provision may be elected by the holders of our warrants are limited, any such exercise would have a negative affect, indirectly, on the market trading price our common stock. See “Description of Securities”.

Since our common stock is thinly traded it is more susceptible to extreme rises or declines in price, and you may not be able to sell your shares at or above the price paid.

Since our common stock is thinly traded its trading price is likely to be highly volatile and could be subject to extreme fluctuations in response to various factors, many of which are beyond our control, including:

•	the trading volume of our shares;

•	the number of securities analysts, market-makers and brokers following our common stock;

•	changes in, or failure to achieve, financial estimates by securities analysts;

•	new products introduced or announced by us or our competitors;

•	announcements of technological innovations by us or our competitors;

•	actual or anticipated variations in quarterly operating results;

•	conditions or trends in our business industries;

•	announcements by us of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	additions or departures of key personnel;

•	sales of our common stock; and

•	general stock market price and volume fluctuations of publicly-traded, and particularly microcap, companies.

You may have difficulty reselling shares of our common stock, either at or above the price you paid, or even at fair market value. The stock markets often experience significant price and volume changes that are not related to the operating performance of individual companies, and because our common stock is thinly traded it is particularly susceptible to such changes. These broad market changes may cause the market price of our common stock to decline regardless of how well we perform as a company. In addition, securities class action litigation has often been initiated following periods of volatility in the market price of a company’s securities. A securities class action suit against us could result in substantial legal fees, potential liabilities and the diversion of management’s attention and resources from our business. Moreover, and as noted below, our shares are currently traded on the OTC Bulletin Board and, further, are subject to the penny stock regulations. Price fluctuations in such shares are particularly volatile and subject to manipulation by market-makers, short-sellers and option traders.

Trading in our common stock on the OTC Bulletin Board may be limited thereby making it more difficult for you to resell any shares you may own.

Our common stock trades on the OTC Bulletin Board (owned and operated by the Nasdaq Stock Market, Inc.). The OTC Bulletin Board is not an exchange and, because trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a national exchange or on the Nasdaq National Market, you may have difficulty reselling any of the shares of our common stock that you may own. See “Market Information”.

Our common stock is subject to the “penny stock” regulations, which are likely to make it more difficult to sell.

Our common stock is considered a “penny stock,” which generally is a stock trading under $5.00 and not registered on a national securities exchange or quoted on the Nasdaq National Market. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. These rules generally have the result of reducing trading in such stocks, restricting the pool of potential investors for such stocks, and making it more difficult for investors to sell their shares once acquired. Prior to a transaction in a penny stock, a broker-dealer is required to:

•	deliver to a prospective investor a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market;

•	provide the prospective investor with current bid and ask quotations for the penny stock;

•	explain to the prospective investor the compensation of the broker-dealer and its salesperson in the transaction;

•	provide investors monthly account statements showing the market value of each penny stock held in the their account; and

•	make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

These requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that is subject to the penny stock rules. Since our common stock is subject to the penny stock rules, investors in our common stock may find it more difficult to sell their shares.

As a foreign private issuer, we are exempt from certain informational requirements of the Exchange Act to which domestic United States issuers are subject.

As a foreign private issuer we are not required to comply with all of the informational requirements of the Exchange Act. As a result, there may be less information concerning our company publicly available than if we were a domestic United States issuer. In addition, our officers, directors and principal shareholders are exempt from the reporting and short profit provisions of Section 16 of the Exchange Act and the rules promulgated thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell shares of our common stock. See “Additional Information”.

As we are a Canadian company with most of our assets and key personnel located outside of the United States, you may have difficulty in acquiring United States jurisdiction or enforcing a United States judgment against us, our key personnel or our assets.

We are a Canadian company organized under the Business Corporations Act (Alberta). Many of our assets and certain of our key personnel, including our directors and officers, reside outside of the United States. As a result, it may be difficult or impossible for you to effect service of process within the United States upon us or any of our key personnel, or to enforce against us or any of our key personnel judgments obtained in United States’ courts, including judgments relating to United States federal securities laws. In addition, Canadian courts may not permit you to bring an original action in Canada or recognize or enforce judgments of United States’ courts obtained against us predicated upon the civil liability provisions of the federal securities laws of the United States or of any state thereof. Furthermore, because the majority of our assets are located in Canada, it would be extremely difficult to access those assets to satisfy any award entered against us in a United States court. Accordingly, you may have more difficulty in protecting your interests in the face of actions taken by our management, members of our board of directors or our controlling shareholders than you would otherwise as shareholder in a Unites States public company.

We do not intend to pay any common stock dividends in the foreseeable future.

We have never declared or paid a dividend on our common stock and, because we have very limited resources and a substantial accumulated deficit, we do not anticipate declaring or paying any dividends on our common stock in the foreseeable future. Rather, we intend to retain earnings, if any, for the continued operation and expansion of our business. It is unlikely, therefore, that the holders of our common stock will have an opportunity to profit from anything other than potential appreciation in the value of our common shares held by them. If you require dividend income, you should not rely on an investment in our common stock. See “Dividend Policy”.

Future issuances of our common stock may depress our stock price and dilute your interest.

We may issue additional shares of our common stock in future financings or grant stock options to our employees, officers, directors and consultants under our stock incentive plan. Any such issuances could have the affect of depressing the market price of our common stock and, in any case, would dilute the percentage ownership interests in our company by our shareholders. In addition, we could issue serial preferred stock having rights, preferences and privileges senior to those of our common stock, including the right to receive dividends and/or preferences upon liquidation, dissolution or winding-up in excess of, or prior to, the rights of the holders of our common stock. This could depress the value of our common stock and could reduce or eliminate amounts that would otherwise have been available to pay dividends on our common stock (which are unlikely in any case) or to make distributions on liquidation. See “Share Capital”.

CAUTIONARY NOTICE REGARDING FORWARD LOOKING STATEMENTS

This prospectus, press releases and certain information provided periodically in writing or orally by our officers or our agents contain statements which constitute forward-looking statements. The words “may”, “would”, “could”, “expect”, “estimate”, “anticipate”, “believe”, “intend”, “plan”, “goal”, and similar expressions and variations thereof are intended to specifically identify forward-looking statements. These statements appear in a number of places in this prospectus and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of us, our directors or our officers, with respect to, among other things: (i) our liquidity and capital resources, (ii) our financing opportunities and plans, (iii) our ability to attract customers to generate revenues, (iv) competition in our business segment, (v) market and other trends affecting our future financial condition or results of operations, (vi) our growth strategy and operating strategy, and (vii) the declaration and/or payment of dividends.

Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Factors that may cause such differences include, among others, those discussed in the “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections. Except as required by law, we undertake no obligation to update any of the forward-looking statements in this prospectus after the date hereof.

MARKET INFORMATION

The following table sets forth certain information regarding the price history of our common shares, including (i) annual high and low market prices for each of the five most recent fiscal years, (ii) quarterly high and low market prices for each full quarter of the two most recent fiscal years, and (iii) monthly high and low market prices for each month of the six most recent months. The prices have been adjusted to reflect a one-for-three common share consolidation effective May 3, 2005.

At present and since May 3, 2005, our common shares are quoted solely on the United States OTC Bulletin Board, under the symbol “VCTPF” (formerly “NTTRF”). Effective May 3, 2005, we changed our name from Nettron.com, Inc. to Valcent Products Inc. and delisted our common shares from the TSX Venture Exchange, where we had been trading under the symbol “NTT.H”, maintaining only our listing only on the OTC Bulletin Board. Prior to our delisting from the TSX Venture Exchange we had been quoted thereon under the symbol “NTT.H” from August 18, 2003 though May 2, 2005, “NTT.T” from February 18, 2003 to August 17, 2003 and “NTT” prior to February 18, 2003.

	OTC Bulletin Board (USD)		TSX Venture Exchange (CND)
Period	High	Low	High	Low
Fiscal year ended March 31,
2002	$0.750	$0.033	$1.35	$0.060
2003	$0.300	$0.009	$1.17	$0.030
2004	$0.075	$0.0144	$0.090	$0.030
2005*	$0.600	$0.030	$0.555	$—
2006	$0.950	$0.250	$—	$—

Quarter ended
June 30, 2003	$0.075	$0.075	$0.060	$0.030
September 30, 2003	$0.075	$0.030	$0.060	$0.030
December 31, 2003	$0.075	$0.030	$0.090	$0.060
March 31, 2004	$0.060	$0.0144	$0.090	$0.090
June 30, 2004	$0.030	$0.030	$0.090	$0.075
September 30, 2004*	$0.033	$0.030	$—	$—
December 31, 2004*	$0.060	$0.033	$—	$—
March 31, 2005*	$0.600	$0.033	$—	$—
June 30, 2005	$0.650	$0.360	$—	$—
September 30, 2005	$0.570	$0.400	$—	$—
December 31, 2005	$0.750	$0.410	$—	$—
March 31, 2006	$0.606	$0.033	$—	$—

Month ended
December 31, 2005	$0.450	$0.410	$—	$—
January 31, 2006	$0.500	$0.300	$—	$—
February 28, 2006	$0.570	$0.450	$—	$—
March 31, 2006	$0.880	$0.520	$—	$—
April 30, 2006	$0.409	$0.303	$—	$—
May 31, 2006	$0.500	$0.410	$—	$—

*
Historical price information for shares of our common stock traded on the TSX Venture Exchange between September 2004 and May 2005 could not reasonably be obtained. We voluntarily delisted from then TSX Venture Exchange on May 3, 2005.

USE OF PROCEEDS

We will receive no proceeds from the resale of our common stock in this offering. We may, however, receive proceeds upon the exercise of some or all of the warrants. If the warrants are exercised in full, we would receive USD$2,655,054.25 in proceeds. However, we may never actually receive these proceeds because (i) the warrants carry a “net cashless” exercise feature allowing the holders thereof, under certain limited circumstances, to exercise the warrants without payment of the stated exercise price, and (ii) the exercise price of some or all of the warrants may at any given time be above the current market price of our common stock, and therefore the warrants may never be exercised, or, if they are exercised, but not for some time, it would not be until then that we receive any such proceeds.

If all of the warrants are exercised, we would realize approximately USD$2,655,054.25 in net proceeds, and although subject to adjustment, we intend to use the net proceeds from this offering as follows:

Product Development and marketing	$2,400,000
Other Working Capital Needs	$255,054
Total Net Proceeds	$2,655,054

The amounts that we actually expend on each of the items listed above will vary significantly depending on a number of factors, including our future results of operations. As a result, we retain broad discretion in the allocation of the net proceeds of this offering. Pending the use of any proceeds as discussed above, we intend to invest these funds in short-term, interest-bearing investment-grade obligations or accounts.

DIVIDEND POLICY

We have never declared or paid any cash dividends on shares of our common stock and we do not anticipate declaring or paying any cash dividends in the foreseeable future. The decision to declare any future cash dividends will depend upon our results of operations, financial condition, current and anticipated cash needs, contractual restrictions, restrictions imposed by applicable law and other factors that our board of directors deem relevant. Payment of any future cash dividends will be at the discretion of our board of directors.

CAPITALIZATION

As of June 21, 2006 our authorized share capital consisted of an unlimited number of common shares, without par value, and an unlimited number of preferred shares, without par value, of which 19,537,933 common shares and no preferred shares have been issued. As of June 21, 2006, we also had approximately $100,000 of cash on hand.

During the period of July 25, 2005 through August 5, 2005, to finance the purchase of our product license and to provide working capital for our development, we consummated a series of related private offering transactions with and among a syndicated group of institutional and other investors pursuant to which we agreed to issue, in the aggregate, USD$1,277,200 in 8% per annum convertible notes and three year warrants to acquire (i) up to 1,702,924shares of common stock at prices per share of between USD$0.40 and USD$0.50, and (ii) up to an additional 1,702,924shares of common stock at prices per share of between USD$0.90 and USD$1.00. Subject to certain limitations on amount, the principal amount of the notes, together with any accrued interest may be converted into shares of our common stock at the lesser of (i) 70% of the average of the five lowest closing bid prices for the common stock for the ten trading days prior to conversion, or (ii) USD$0.55. The convertible notes carry a redemption feature which allows us to retire them, in whole or in part, for an amount equal to 130% of that portion of the face amount being redeemed, but only in the event that our common shares have a closing price of USD$1.50 per share for at least twenty consecutive trading days and there has otherwise been no default. The common stock purchase warrants carry a “net cashless” exercise feature allowing the holder thereof, under certain limited circumstances, to exercise the warrants without payment of the stated exercise price, but rather solely in exchange for the cancellation of that number of common shares into which such warrants are exercisable. In conjunction with these private offering transactions we also paid a finders’ fees of (i) USD$127,720 in cash, representing 10% of the gross proceeds realized, (ii) 425,735 shares of common stock, (iii) three year warrants to purchase up to 255,440 shares of common stock at a price per share of USD$0.50 and (iv) three year warrants to purchase up to 425,733 shares of common stock at a price per share of USD$0.75.

On April 6, 2006, in order to retire certain short-term obligations and existing liabilities and to provide additional general corporate and working capital to pursue our business plan, we consummated a follow-on private offering transaction with and among a syndicated group of institutional investors, pursuant to which we issued, in the aggregate, USD$551,666 in 8% per annum convertible notes and three year warrants to acquire (i) up to 735,544 shares of our common stock at a price per share of USD$0.40, and (ii) up to an additional 735,544 shares of our common stock at a price per share of USD$0.90. Subject to certain limitations, the principal amount of the notes, together with any accrued interest may be converted into shares of our common stock at the lesser of (i) seventy percent (70%) of the average of the five lowest closing bid prices for our common stock for the ten trading days prior to conversion, or (ii) USD$0.55. The convertible notes carry a redemption feature which allows us to retire them, in whole or in part, for an amount equal to 130% of that portion of the face amount being redeemed, but only in the event that our common shares have a closing price of USD$1.50 per share for at least twenty consecutive trading days and there has otherwise been no default. The common stock purchase warrants carry a “net cashless” exercise feature allowing the holder thereof, under certain limited circumstances, to exercise the warrants without payment of the stated exercise price, but rather solely in exchange for the cancellation of that number of common shares into which such warrants are exercisable. In conjunction with these private offering transactions we also paid a finders’ fees of (i) USD$55,166 in cash, representing 10% of the gross proceeds realized, (ii) 183,886 shares of common stock, (iii) three year warrants to purchase up to 110,320 shares of common stock at a price per share of USD$0.50 and (iv) three year warrants to purchase up to 183,867 shares of common stock at a price per share of USD$0.75.

As part of these financing transactions, we granted certain registration rights to each of the investors and finders pursuant to which we became committed to registering all of the shares issued as part of such transactions, including those issuable upon conversion of the notes and exercise of the warrants, by filing a registration statement on Form F-1 covering such shares within sixty days of the closing date of the July 25, 2005 through August 5, 2005 transactions, and within fourteen days of the closing date of the April 6, 2006 transaction. Under the terms the registration provisions of the July 25, 2005 through August 5, 2005 transactions, we had until January 25, 2006 to cause such registration statement to be declared effective by the SEC, and under the terms of the registration provisions of the April 6, 2006 transaction, we had until June 5, 2006. In accordance with the terms of the registration provisions of both transactions any delays in meeting our obligations subject us to liability in an amount, payable in cash, at a rate of 2% of the outstanding amount on the convertible notes per thirty day period for the duration of any such delay

On April 6, 2006 we reached a verbal agreement with the syndicated group of institutional and other investors, wherein we agreed to convert the accruing penalties associated with the July 25, 2005 through August 5, 2005 transactions, an aggregate of USD$82,200, into convertible penalty notes carrying terms similar to those notes issued in the original series of private offering transactions, and in addition to issue each investor one three year penalty warrant for each USD$0.75 of penalties owed to purchase, in the aggregate, up to an additional 109,600 shares of common stock at a price per share of USD$0.75. As part of this verbal agreement we also granted certain additional registration rights to each of the investors pursuant to which we became committed to registering all of the shares issued as part of the July 25, 2005 through August 5, 2005 transactions as well as all of the shares issued in satisfaction of the accruing penalties within fourteen days of the closing date of the April 6, 2006 transaction, or by April 20, 2006, and to cause such registration statement to be declared effective by the SEC by June 5, 2006.

In accordance with both the terms of registration provisions of the July 25, 2005 through August 5, 2005 transactions, as modified by the verbal agreement, and the April 6, 2006 transaction any delays in meeting our obligation to file a registration statement by April 20, 2006 subject us to liability in the form of a reduction in the exercise price of the Class A and Class B warrants issued as part of such transactions in an amount of USD$0.10 per week for the duration of any such delay.

Our registration statement on Form F-1 was originally filed with the SEC on April 27, 2006, which delay resulted in a reduction in the exercise price of the Class A and Class B warrants issued as part of the July 25, 2005 through August 5, 2005 and April 6, 2006 transactions from USD$0.50 and USD$1.00 to USD$0.40 and USD$0.90, respectively. Moreover, as of the date of this prospectus we are accruing penalties at a rate of 2% per thirty day period for having failed to have our registration statement declared effective by June 5, 2006. As of June 30, 2006 we have accrued USD$22,833.50, in penalties under the terms of the registration provisions of each of the July 25, 2005 through August 5, 2005 and April 6, 2006 transactions, exclusive of those penalties previously converted into convertible penalty notes and warrants. The penalties which we have accumulated to date, and any penalties which we may accumulate for future delays, will negatively affect our business, financial condition and results of operations, leading to a corresponding reduction in our net income and the likelihood of a net loss for the year in which they are incurred. The delays in meeting our registration obligations are a consequence, among other reasons, of ongoing delays resulting from our having recently undergone a significant restructuring and change in business direction, and the unavailability of certain information necessary for preparing the filing. Our management is hopeful that we will cause our registration statement to be declared effective in the near future.

As of the date of this prospectus, we have outstanding options to acquire up to 1,350,000 shares of our common stock issued pursuant to our two incentive stock option plans, consisting of (i) a fully vested option to acquire up to 100,000 shares of our common stock at a price per share of USD$0.45 and expiring on October 17, 2007, (ii) a fully vested option to acquire up to 200,000 shares of our common stock at a price per share of USD$0.50 and expiring on October 17, 2006, (iii) a fully vested option to acquire up to 300,000 shares of our common stock at a price per share of USD$0.50 and expiring on February 11, 2011, and (iv) a number of unvested options to acquire up to 750,000 shares of our common stock a price per share of USD$0.60, each of which are subject to various vesting requirements, contingent upon continued employment and 400,000 of which are expected to vest over the next year.

As of the date hereof, we have outstanding common stock purchase warrants to acquire up to an additional 5,254,030 shares of our common stock at prices per share ranging from USD$0.40 to USD$1.00. Each common stock purchase warrant is exercisable for a period of three years, expiring between July 25, 2008 and April 5, 2009. We also granted certain registration rights to each of the warrant holders pursuant to which we became committed to registering all of the shares issuable upon exercise of such warrants. In accordance with the terms of the registration provisions, for the duration of any period during which we fail to timely file a registration statement, or cause such registration statement to be declared or remain effective, each of the outstanding warrants is exercisable on a “net cashless” basis, which means that they can be exercised without payment of the stated exercise price solely in exchange for cancellation of that number of commons shares into which the warrant is exercisable. The number of shares for which any such warrant would be cancelled under a net cashless exercise would be the number of shares having a then current market value equal to the aggregate exercise price of the warrant, in whole or in part, based on its stated exercise price.

This prospectus relates to the resale of up to 10,681,699 shares of our common stock by certain persons who are either our shareholders, affiliates, holders of promissory notes convertible into shares of our common stock, holders of warrants to purchase shares of our common stock or any combination thereof. Upon completion of this offering, we will have (i) 30,219,638 shares of common stock issued and outstanding, and (ii) options to acquire up to 1,350,000 shares of our common stock. We will not receive any proceeds from the sale of our shares by the selling shareholders or upon the conversion of any promissory notes held by our shareholders. If the warrants are exercised in full, we would receive proceeds of USD$2,655,054.25. However, we may never actually receive these proceeds because (i) the warrants carry a “net cashless” exercise feature allowing the holders thereof, under certain limited circumstances, to exercise the warrants without payment of the stated exercise price, and (ii) the exercise price of some or all of the warrants may at any given time be above the current market price of our common stock, and therefore the warrants may never be exercised, or if they are exercised, but not for some time, it would not be until then that we receive any such proceeds.

DILUTION

Our net tangible book value on December 31, 2005 was approximately ($1,332,303), equivalent to approximately ($0.0844) per share, based on our 15,787,835 shares of common stock then issued and outstanding. Net tangible book value per ordinary share represents the total amount of our tangible net assets reduced by the amount of our liabilities and divided by the number of our issued and outstanding common shares.

Because the number of shares issuable upon conversion of the promissory notes and exercise of the warrants held by our selling shareholders is in excess of the net tangible book value per share of our common stock, such conversion is not, nor would be, dilutive to our existing shareholders.

SELECTED FINANCIAL DATA

The following selected financial data has been derived from our audited financial statements and related notes for the preceding five years and has been prepared and presented in accordance with Canadian GAAP. Effective March 24, 2004, we disposed of our interest in Nettron Media Group, formerly our wholly-owned subsidiary. The comparative financial results of Nettron Media Group for the year ended March 31, 2004 have been segregated and presented as discontinued operations on the Statements of Operations and Deficit and Cash Flows in our audited financial statements. Effective January 1, 2001, we sold our interest in two wholly-owned subsidiaries, Bikestar Rentals Inc. and Arizona Outback Adventures, LLC, the comparative financial results of which, from the date of acquisition, have been segregated and presented as discontinued operations on the Statements of Operations and Deficit and Cash Flows in our audited financial statements. The assets and liabilities of Bikestar Rentals Inc. and Arizona Outback Adventures, LLC for periods prior to disposition have not been segregated in the Balance Sheets. For comparative purposes the selected financial data for the years ended March 31, 2001, 2002, 2003, 2004 and 2005 is also presented as though it were prepared under United States GAAP. Our audited financial statements for the year ended March 31, 2005 have been prepared in accordance with Canadian GAAP, which, as set forth in Note 8, conform in all material respects with those of the United States and with the requirements of the SEC.

Valcent Products Inc.	March 31,	March 31,	March 31,	March 31,	March 31,
Selected Financial Data	2005	2004	2003	2002	2001
(Expressed in Canadian Dollars)	12 Months	12 Months	12 Months	12 Months	12 Months

Net Operating Revenues per
Canadian and U.S. GAAP	$0.00	$0.00	$0.00	$0.00	$0.00

Loss (Income) from operations	$45,694	$25,885	$(81,637)	$123,144	$1,376,165

Loss (Income) from operations
U.S. GAAP	$45,694	$25,885	$(81,637)	$123,144	$1,550,594

Loss (Income) from continued
operations per Canadian GAAP	$45,694	$25,885	$(82,433)	$136,885	$1,308,481

Loss (Income) from discontinued
operations per Canadian GAAP	$45,694	$(2,238)	$(0.00)	$0.00	$268,605

Net (Income) loss per Canadian
GAAP	$45,694	$23,647	$(82,433)	$136,885	$1,577,086

Loss from continued operations per
U.S. GAAP	$45,694	$25,885	$(82,433)	$136,885	$1,482,910

Loss from discontinued operations
per U.S. GAAP	$0.00	$(2,238)	$0.00	$0.00	$518,284

Net loss per U.S. GAAP	$15,694	$23,647	$(82,433)	$136,885	$2,001,194

Loss (Income) per share from
continued operations, Canadian
GAAP	$0.01	$0.01	$(0.01)	$0.02	$0.21

Loss per share from discontinued
operations, Canadian GAAP	$0.00	$(0.00)	$0.00	$0.00	$0.04

Loss (Income) per share after
discontinued operations,
Canadian GAAP	$0.01	$0.01	$(0.01)	$0.02	$0.25

Loss (Income) per share from
continued operations, U.S. GAAP	$0.01	$0.01	$(0.01)	$0.02	$0.25

Loss (Income) per share from
discontinued operations, U.S.
GAAP	$0.00	$0.01	$0.00	$0.00	$0.09

Loss (Income) per share after
discontinued operations, U.S.
GAAP	$0.01	$0.01	$(0.01)	$0.02	$0.34

Share capital per Canadian GAAP	$2,999,420	$2,999,420	$2,999,420	$2,999,420	$2,999,420

Share capital per U.S. GAAP	$2,999,420	$2,999,420	$3,383,540	$3,383,540	$3,383,540

Common shares issued	6,435,374	6,435,374	6,435,374	6,435,374	6,715,374

Weighted average shares
outstanding per Canadian GAAP	6,435,374	6,435,374	6,435,374	6,447,041	6,184,074

Weighted average shares
outstanding per U.S. GAAP	6,435,374	6,435,374	6,435,374	6,447,041	5,904,074

Total Assets per Canadian GAAP	$936	$2,059	$18,866	$24,527	$176,993

Total Assets per U.S. GAAP	$936	$2,059	$18,866	$24,527	$176,993

Net assets (liabilities) per Canadian
GAAP	$(237,950)	$192,256	$(168,609)	$(251,042)	$(114,157)

Net assets (liabilities) per U.S.
GAAP	$(237,950)	$192,256	$(168,609)	$(251,042)	$(114,157)

Convertible debentures (current
and long term portions) per U.S.
GAAP )	$0.00	$0.00	$0.00	$0.00	$0.00

Cash Dividends Declared per
common shares, Canadian and
U.S. GAAP	$0.00	$0.00	$0.00	$0.00	$0.00

Exchange Rates (CND to USD)
Period Average	$0.7824	$0.7393	$0.6797	$0.6388	$0.6650

Exchange Rates (CND to USD)	Period	Period
for six most recent months	High	Low

December 2005	$0.8748	$0.8507
January 2006	$0.8746	$0.8475
February 2006	$0.8788	$0.8610
March 2006	$0.8850	$0.8512
April 2006	1.1712	0.8496
May 2006	1.1275	0.8869

Exchange Rate (CND to USD)
June 29, 2006	$1.1245

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition, results of operations and liquidity should be read in conjunction with our “Selected Financial Data”, audited financial statements for the year ended March 31, 2005, unaudited financial statements for the nine months ended December 31, 2005 and the related notes included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our outlook, our expectations regarding the future performance of our business and any non-historical statement contained herein are forward-looking statements. See “Cautionary Notice Regarding Forward-Looking Statements”. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth in the following discussion and in the “Risk Factors” and “Business” sections included elsewhere in this prospectus.

BACKGROUND

We are a development stage company focusing on the refinement and manufacture of three lines of unrelated potential consumer retail products, two of which we anticipate to begin marketing and distributing prior to the conclusion of the current fiscal year, and the third prior to the conclusion of the subsequent fiscal year. Since our organization in 1996, we have commenced and ceased operations in connection with a series of now abandoned businesses, the last of which was a web-based interactive dating service conducted through a wholly-owned subsidiary, Nettron Media Group Inc., which we operated from May 8, 1999 through March 24, 2004, when that business was discontinued and abandoned, and from which we generated no revenues. As reflected in Note 3 to our audited financial statements for the year ended March 31, 2005 included elsewhere in this prospectus, we did realized a gain on the disposal of these discontinued operations in the amount of $2,238.

During the period from March 24, 2004 through the year ended March 31, 2005, we had no meaningful operations and focused exclusively on identifying and adopting a suitable business plan and securing appropriate financing for its execution.

On April 15, 2005 we changed our name to Valcent Products Inc. to reflect a newly adopted business plan. Effective May 3, 2005, and in order to render our capital structure more amenable to contemplated financing, we effected a consolidation of our common shares on a one-for-three-basis. Unless otherwise noted, all references to the number of common shares in this prospectus are stated on a post-consolidation basis.

OVERVIEW

On July 29, 2005, we entered into a series of related definitive agreements with MK Enterprises LLC (“MK”), an entity controlled by Malcolm Glen Kertz, our current Chief Executive Officer, acting President, Chairman and a member of our board of directors, including:

(i)
a master license agreement for a term continuing so long as royalty payments continue to be made as required for the exclusive worldwide marketing and distribution rights to three unrelated and proprietary potential consumer retail products that had previously been developed (the “MK Master License”), certain of which are patent pending by MK, including the Nova Skin Care System, the Dust WolfTM, and the Tomorrow Garden TM Kit (collectively, and together with any improvements thereon, the “Initial Products”) each of which are described in fuller detail elsewhere in this prospectus. See “Business—Potential Products” and “Business—Intellectual Property”;

(ii)
the MK Master License also includes a license for a term continuing so long as royalty payments continue to be made as required for the exclusive worldwide marketing and distribution rights to any ancillary products developed and sold for use by consumers in connection with the Initial Products (the “Initial Ancillaries”);

(iii)
a product development agreement pursuant to which we were granted a right for an initial period of five years to acquire a license for a term continuing so long as royalty payments continue to be made as required for the exclusive worldwide marketing and distribution rights to any new products developed by MK (any such products, collectively, the “Additional Products”, and, the agreement itself, the “MK Product Development Agreement”);

(iv)
the MK Product Development Agreement also includes a license for a term continuing so long as royalty payments continue to be made as required for the exclusive worldwide marketing and distribution rights to any ancillary products developed and sold for use by consumers in connection with the Additional Products (the “Additional Ancillaries”); and

(v)
a related services agreement pursuant to which MK shall provide consulting support in connection with the Initial Products, the Initial Ancillaries, the Additional Products and the Additional Ancillaries (the “MK Consulting Agreement”), in exchange for the following:

•	20,000,000 shares of our common stock;

•	a one-time USD$125,000 license fee;

•	reimbursement for USD$125,000 in development costs associated with each of the Initial Products since March 17, 2005;

•	consulting fees of USD$156,000 per year, payable monthly in advance; and

•	the greater of the following, payable annually beginning in the second license year:

(i) USD$400,000; or

(ii)  the aggregate of the following:

•	subject to a minimum amount of USD$37,500 per Initial Product during the second year of the MK Master License, and USD$50,000 each year thereafter, continuing royalties payable quarterly at a rate of:

: USD$10.00 per Nova Skin Care System unit sold;

: USD$2.00 per Dust WolfTM unit sold;

: 4.5% of annual net sales of the Tomorrow GardenTM Kit; and

: 3% of annual net sales of Initial Ancillaries.

•	a one-time USD$50,000 license fee for each Additional Product licensed (except for one pre-identified product); and

•
subject to a minimum amount of USD$50,000 per year commencing with the second year of each corresponding license, continuing royalties of 4.5% of annual net sales and 3% on annual net sales of any Additional Ancillaries.

To finance our obligations under the MK Agreements, and to provide working capital to pursue our business plan, during the period of July 25, 2005 through August 5, 2005, we consummated a series of related private offering transactions with and among a syndicated group of institutional and other investors pursuant to which we issued, in the aggregate, USD$1,277,200 in 8% per annum convertible notes and three year warrants to acquire (i) up to an aggregate of 1,702,924 shares of common stock at prices per share of between USD$0.40 and USD$0.50, and (ii) up to an additional 1,702,924 shares of common stock at prices per share of between USD$0.90 and USD$1.00.

PLAN OF OPERATIONS

From inception we have generated minimal revenues from our business operations and have traditionally met our ongoing obligations by raising capital through external sources of financing. At present, we do not believe that our current financial resources are sufficient to meet our working capital needs in the near term or over the next twelve months and, accordingly, we will need to secure additional external financing to continue our operations. We anticipate raising additional capital though further private equity or debt financings and shareholder loans. If we are unable to secure such additional external financing, we may not be able to meet our obligations as they come due or to fully implement our intended plan of operations, as set forth below, raising substantial doubts as to our ability to continue as a going concern.

Our plan of operations over the course of the next twelve months is to focus on the continued development, marketing and distribution of each of our lines of potential consumer retail products. In connection therewith and for each of our potential product lines:

•
Eric Enciso, our Chief Operating Officer, Valcent Manufacturing Ltd., is responsible for overseeing all aspects of our operations, manufacturing, production and product fulfillment activities. He will also act as our primary liaison with Solid Integrations, LLC;

•
Jack Potts, our Director of Sales and Marketing, Valcent Manufacturing Ltd., is responsible for formulating, managing and overseeing all aspects our marketing strategies, including our retail, infomercial and cable television shopping network strategies and sales. He will also be responsible for be responsible for working with our advertising agencies in facilitating our entry and sustainability in the direct-response, online and consumer retail marketing segments; and

•
Forrest Ely, our Director of New Product Development, Valcent Manufacturing Ltd., under the direction of M. Glen Kertz, our acting President and Chief Executive Officer, is responsible for the design and engineering and overall product development, including the procurement of certain materials and components necessary for manufacture and assembly, of our existing potential products. He will also be responsible for new potential product research and development and design.

More specifically, our plan of operations with respect to each of our lines of potential consumer retail products includes:

Nova Skin Care System

Our Nova Skin Care System is presently in the production ramp-up phase.

We are currently in the process of finalizing an agreement with Solid Integrations, LLC, located in the city of Ciudad Juarez, Chihuahua, Mexico, for the manufacture and assembly of our Nova Skin Care System. All of the raw material components, tooling and fixtures, as well as the packaging and the associated creams and lotions that will be included with the Nova Skin Care System have been procured or ordered. We have retained Arizona Natural Resources, Inc. a private label and contract cosmetic manufacturing firm, located in Phoenix, Arizona, to formulate and manufacture the creams and lotions which will be included with our Nova Skin Care System, and once complete all of the finished products will be shipped to our warehouse and distribution center in El Paso, Texas, and then exported to Solid Integrations in Chihuahua, Mexico, for final assembly and packaging. We have already received our initial raw material component shipments and have exported such components to Solid Integrations in preparation for our Nova Skin Care System production pilot. Our initial production pilot commenced on June 12, 2006, and we anticipate the initial production run of approximately 70,000 units to be completed by August 2006.

As of the date of this prospectus we have invested approximately USD$750,000 in this phase of our operations, and anticipate that an additional investment of approximately USD$8,176,000 will be required for the purchase of raw materials, capital equipment and fulfillment over the course of the next twelve months.

We are also presently preparing for the producing an infomercial revenue driver which we anticipate will on-air sometime in late August early September 2006. We have selected a Hawthorne Direct, a full service direct response television advertising agency for this purpose, and initial concepts have been drafted and agreed upon. We are currently negotiating and reviewing the terms of an agreement with Hawthorne Direct and anticipate actual production to begin in late July 2006.

As of the date of this prospectus we have invested approximately USD$45,000 in this phase of our operations, and anticipate making additional investment of approximately USD$2,800,000 to cover the estimated actual production costs and media buys through April 30, 2007.

We anticipate that the revenue derived from our August 2006 infomercial presence will represent our first revenue from operations.

We are also in the beginning stages of developing contacts with and introducing our Nova Skin Care System line of products to several cable television shopping networks in the United States. We hope to negotiate a sales package with one such shopping network and to begin showcasing our Nova Skin Care System line of products thereon sometime within the next four to seven months. Based on the consumer dictated sales response from such activities, factory production will be modified to meet such any demand, and to regulate our “on-hand” inventory threshold, which is presently set at 20,000 units.

Dust WolfTM

Our Dust WolfTM is presently undergoing final engineering reviews and revisions and we anticipate a final fully-functioning production-level unit to be ready for review and final approval on or before July 15, 2006.

Once the Dust WolfTM has been approved, operating under a six-to-eight week lead time, we will begin to procure or order all of the raw material components, tooling and peripherals necessary for production ramp-up. We anticipate finalizing an agreement with Solid Integrations for the manufacture and assembly the Dust WolfTM shortly, and for our initial production pilot to commence on or before September 1, 2006, with the initial production run of approximately 50,000 units to be completed within an eight-to-ten week timeframe thereafter.

Budgetary projections for this phase of our operations are estimated at approximately USD$535,000 for material components, tooling and peripherals through August 2006.

In late September 2006, we plan to introduce the Dust WolfTM to the same cable television shopping networks that we are presently developing contacts with and introducing our Nova Skin Care System line to. We hope to negotiate a sales package with one such shopping network and to begin showcasing our Dust WolfTM thereon sometime in late December 2006.

We also plan to produce an infomercial revenue driver for our Dust WolfTM which we anticipate will air sometime in March 2007. Budgetary projections for this phase of our operations indicate are estimated at approximately USD$300,000 to cover the estimated actual production costs and an additional approximately USD$1,200,000 and to cover media buys through April 30, 2007.

Tomorrow GardenTM

Our Tomorrow GardenTM is presently in a very early conceptual, design and development phase and as such budgetary projections for this potential product have not yet been established. Tentatively, we plan to approach major retail chains regarding the marketing of our Tomorrow GardenTM in the third quarter of our fiscal year ending March 31, 2007, and to launch the Tomorrow GardenTM in late September 2007.

NINE MONTHS ENDED DECEMBER 31, 2005 COMPARED WITH NINE MONTHS ENDED DECEMBER 31, 2004

Operating Results

For the nine months ended December 31, 2005, we focused on completing (i) a series of related definitive agreements with MK Enterprises LLC, under which we acquired the exclusive worldwide marketing and distribution rights to three unrelated and proprietary potential consumer retail products, (ii) on the development and anticipated marketing of the potential consumer retail products acquired in the MK Agreements, and (ii) on a series of related private offering transactions with and among a syndicated group of institutional and other investors, pursuant to which we raised USD$1,277,200. We incurred losses from continued operations of $1,381,218 for the nine months ended December 31, 2005, as compared to $29,939 for the nine months ended December 31, 2004.

Revenues

For the nine months ended December 31, 2005, we had no revenues.

Operating Expenses

Investor relations fees increased approximately $467,362 for the nine months ended December 31, 2005, from $0 for the nine months ended December 31, 2004 as a result of charges pertaining to our issuances of USD$1,277,200 in convertible notes, including cash commissions to various finders of approximately $163,507, the issuance of 425,735 common shares to various finders at a deemed cost of approximately $285,242, approximately $8,000 in fees for advisory investor relations services by Steve McGuire, approximately $9,000 in fees to Nexus Relations Inc., an investment relations firm, and approximately $1,600 in fees to CCN Mathews, for financial and media press release services. Bank charges and interest expenses increased approximately $108,829 to approximately $108,962 for the nine months ended December 31, 2005 from approximately $133 for the nine months ended December 31, 2004 due to costs incurred in relation to our July 25, 2005 to August 5, 2005 private offering transactions.

Filing and transfer agent expenses increased approximately $22,468 to approximately $30,200 for the nine months ended December 31, 2005, from approximately $7,732 for the nine months ended December 31, 2004. The increase is primarily attributable to costs associated with our name change and our annual general meeting.

Management fees decreased approximately $500 to approximately $4,000 for the nine months ended December 31, 2005 from $4,500 for the nine months ended December 31, 2004. The decrease is primarily attributable to the ending of a contact for management services with one of out directors.

Potential product development expenses increased approximately $349,014 for the nine months ended December 31, 2005, from $0 for the nine months ended December 31, 2004. The increase is due to salaries paid to employees and consultants in connection with engineering issues related to our potential consumer retail products acquired in the MK Agreements.

Professional fees increased approximately $188,837 to approximately $203,512 for the nine months ended December 31, 2005 from approximately $14,675 for the nine months ended December 31, 2004. The increase is primarily attributable to costs associated with the preparation of the MK Agreements, our July 25, 2005 to August 5, 2005 private offering transactions, SEC reporting obligations, and for accounting, auditing and executive search services.

Stock option compensation expenses increased approximately $60,000 for the nine months ended December 31, 2005 from approximately $0 for the nine months ended December 31, 2004. The increase is due to costs associated with the preparation and amendment of our U.S. Stock Option Plan and the issuance of various options thereunder.

Rent expenses increased approximately $41,286 to approximately $41,786 for the nine months ended December 31, 2005 from approximately $4,500 for the nine months ended December 31, 2004. The increase is due to costs incurred for our additional leased office, product development, warehouse and distribution center space in El Paso, Texas.

Travel expenses increased approximately $51,052 for the nine months ended December 31, 2005 from $0 for the nine months ended December 31, 2004. The increase is primarily attributable to our increase in operating and financing activities.

Office and miscellaneous expenses increased approximately $61,216 to approximately $61,330 for the nine months ended December 31, 2005 from $114 for the nine months ended December 31, 2004. The increase is due to costs incurred in relation to our ramping up operations and outfitting our El Paso, Texas office.

Net Loss

Our reported loss increased approximately $1,338,190 to approximately $1,368,129 ($0.145 basic loss per share) for the nine months ended December 31, 2005 as compared to approximately $29,939 ($0.001 basic loss per share) for the same period ending December 31, 2004. The increase is largely a result of expenses associated with our having recently undergone a significant restructuring and change in business direction, as well as expenses associated financing activities, meeting our SEC reporting obligations, corporate governance and other compliance matters, and related professional service fees.

Liquidity and Capital Resources

Because we are organized in Canada, our December 31, 2005 unaudited financial statements have been prepared by our management in accordance with Canadian GAAP applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.

Our accumulated losses increased approximately $1,383,884 to approximately $4,605,499 for the nine months ended December 31, 2005 from approximately $3,221,615 for the nine months ended December 31, 2004, this increase is primarily due to costs incurred in relation our related definitive agreements with MK Enterprises LLC and ramping up our operations for the development and anticipated marketing of the potential consumer retail products acquired in the MK Agreements. Our working capital deficit increase approximately $1,110,107 to approximately $1,332,303 for the nine months ended December 31, 2005 from $222,196 for the nine months ended December 31, 2004. As described in Note 1 to our December 31, 2005 unaudited financial statements, these conditions raise substantial doubt as to our ability to continue as a going concern. While our unaudited financial statements do not include any adjustment that might arise from such uncertainty, had an audit been conducted in accordance with United States generally accepted auditing standards, the auditors would have been required to reflect these concerns in their audit report and would have included an explanatory paragraph in such report raising concern regarding our ability to continue as a going concern.

We did not raise any net cash proceeds from the sale and issuance of common stock during either of the nine months ended December 31, 2004 or 2005. We did raise approximately $1,597, 011 in net cash proceeds from the issuance of convertible debentures during the nine months ended December 31, 2005, as compared to $0 for the nine months ended December 31, 2004. Our financing activities during the nine months ended December 31, 2005 generated an increase of approximately $269,622 in cash to approximately $270,806 in cash, as compared to $1,184 for the nine months ended December 31, 2004. We did not purchase any capital assets during either of the nine months ended December 31, 2004 or 2005.

Our cash and cash equivalents increased approximately $270,975 to approximately $271,028, for the nine months ended December 31, 2005, as compared to approximately $53 for the nine months ended December 31, 2004.

For the nine months ended December 31, 2005 to finance our obligations arising under the MK Agreements, and to provide working capital to pursue our business plan, during the period of July 25, 2005 through August 5, 2005, we consummated a series of related private offering transactions with and among a syndicated group of institutional and other investors pursuant to which we issued, in the aggregate, USD$1,277,200 in 8% per annum convertible notes and three year warrants to acquire (i) up to 1,702,924shares of common stock at prices per share of between USD$0.40 and USD$0.50, and (ii) up to an additional 1,702,924shares of common stock at prices per share of between USD$0.90 and USD$1.00. Subject to certain limitations on amount, the principal amount of the notes, together with any accrued interest may be converted into shares of our common stock at the lesser of (i) 70% of the average of the five lowest closing bid prices for the common stock for the ten trading days prior to conversion, or (ii) USD$0.55. The convertible notes carry a redemption feature which allows us to retire them, in whole or in part, for an amount equal to 130% of that portion of the face amount being redeemed, but only in the event that our common shares have a closing price of USD$1.50 per share for at least twenty consecutive trading days and there has otherwise been no default. The common stock purchase warrants carry a “net cashless” exercise feature allowing the holder thereof, under certain limited circumstances, to exercise the warrants without payment of the stated exercise price, but rather solely in exchange for the cancellation of that number of common shares into which such warrants are exercisable.

In connection with the financing described above, compensation in the form of finder’s fees was paid which consisted in the aggregate of the following:

•	USD$127,720 in cash, representing 10% of the gross proceeds realized;

•	425,735 shares of our common stock;

•	three year warrants to purchase up to 255,440 shares of our common stock at a price of USD$0.50; and

•	three year warrants to purchase up to 425,733 shares of our common stock at a price of USD$0.75.

As part of the financing transaction, we also granted certain registration rights to each of the investors and finders pursuant to which we became committed to registering all of the shares issued as part of such transactions, including those issuable upon conversion of the notes and exercise of the warrants, by filing a registration statement on Form F-1 covering such shares within sixty days of the closing date, or by September 27, 2005. Under the terms of the registration provisions, we had until January 25, 2006 to cause such registration statement to be declared effective by the SEC, with any delays in meeting this obligation subjecting us to liability in an amount, payable in cash, at a rate of 2% of the outstanding amount on the convertible notes per thirty day period for the duration of any such delay.

As a consequence, among other reasons, of ongoing delays resulting from our having recently undergone a significant restructuring and change in business direction, and the unavailability of certain information necessary for preparing our filing we experienced delays in meeting our registration obligation under the terms of the series of related private offering transactions. As a result, on April 6, 2006, we reached a verbal agreement with the syndicated group of institutional and other investors, wherein we agreed to convert the accruing penalties associated with the July 25, 2005 through August 5, 2005 transactions, an aggregate of USD$82,200, into convertible penalty notes carrying terms similar to those notes issued in the original series of private offering transactions, and in addition to issue each investor one three year penalty warrant for each USD$0.75 of penalties owed to purchase, in the aggregate, up to an additional 109,600 shares of common stock at a price per share of USD$0.75. As part of this verbal agreement we also granted certain additional registration rights to each of the investors pursuant to which we became committed to registering all of the shares issued as part of the July 25, 2005 through August 5, 2005 transactions as well as all of the shares issued in satisfaction of the accruing penalties within fourteen days of the April 6, 2006 agreement, or by April 20, 2006, and to cause such registration statement to be declared effective by the SEC by June 5, 2006. Furthermore, in accordance with the verbal agreement, any delays in meeting our obligation to file a registration statement by April 20, 2006 subject us to additional liability in the form of a reduction in the exercise price of the Class A and Class B warrants issued as part of the original series of related private offering transactions in an amount of USD$0.10 per week for the duration of any such delay.

Our registration statement on Form F-1 was originally filed with the SEC on April 27, 2006, which delay resulted in a reduction in the exercise price of the Class A and Class B warrants issued as part of the July 25, 2005 through August 5, 2005 transactions from USD$0.50 and USD$1.00 to USD$0.40 and USD$0.90, respectively. Moreover, as of the date of this prospectus we are accruing penalties at a rate of 2% per thirty day period for having failed to have our registration statement declared effective by June 5, 2006. As of June 30, 2006 we have accrued USD$22,833.50, in penalties, exclusive of those penalties previously converted into convertible penalty notes and warrants. Our management is hopeful that we will cause such registration statement to be declared effective in the near future, however, the penalties which we have accumulated to date, and any penalties which we may accumulate for future delays, will negatively affect our business, financial condition and results of operations, including a corresponding reduction in our net income and the likelihood of a net loss for the year.

FISCAL YEAR ENDED MARCH 31, 2005, COMPARED WITH FISCAL YEAR ENDED MARCH 31, 2004

Operating Results

For the fiscal years ended March 31, 2005 and March 31, 2004, we incurred losses from continued operations of $45,694 and $25,885, respectively.

Revenues

For the fiscal year ended March 31, 2005, we had no revenues.

Operating Expenses

For the fiscal year ended March 31, 2005, we had no meaningful operations and focused exclusively on identifying and adopting a suitable business plan and securing appropriate financing for its execution. We expended $45,694 in our fiscal year ending March 31, 2005, as compared to $24,932 for fiscal year ending March 31, 2004. These expenses were comprised of management fees, professional and other fees and expenses associated with general corporate and securities regulatory compliance matters.

Amounts paid to or accrued to related parties for rent and management were consistent with recent historical amounts.

Net Loss

Our reported loss of $45,694 ($0.01 per share) for the fiscal year ended March 31, 2005 was in line with $23,647 ($0.01 per share) for the same period ending March 31, 2004.

Liquidity and Capital Resources

Because we are organized in Canada, our March 31, 2005 financial statements have been prepared in accordance with Canadian generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.

At March 31, 2005, we had accumulated losses totaling $3,237,370, as compared to $3,191,676 at March 31, 2004, and a working capital deficiency of $237,950, as compared to $192,256 at March 31, 2004. As described in Note 2 to our March 31, 2005 financial statements, these conditions raise substantial doubt as to our ability to continue as a going concern. While our financial statements for the fiscal year ended March 31, 2005 do not include any adjustment that might arise from this uncertainty, had the audit been conducted in accordance with United States generally accepted auditing standards, the auditors would have been required to reflect these concerns in their audit report and would have included an explanatory paragraph in such report raising concern about our ability to continue as a going concern.

We did not raise any net cash proceeds from the sale and issuance of common stock during either of the fiscal years ended March 31, 2004 or 2005. Our financing activities during the year ended March 31, 2005 generated ($50,966) in cash, as compared with ($99,579) for the same period ending March 31, 2004. We did not purchase any capital assets during the fiscal years ended either March 31, 2005 or 2004.

At March 31, 2005, we had cash and term deposits of $222, as compared with $0 at March 31, 2004.

SUBSEQUENT EVENTS

Subsequent to December 31, 2005, in order to retire certain short-term obligations and existing liabilities and to provide additional general corporate and working capital to pursue our business plan, on April 6, 2006, we consummated a follow-on private offering transaction with and among a syndicated group of institutional investors pursuant to which we issued, in the aggregate, USD$551,666 in 8% per annum convertible notes and three year warrants to acquire (i) up to 735,544 shares of our common stock at a price per share of USD$0.40, and (ii) up to an additional 735,544 shares of our common stock at a price per share of USD$0.90. Subject to certain limitations, the principal amount of the notes, together with any accrued interest may be converted into shares of our common stock at the lesser of (i) seventy percent (70%) of the average of the five lowest closing bid prices for our common stock for the ten trading days prior to conversion, or (ii) USD$0.55. The convertible notes carry a redemption feature which allows us to retire them, in whole or in part, for an amount equal to 130% of that portion of the face amount being redeemed, but only in the event that our common shares have a closing price of USD$1.50 per share for at least twenty consecutive trading days and there has otherwise been no default. The common stock purchase warrants carry a “net cashless” exercise feature allowing the holder thereof, under certain limited circumstances, to exercise the warrants without payment of the stated exercise price, but rather solely in exchange for the cancellation of that number of common shares into which such warrants are exercisable.

In connection with the financing described above, compensation in the form of finder’s fees was paid, which fees consisted in the aggregate of the following:

•	USD$55,166 in cash, representing 10% of the gross proceeds realized;

•	183,886 shares of our common stock;

•	three year warrants to purchase up to 110,320 shares of our common stock at a price of USD$0.50; and

•	three year warrants to purchase up to 183,867 shares of our common stock at a price of USD$0.75.

As part of the financing transaction, we also granted certain registration rights to each of the investors and finders pursuant to which we became committed to registering all of the shares issued as part of such transaction, including those issuable upon conversion of the notes and exercise of the warrants, by filing a registration statement on Form F-1 covering such shares within fourteen days of the closing date, or by April 20, 2006,and causing such registration statement to be declared effective by the SEC by June 5, 2006. In accordance with the terms of the registration provisions any delays in meeting our obligations subject us to liability in an amount, payable in cash, at a rate of 2% of the outstanding amount on the convertible notes per thirty day period for the duration of any such delay, and, furthermore, any delays in our filing of a registration statement by April 20, 2006 subject us to liability in the form of a reduction in the exercise price of the Class A and Class B warrants issued as part of such transaction in an amount of USD$0.10 per week for the duration of any such delay.

Our registration statement on Form F-1 was originally filed with the SEC on April 27, 2006, which delay resulted in a reduction in the exercise price of the Class A and Class B warrants issued as part of the April 6, 2006 transaction from USD$0.50 and USD$1.00 to USD$0.40 and USD$0.90, respectively. Moreover, as of the date of this prospectus we are accruing penalties at a rate of 2% per thirty day period for having failed to have our registration statement declared effective by June 5, 2006. As of June 30, 2006 we have accrued USD$18,388.50, in penalties, exclusive of those penalties previously converted into convertible penalty notes and warrants. Our management is hopeful that we will cause such registration statement to be declared effective in the near future, however, the penalties which we have accumulated to date, and any penalties which we may accumulate for future delays, will negatively affect our business, financial condition and results of operations, including a corresponding reduction in our net income and the likelihood of a net loss for the year.

Our plan of operations over the course of the next twelve months is to focus on the continued development, marketing and distribution of each of our lines of potential consumer retail products. With our Nova Skin Care System presently in the production ramp-up phase, we anticipate an initial run to be completed in August 2006, our Dust WolfTM is presently undergoing final engineering reviews and revisions and we anticipate an initial run to be completed by December 2006, and our Tomorrow GardenTM Kit is presently in the very early conceptual, design and development phase and we anticipate a launch in late September 2007.

We do not believe that our current financial resources are sufficient to meet our working capital needs over the next twelve months and, accordingly, we will need to secure additional external financing to continue our operations. We anticipate raising additional capital though further private equity or debt financings and shareholder loans. As of the date of this prospectus, we have not obtained commitments for any such financing, and there can be no assurance that we will be able to obtain any such commitments, or that, if we are able to obtain one or more such commitments, that they will be on terms favorable, or even acceptable, to us. If we are unable to secure such additional external financing, we may not be able to meet our obligations as they come due or to fully implement our intended plan of operations, raising substantial doubts as to our ability to continue as a going concern.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a material adverse affect on our financial condition or results of operations.

CONTRACTUAL OBLIGATIONS

As of December 31, 2005, we had the following known contractual obligations:

Payments Due By Period
Contractual Obligations	Total	Less Than 1 Year	1-3 Years	3-5 Years	More Than 5 Years
Long-Term Debt Obligations(1)	$1,828,866	$1,828,866
Other Contractual Obligations (2)	$6,393	$6,393
Operating Lease Obligations (3)	$95,100		$95,100
Total	$1,930,359

(1)
This obligation relates to the aggregate principal amount of USD$1,277,200 due under the terms of certain promissory notes issued in a series of a private offering transactions between July 25, 2005 and August 8, 2005, together with the aggregate principal amount of USD$551,666 due under the terms of certain promissory notes issued in a follow-on financing transaction on April 6, 2006.

(2)
This obligation relates to aggregate loan proceeds received from several of our directors and officers. These loans were undocumented and made without oral agreement as to interest rate payable, terms of repayment, security or any other matter.

(3)	Consists of an operating lease for our office spaces.

BUSINESS

OUR CORPORATE HISTORY AND DEVELOPMENT

We were originally incorporated on January 19, 1996 in accordance with the provisions of the Business Corporations Act (Alberta) as 681673 Alberta Ltd. By certificate of amendment dated March 13, 1996, we changed our name from 681673 Alberta Ltd. to Ironclad Systems Inc.

On October 23, 1996, we completed a public offering and our common shares commenced trading as a junior capital pool company on the Alberta Stock Exchange (later becoming part of the Canadian Venture Exchange which was thereafter acquired and renamed the TSX Venture Exchange). In connection with this public offering, we amended our certificate of incorporation, on August 19, 1996, to remove certain technical restrictions applicable only to privately held entities.

On June 30, 1998, we completed the acquisition of Good Times Roll Bicycle Rentals Inc., a bicycle rental business operating through hotels in Canada and the United States and originally incorporated on June 15, 1994 under the Company Act (British Columbia). We acquired 100% of the issued and outstanding common and preferred shares of Good Times Roll Bicycle Rentals Inc., in exchange for the issuance of 427,296 of our common shares and the execution of an assumption agreement by and among ourselves, Good Times Roll Bicycle Rentals Inc. and its creditors, pursuant to which we assumed, and settled through issuance of 160,000 common shares and $200,000 of convertible debentures, a total of $400,000 in debt owed by Good Times Roll Bicycle Rentals Inc.

Also on June 30, 1998, we completed the acquisition of Arizona Outback Adventures LLC, an Arizona limited liability company, originally organized on April 13, 1996, offering guided tours of Arizona that ranged from hiking and biking tours to multiple-day adventure eco-tours to the Grand Canyon. We acquired 100% of the shares of Arizona Outback Adventures LLC, for $1 plus the assumption of $9,054 in net liabilities.

By certificate of amendment dated June 30, 1998, we changed our name from Ironclad Systems Inc. to Bikestar Inc., and by certificate of amendment dated October 28, 1999, Good Times Roll Bicycle Rentals Inc. changed its name to Bikestar Rentals Inc.

In 1999, our management identified the internet as a preferred platform for our global consumer and business strategy and in response, on May 8, 1999, while still operating our bicycle rental and eco-tour businesses through Bikestar Rentals Inc., we incorporated Nettron Media Group Inc., as a wholly-owned subsidiary under the laws of the State of Texas. Nettron Media Group Inc. was a marketing enterprise focused on products and services that could be marketed through the internet as well as through traditional point of sale, telecommunications, voicemail and “bricks and mortar” business channels. Nettron Media Group Inc.’s primary focus had been Cupid’s Web, an interactive online dating and marketing service.

By certificate of amendment dated July 8, 1999, we changed our name from Bikestar Inc. to AdventurX.com, Inc., but, due to confusion with another company of similar name, on September 28, 1999, we again changed our name from AdventurX.com to Nettron.com, Inc.

On July 7, 2000, and in connection with Cupid’s Web, we announced the signing of an agreement in principle to purchase a 100% interest in a group of companies that operated the “The Right One” and “Together” dating service master franchises worldwide, including fourteen existing franchise operations (with the right to develop further franchises) and a 100% interest in each of Single File Magazine, Eight Friends Out dating service, and three dating websites (collectively the “Together Group”), in exchange for what would have amounted to a combination of cash payments, an issuance of common shares and debt, and the assumption of certain liabilities of the Together Group. In connection with this contemplated transaction, during the fiscal year ended March 31, 2001, we incurred and paid for all costs associated with developing the necessary framework for the proposed acquisition, including all parties legal and accounting professional service fees, corporate finance and consulting fees, travel expenses and management time, totaling approximately $576,000. No consideration was ever exchanged in connection with the July 7, 2000 agreement in principle, and, thereafter,
On January 1, 2001, in order to fully focus on our interactive dating and marketing services, we disposed of our interest in Arizona Outback Adventures LLC and Bikestar Rentals Inc. The total proceeds of the sale of all issued and outstanding capital stock to a single purchaser were approximately $132,380, with $23,024 in cash received on closing and the balance of $109,356 representing the assumption of certain debt and payables by the purchaser. As a condition of the divestiture, on April 10, 2001, we canceled 280,000 common shares held in escrow.

The comparative financial results of Arizona Outback Adventures LLC and Bikestar Rentals Inc. from their respective acquisition dates have been segregated and presented as discontinued operations in our audited financial statements. Combined revenues from these activities were $419,486 at March 31, 2001.

On February 18, 2002, due to general weakness in the equity markets, we terminated the agreement in principal to acquire the dating service franchise and related businesses originally entered into in 2000. On March 24, 2004, we disposed of our interest in Nettron Media Group Inc. and began exploring business opportunities that might allow us to restart commercial operations.

By certificate of amendment dated April 15, 2005, we changed our name from Nettron.com, Inc. to Valcent Products Inc., and on May 3, 2005 we delisted from the TSX Venture Exchange, maintaining only our OTC Bulletin Board listing and changing our symbol from “NTT.H” to “VCTPF”.

On August 5, 2005, we completed a licensing agreement with MK Enterprises LLC for the exclusive worldwide marketing rights to certain MK Enterprise potential products and a right of first offer on future potential products.

On October 19, 2005, we incorporated Valcent USA, Inc., as a wholly-owned subsidiary under the laws of the State of Nevada. In turn, Valcent USA, Inc., incorporated Valcent Management, LLC, a wholly-owned limited liability company under the laws of the State of Nevada, to serve as the general partner in Valcent Manufacturing Ltd., a limited partnership also formed by Valcent USA, Inc., under the laws of the state of Texas, wherein Valcent USA, Inc. serves as limited partner, in order to conduct operations in Texas and oversee our projects in Mexico and Arizona related to the manufacturing of our potential consumer retail products.

On August 24, 1999, we had consolidated our common shares on a one-for-five-basis and on May 3, 2005, we again consolidated our common shares on a one-for-three-basis. Unless otherwise noted, all references to the number of common shares in this prospectus are stated on a post-consolidation basis. Per share amounts have also been restated for the share consolidation.

At present we are a development stage company focused on the refinement and manufacture of three lines of unrelated potential consumer retail products, two of which we anticipate to begin marketing and distributing prior to the conclusion of our current fiscal year, and the third prior to the conclusion of the subsequent fiscal year. From inception, we have generated minimal revenues and experienced negative cash flows from operating activities and our history of losses has resulted in our continued dependence on external financing. Any inability to achieve or sustain profitability or otherwise secure additional external financing, will negatively impact our financial condition and raises substantial doubts as to our ability to continue as a going concern.

Our registered and records office is located at 3100, 324-8th Avenue S.W., Calgary, Alberta, T2P 2Z2 and our principal executive offices are located at 420 - 475 Howe Street, Vancouver, British Columbia V6C 2B3. Our telephone number is (604) 606-7979.

ORGANIZATIONAL STRUCTURE

The following organizational chart sets forth our corporate structure and reflects historical changes in our corporate name and the names of our various entities.

BUSINESS OVERVIEW

We are a development stage company focused on the refinement and manufacture of three lines of unrelated potential consumer retail products, two of which we anticipate to begin marketing and distributing prior to the conclusion of our current fiscal year, and the third prior to the conclusion of the subsequent fiscal year.

POTENTIAL PRODUCTS

Our objective is to become a leading provider of consumer retail products in each of the respective markets for our potential product lines. To that end, we intend to use retail, wholesale, direct-response and online marketing to promote our potential products, initially concentrating on North America, and ultimately expanding into European and Asian markets.

Over the course of the next twelve months we intent to focus on the continued development, marketing and distribution of each of our lines of potential consumer retail products. In connection therewith and for each of our potential product lines:

•
Eric Enciso, our Chief Operating Officer, Valcent Manufacturing Ltd., is responsible for overseeing all aspects of our operations, manufacturing, production and product fulfillment activities. He will also act as our primary liaison with Solid Integrations, LLC;

•
Jack Potts, our Director of Sales and Marketing, Valcent Manufacturing Ltd., is responsible for formulating, managing and overseeing all aspects our marketing strategies, including our retail, infomercial and cable television shopping network strategies and sales. He will also be responsible for be responsible for working with our advertising agencies in facilitating our entry and sustainability in the direct-response, online and consumer retail marketing segments; and

•
Forrest Ely, our Director of New Product Development, Valcent Manufacturing Ltd., under the direction of M. Glen Kertz, our acting President and Chief Executive Officer, is responsible for the design and engineering and overall product development, including the procurement of certain materials and components necessary for manufacture and assembly, of our existing potential products. He will also be responsible for new potential product research and development and design.

Current potential product lines under development include:

The Nova Skin Care System

Our Nova Skin Care System is a personal hygiene product designed to facilitate the action of skin cleaners and moisturizers through the application of ultrasonic vibrations by means of a disposable head attached to a base device.

The Nova Skin Care System has three settings, one for daily cleaning, one for deep moisturizing, and one for weekly exfoliation. Each setting will have a corresponding detachable and disposable applicator pad designed for a single use. As a final product, the Nova Skin Care System will include interchangeable attachments and accessories, as well as an initial supply of disposable applicators. The system is compact, self-contained and powered by rechargeable batteries. It will be sold with cleansers and creams designed to maximize its desirable effects, but can also be used with water or any other cleanser intended for facial use. Although subject to change, we presently anticipate that our Nova Skin Care System will be priced at retail at approximately $149.95 per unit.

Our Nova Skin Care System is currently in the production ramp-up phase, and we anticipate an initial run of approximately 70,000 units will be completed by August 2006. We have retained Arizona Natural Resources, Inc. to formulate and manufacture the creams and lotions which will be included with our Nova Skin Care System and we are presently in the process of finalizing an agreement with Solid Integrations, LLC, for the manufacture and assembly of our Nova Skin Care System. In addition, all of the raw material components, tooling and fixtures, as well as the packaging and the associated creams and lotions that will be included with the Nova Skin Care System have been procured or ordered.

As of the date of this prospectus we have invested approximately USD$750,000 in this phase of our operations, and anticipate that an additional investment of approximately USD$8,176,000 will be required for the purchase of raw materials, capital equipment and fulfillment over the course of the next twelve months.

The Dust WolfTM

Our Dust WolfTM is a vacuum attachment intended for use in dusting and cleaning difficult, uneven or textured surfaces. The Dust WolfTM is ergonomically designed and contains a non-motorized dual impeller brush system which rotates as a result of negative air pressure. As the Dust Wolf’sTM brush revolves, its long fibers develop a slight electrostatic charge and attract dust particles which then travel to the inside of the unit’s cover where the fibers hit a receptacle, knocking the dust particles free and allowing them to be sucked into the vacuum. Our Dust WolfTM is suitable for use with, among other items, Venetian blinds, shutters, computer keyboards, piano keys, lampshades, chandeliers, picture frames, television and computer screens and vehicle dashboards. Although subject to change, we presently anticipate that our Dust WolfTM will be priced at retail at approximately $24.95 per unit.

Our Dust WolfTM is currently undergoing final engineering reviews and revisions and we anticipate a final fully-functioning production-level unit to be ready for review and final approval on or before July 15, 2006, with an initial production run of approximately 50,000 units to be completed by December 2006. Once our Dust WolfTM has been approved, operating under a six-to-eight week lead time, we will begin to procure or order all of the raw material components, tooling and peripherals necessary for production ramp-up.

Budgetary projections for the cost of development of our Dust WolfTM are estimated at approximately USD$535,000 for material components, tooling and peripherals through August 2006.

The Tomorrow GardenTM Kit

Our Tomorrow GardenTM Kit is an indoor herb garden kit, designed to offer, direct to the consumer, an easy to use kit featuring herbs and plants not otherwise readily available in the marketplace. The Tomorrow GardenTM Kit offers an improved plant lifespan of three to six months, as opposed to the traditional shelf life of approximately seven to ten days for fresh herbs, and requires only ambient light, with no watering or other maintenance, to survive. Our Tomorrow GardenTM Kit will be capable of supplying all of the standard herbs traditionally offered in grocery shops today, such as basil, mint, thyme, rosemary, parsley and cilantro, but may, in addition, supply more exotic herbs, such as lemon basil, lime basil, grapefruit mint and chocolate mint. Although subject to change, we presently anticipate that our Tomorrow GardenTM Kit will be priced at retail at approximately $29.95 per unit.

Our Tomorrow GardenTM Kit is currently in the very early conceptual, design and development phase and we presently anticipate launching the Tomorrow GardenTM Kit in late September 2007 and budgetary projections for this potential product have not yet been established.

OUR POTENTIAL MARKETS

The Nova Skin Care System

The skincare market is one of the largest and fastest growing market segments in the world today. In 1998, Johnson & Johnson estimated the annual global skincare market at approximately $48 billion dollars. Between 1996 and 2001, the facial skincare market segment itself saw a 41.1% growth rate extending across all demographic boundaries. In 2002, the United States became the single largest facial skincare market in the world by surpassing Japan. The United States and Japan alone account for well over one third of global skincare sales. We believe that our Nova Skin Care System is ideally suited to become a leader among products in the global skincare market.

The Dust WolfTM

Vacuuming is part of the daily cleaning regimen in many commercial, institutional and domestic settings. Vacuuming can account for a substantial portion of time and labor associated with cleaning and, to make the most of time spent vacuuming, many vacuum and cleaning product manufacturers offer various tools and accessories to expand a vacuum’s abilities beyond the floor. We believe that our Dust WolfTM is ideally suited to become a leader among new and replacement vacuum accessories in both the industrial and domestic market segments.

The Tomorrow GardenTM Kit

Culinary and exotic herbs in fresh, dried, frozen, powdered and canned forms are primarily used in the retail and food services markets, where local products and imports have traditionally met demand. We believe that our Tomorrow GardenTM Kit is ideally suited to become a leader in the retail and food services markets because of its ability to offer fresh herbs in market segments where they may not otherwise be available without considerable expense.

MARKETING AND ADVERTISING

We will endeavor to create strong brands for each of our potential product lines and generally market our potential products through:

•	print advertising;

•	infomercials and home shopping television;

•	celebrity endorsements;

•	internet websites;

•	product sampling campaigns;

•	in-store promotions, displays and retailer assisted co-operative advertising;

•	publicity activities; and

•	trade shows.

Presently, we have engaged Sanders, Wingo, Galvin and Morton Advertising Inc., a marketing, brand strategy and advertising firm, to develop sales books and marketing materials for use in presentations to possible distributors and retailers for each of our potential consumer retail products, and Packaging Corporation of America, a manufacturer of containerboard and corrugated packaging products, to develop packaging materials for use in shipping our potential products to consumers. We have also secured toll-free phone numbers for use in sales and customer service, obtained a U.P.C. company prefix from GS-1, allowing us to assign and print U.P.C. numbers for each of our potential products, and are in the process of reviewing procedures necessary for establishing merchant accounts so that we may accept and process customer credit card transactions.

Going forward, we intend to adhere to comprehensive sales and marketing plans tailored to each of our potential product lines and to use a number of venues to create product awareness and knowledge, including:

Direct-Response / Online Marketing

According to the Direct Marketing Association’s DMA Statistical Fact Book 2005, the United States electronic direct-response industry, including direct orders, lead generation and traffic generation for television, radio and internet, reached approximately USD$323 billion in 2005, of this direct-response television accounted for approximately USD$182 billion and the internet approximately USD$70 billion. According to the Electronic Retailing Association, more than one-quarter of Americans have reportedly purchased products advertised via infomercials.

Initially, we intend to launch direct-response marketing programs tailored to each of our potential consumer retail product lines, focusing on infomercials that use celebrity and/or professional endorsements, home shopping channels, our own website www.valcent.net, and websites we intend to develop specifically for each or our potential product lines, as well as distribution through other internet retailers. More specifically, we have taken, or intend to take, the following steps to facilitate the direct-response and online marketing of each of our potential consumer retail products:

Nova Skin Care System

Presently, we are negotiating and reviewing the terms of an agreement with Hawthorne Direct for the production of a thirty minute infomercial featuring our Nova Skin Care System line of potential products, which we anticipate to be on-air sometime in late August, early September 2006. We are also in the beginning stages of developing contacts with and introducing our Nova Skin Care System line of potential products to several cable television shopping networks in the United States. We hope to negotiate a sales package with one such shopping network and to begin showcasing our Nova Skin Care System line of potential products thereon sometime within the next four to seven months. Finally, we have engaged Stanton Street Technology Group, a web development and design company, to launch a website dedicated exclusively to the promotion and sale our Nova Skin Care System line of potential products.

As of the date of this prospectus we have invested approximately USD$45,000 in preparing for the production of our infomercial, and anticipate making additional investments of approximately USD$2,800,000 to cover the estimated actual production costs and media buys through April 30, 2007.

Dust WolfTM

Our Dust WolfTM is presently undergoing final engineering reviews and revisions and in September 2006, once a final fully-functioning production-level unit is ready, we plan to introduce the Dust WolfTM to the same cable television shopping networks that we are presently developing contacts with and introducing our Nova Skin Care System line of potential products to. We hope to negotiate a sales package with one such shopping network and to begin showcasing our Dust WolfTM thereon sometime in late December 2006. We have also engaged Stanton Street Technology Group, a web development and design company, to launch a website dedicated exclusively to our Dust WolfTM, through which we will eventually conduct online sales.

Finally, we are also planning to produce a brief one to two minute infomercial for our Dust WolfTM, which we hope to be on-air sometime in March 2007. Budgetary projections for the infomercial are estimated at approximately USD$1,500,000 to cover the estimated actual production costs and media buys through April 30, 2007.

Tomorrow GardenTM

Our Tomorrow GardenTM is presently in a very early conceptual, design and development phase and once a final fully-functioning production-level unit is near completion we will tailor a more comprehensive sales and marketing plan for our Tomorrow GardenTM. Initially, however, we plan to launch a website dedicated exclusively to the Tomorrow GardenTM, and through which we will eventually conduct online sales.

Retail Sales

Following the release of our infomercials and launch of our potential products on one or more home shopping networks, we intend to begin aggressively promoting our potential products through large consumer retail chains and high-end department stores, as appropriate, and plan to reach smaller and mid-sized consumer retail chains through marketing representatives.

We intend to approach, develop contacts with and introduce our Nova Skin Care System line of potential products to retail buyers of several high-end department stores chains during the period of September through December 2006. We also intend to approach, develop contacts with and introduce our Dust WolfTM to several large consumer retail chains for consideration during the same period of September through December 2006. In January 2006 we presented our Tomorrow GardenTM, though presently still in a very early conceptual, design and development phase, to a potential customer in London, England, and, once a final fully-functioning production-level unit is ready, we intend to approach, develop contacts with and introduce our Tomorrow GardenTM to several large consumer retail chains featuring garden centers.

To further promote our potential products and potentially expand distribution, we also intend to exhibit each of our potential product lines at large regional and international trade shows both in the United States and abroad. For example, recently we attended, though did not present at, the 2006 International Esthetics, Cosmetics & Spa Conference, in Las Vegas, Nevada, an internationally attended professional tradeshow exhibiting products and services sold or distributed exclusively to spas and salons, enabling us to review industry developments, competitor’s products and connect with potential vendors for our own Nova Skin Care System line of potential products.

MANUFACTURING, FULFILLMENT AND SUPPLIERS

We are presently a development stage company with our Nova Skin Care System in its production ramp-up phase, pre-production initial prototypes of our Dust WolfTM, and our Tomorrow GardenTM in the early conceptual, design and development phase. Once finalized each of our potential product lines will be manufactured, assembled and packaged by Solid Integrations, LLC, located in the city of Ciudad Juarez, Chihuahua, Mexico, from where they will be shipped to our product development, warehouse and distribution center in El Paso, Texas.

We are currently in the process of finalizing a manufacturing and assembly agreement with Solid Integrations, LLC. Previously, we had engaged Maroon Product Development of Phoenix Arizona for engineering and design support, which work has since been completed.

As of the date of this prospectus, we have no long-term written agreements and no intentions of entering into any such agreements with any suppliers or manufactures, other than Solid Integrations, LLC, and we are not substantially dependent, nor do we anticipate becoming substantially dependent, upon any one or more suppliers, including Solid Integrations, as we believe that there are many such suppliers available with the capabilities that we will require.

REGULATIONS

We are not currently subject to direct regulation by any foreign or domestic government agency, other than regulations applicable to businesses generally.

While we do not believe that our Nova Skin Care System is a medical device as defined by section 201(h) of the United States Federal Food, Drug and Cosmetic Act, it may nevertheless be classified as such and subject to regulation by the Food and Drug Administration or other federal, state and local authorities. These regulations relate to the manufacture, labeling, sale, promotion, distribution, import, export and shipping of products that are deemed medical devices. In the United States, before a new medical device may be marketed, the manufacturer must first receive, unless there exists an applicable exemption, either clearance under section 510(k) of the Federal Food, Drug and Cosmetic Act or pre-market approval from the Food and Drug Administration. The Food and Drug Administration’s 510(k) clearance process usually takes anywhere from three to twelve months, or longer, while the process of obtaining pre-market approval is much more costly and uncertain and generally takes from one to three years, or longer.

To obtain pre-market approval and, in some cases, a 510(k) clearance, a manufacturer must conduct controlled clinical trials designed to test the safety and effectiveness of the medical device. Conducting clinical trials generally entails a long, expensive and uncertain process that is subject to delays and failure at any stage. The data obtained from clinical trials may be inadequate to support approval or clearance of a submission. In addition, the occurrence of unexpected findings in connection with clinical trials may prevent or delay obtaining Food and Drug Administration approval or clearance. If we conduct clinical trials of the Nova Skin Care System, they may be delayed or halted, or be inadequate to support approval or clearance, for numerous reasons, including, among others:

•	the Food and Drug Administration, other regulatory authorities or an institutional review board placing a clinical trial on hold;

•	insufficient patient enrollment, higher than anticipated attrition, non-compliance with trial protocols or patient follow-up not occurring at expected rates;

•	institutional review boards and third party clinical investigators delaying or rejecting our trial protocol;

•
third party clinical investigators declining to participate in a trial or not performing a trial on our anticipated schedule or consistent with the clinical trial protocol, good clinical practices or other Food and Drug Administration requirements;

•	third party organizations not performing data collection and analysis in a timely or accurate manner;

•	regulatory inspections of our clinical trials or manufacturing facilities, among other things, requiring us to undertake corrective actions or suspend, terminate or invalidate our clinical trials;

•	changes in governmental regulations or administrative actions; and

•	the interim or final results of our clinical trials being inconclusive or unfavorable as to safety or effectiveness.

Medical devices may be marketed only for the indications for which they are approved or cleared. The Food and Drug Administration may refuse requests for 510(k) clearance or pre-market approval or, if granted, clearances may be revoked if safety or effectiveness problems arise. While we do not believe that our Nova Skin Care System is a medical device, it may nevertheless be classified as such.

COMPETITION

Competition in each of the industries in which we intend to sell our potential consumer retail products is based primarily upon:

•	brand name recognition;

•	availability of financial resources;

•	the quality of products;

•	reviews received for products from independent reviewers who publish in magazines, websites, newspapers and other industry publications;

•	availability of access to retail shelf space;

•	the price of each product; and

•	the number of products then available.

We will rely, for all of our potential product lines, on what we believe to be our superior product quality, marketing and sales abilities, proprietary technology, product development capabilities and our management’s experience to compete within each of our market segments. However, we may not be able to effectively compete in these intensely competitive markets. Moreover, some of our competitors have longer operating histories, larger customer bases and greater financial, marketing, service, support, technical and other resources, affording them the ability to undertake more extensive marketing campaigns and adopt more aggressive pricing policies, than we can. Furthermore, we believe that competition from new entrants will increase as the markets for each of our potential products expand.

The Nova Skin Care System

In relation to our Nova Skin Care System, we will face competition from other cosmetic and personal hygiene retail manufacturers, all of whom generally sell through the same combination of channels as we intend to, including retail, wholesale, direct-response and online marketing sales.

There are currently several cosmetic and personal hygiene retail manufacturers that employ various technologies intended to assist in cleansing and exfoliating the skin. The most common products utilize microdermabrasion, a procedure whereby the skin is sandblasted with aluminum oxide crystals through a wand-like devise that suctions itself to the skin’s surface. Other products make use of high-frequency vibrations or electrical impulses to stimulate, massage and exfoliate the skin.

We currently anticipate competing with the following companies and products, among others:

•	Neutrogena - Advanced Solutions At-Home Microdermabrasion System;

•	Homedics - Facial Cleansing & Microdermabrasion Set;

•	DermaNew - Microdermabrasion Total Body Experience;

•	H2O Plus - Skin Renewal Microdermabrasion Kit;

•	Visage Naturel - Home Microdermabrasion System;

•	DermaPower - Home Microdermabrasion System;

•	Artemis Woman - The Healing Gems Microdermabrasion System;

•	Sharper Image - Microdermabrasion System for Professional Skin Rejuvenations;

•	Yuen Mai Industrial Co., Ltd. - Ultrasonic Massager;

•	Ultrasonic - Ultrasonic Face & Body Massager;

•	Wedian Technology Co. Ltd. - Ultrasonic Beauty Stimulator; and

•	Oxylight - Dermawand.

The Dust WolfTM

In relation to our Dust WolfTM, we will face competition from other manufacturers of cleaning accessories as well as competition from vacuum cleaner manufactures, all of whom generally sell through the same combination of channels as we intend to, including wholesale and retail markets, and direct and online sales.

There are currently several other manufacturers of cleaning supplies and accessories offering products designed to clean uneven or textured surfaces. The most common products are of two types, hand-held devices and vacuum attachments. The hand-held devices include items such as feather dusters and shag cloths, while the vacuum attachments typically feature brush-like accessories.

We currently anticipate competing with the following companies and products, among others:

•	The Vermont Country Store - Diva Duster;

•	Home Focus® - Mini-Blind Cleaner (2);

•	Unger - Natural Wool Duster;

•	Rubbermaid® - Feather Duster;

•	Beam - Mini-Blind/Vertical Blind Attachment;

•	Wacky Vac - Wacky Vac Vacuum Attachment;

•	Jobar - Mini Blind Vacuum Attachment; and

•	FilterStream - Ultra Vacuum Powered Duster.

The Tomorrow GardenTM Kit

In relation to our Tomorrow GardenTM Kit, we will face competition from other manufacturers and providers of dried, frozen, powdered and canned herbs, as well as competition from local growers and distributors of fresh herbs, all of whom generally sell through the same combination of channels as we intend to, including wholesale and retail markets, and direct and online sales.

There are several other manufacturers and providers of culinary and exotic herbs, the most common products being prepackaged, dried, frozen or canned herbs or do-it-yourself kits. We currently anticipate competing with the following companies and products, among other local growers and distributors:

•	HerbKits.com - Indoor Herb Gardening Kits; and

•	New England Herb Company.

INTELLECTUAL PROPERTY

Overview

We will rely for our business on a combination of provisional patents, trademarks and trade secrets in order to protect our intellectual property. Our provisional patents, trademarks and trade secrets are among the most important assets we possess in our ability to generate revenue and profits and we will depend significantly on these intellectual property assets in being able to effectively compete in our markets.

We cannot be certain that the precautions we have taken to safeguard our provisional patents, trademarks and trade secrets will provide meaningful protection from unauthorized use. If we must pursue litigation in the future to enforce or otherwise protect our intellectual property rights, or to determine the validity and scope of the proprietary rights of others, we may not prevail and will likely have to make substantial expenditures and divert valuable resources in the process. Moreover, we may not have adequate remedies if our intellectual property is appropriated or our trade secrets are disclosed.

Patents Pending

On July 29, 2005 we entered into a master license agreement with MK Enterprises LLC for certain patent pending potential products and the expertise which will form the basis of the patent pending potential products, from which we intend to derive our revenue. In accordance with the terms of the agreement, and in exchange for the exclusive worldwide license to manufacture, market and sell the covered products, we agreed to (i) issue 20,000,000 shares of our common stock to MK Enterprises, (ii) pay a one-time USD$125,000 license fee to MK Enterprises, (iii) reimburse MK Enterprises for USD$125,000 in product development costs incurred since March 17, 2005, and (iv) make certain ongoing royalty and consulting fee payments to MK Enterprises.

While the pending patent applications covering the technology and expertise licensed under the MK Master License may not be granted at all, in the event that patents are issued to, the title, rights and interests associated with any such patents shall remain the exclusive property of MK Enterprise’s consultant, and our Chief Executive Officer, acting President, Chairman and a member of our board of directors, Malcolm Glen Kertz.

As of the date of this prospectus, we have received case and/or application numbers for each of the intellectual property assets for which we are seeking patents. With respect to our Nova Skin Care System our patent application has been published, all of our other remaining patent applications are in the preliminary stages of the application process and remain pending.

Trademarks

We have applied for registration of our trademarks in the United States in order to establish and protect our brand names as part of our intellectual property assets. We have applied for registration of Dust WolfTM, Tomorrow GardenTM, “Valcent” “Nova”, the Nova logo as well as various designs associated with our prospective Nova Skin Care product line. As of the date of this prospectus, we have received case and/or application numbers for each of the intellectual property assets for which we are seeking registration. With respect to our Dust WolfTM application, the mark has been published and we are presently awaiting receipt of a notice of allowance, all of our other remaining registrations are in the preliminary stages of the application process and remain pending.

Trade Secrets

Whenever we deem it important for purposes of maintaining competitive advantages, we require parties with whom we share, or who otherwise are likely to become privy to, our trade secrets or other confidential information to execute and deliver to us confidentiality and/or non-disclosure agreements. Among others, this includes employees, consultants and other advisors, each of whom we require to execute such an agreement upon commencement of their employment, consulting or advisory relationships. These agreements generally provide that all confidential information developed or made known to the individual by us during the course of the individual’s relationship with us is to be kept confidential and not to be disclosed to third parties except under specific circumstances.

As of the date of this prospectus, we have executed a confidentiality and non-disclosure agreement with MK Enterprises LLC and are in the process of drafting confidentiality and/or non-disclosure agreements for our other key employees, consultants and advisors.

EMPLOYEES

As of June 30, 2006, we have retained seven full-time employees, no part-time employee and six consultants. Our key full-time employees and consultants, their geographic locations and primary responsibilities are as follows:

Full-Time Employees

Eric Enciso, our Chief Operating Officer, Valcent Manufacturing Ltd., is located in El Paso, Texas, and is primarily responsible for the direction and management of our operations and manufacturing, product development, and sales and marketing. He is also responsible for overseeing our design, engineering, assembly and distribution activities, as well as for developing and maintaining customs relations. Mr. Enciso will act as our primary liaison with Solid Integrations, LLC.

Stacy Anderson, our Chief Financial Officer, Valcent USA Inc., is located in El Paso, Texas, and is primarily responsible for the direction and management of all of our United States accounting systems, including payroll, accounts payable, accounts receivable and general accounting matters. Going forward, she will also be responsible for all future SEC filings, corporate tax filings for all of our United States entities and the development and management of all of our United States accounting systems, including procurement and inventory control systems.

Jack Potts, our Director of Sales and Marketing, Valcent Manufacturing Ltd., is located in El Paso, Texas, and is primarily responsible for formulating and overseeing development and marketing strategies for each of our potential consumer retail product lines. He is responsible for working with Hawthorne Direct in developing and producing infomercials for each of our potential consumer retail product lines, and will also be responsible for working with advertising agencies in facilitating our entry and sustainability in the direct-response, online and consumer retail marketing segments.

Forrest Ely, our Director of Product Development, Valcent Manufacturing Ltd., is located in El Paso, Texas, and is primarily responsible for new potential product research, development and design, as well as potential product manufacturing and procurement. He will also be involved in all aspects of the development and launch of any of our new potential consumer retail products and lines.

Consultants

M. Glen Kertz, our Chief Executive Officer acting President, Chairman and a member of our board of directors, is located in El Paso, Texas, and is primarily responsible for the direction and management of all of our research and development activities, as well as oversight of all aspects of our operations and manufacturing, potential product development and sales and marketing.

Perry A. Marin, our Executive Vice President, Valcent Manufacturing Ltd., is located in El Paso, Texas, and is primarily responsible for the direction and management of our accounting, administration and human resources activities.

Gaye Davis, our Vice President of Health & Beauty, Valcent Manufacturing Ltd., is located in Houston, Texas, and is primarily responsible for researching and gaining insight into the high-end retailer and consumer demographic and testing and studying domestic and international competitors and major brands to assist in the development and launch of our own potential line of health and beauty products.

Dr. Luis Carlos Fierro is a research consultant, located in Chihuahua, Mexico, and, acting under the direction of M. Glen Kertz, assists in conceptual, design and development work for our Tomorrow GardenTM line of potential consumer retail products.

Solid Integrations LLC, a design and manufacturing firm, located in the city of Ciudad Juarez, Chihuahua, Mexico, has been retained as a general and engineering consultant, and, acting under the direction of Eric Enciso, manages and will perform all of the manufacturing-related activities for our three lines of potential consumer retail products, as well as to, as needed, design prototypes and production flow processes for current and future potential consumer retail products.

So as to maintain our competitive position, we may require consultants and other advisors with whom we contract to execute, among other things, non-competition agreements upon commencement of their consulting or advisory relationships. These agreements typically provide that for a reasonable time following the conclusion of the consulting or advisory relationship such individuals will not engage directly or indirectly in our business or solicit our customers or suppliers.

As of the date of this prospectus, we have executed a non-competition agreement with MK Enterprises.

SEASONALITY

We may experience slight seasonal fluctuations in the sale of our potential consumer retail products if consumers elect to defer discretionary spending. However, we believe that the overall effects of any seasonal variations in sales activity will be insignificant.

PROPERTY, PLANTS AND EQUIPMENT

Our principal executive offices are located at 420 - 475 Howe Street, Vancouver, British Columbia (Canada) V6C 2B3. Our telephone number is (604) 606-7979.

Through Valcent Manufacturing, Ltd., we maintain additional leased office, product development, warehouse and distribution center space in El Paso, Texas for warehousing, distribution and certain potential product development activity, including early stage conceptual, design and development work, as well as development reviews and final approval of each of our potential products. We lease this 6,000 square foot premises under a three year lease agreement with Sunland Business Center Partners, L.P. Our monthly rent is USD$3,170 for a term of three years and, as of December 31, 2005, there were thirty months remaining under the lease.

MATERIAL AGREEMENTS

The following is a summary of certain key economic and related provisions of all material contracts that we have entered into since October 2003, including those relating to our July 29, 2005 license and related transactions with MK Enterprises, LLC, our July/August 2005 private offering transaction, and our April 6, 2006 follow-on private offering transaction.

MK ENTERPRISES LICENSE AND RELATED TRANSACTIONS

On July 29, 2005, we entered into a series of related definitive agreements with MK Enterprises LLC (“MK”), an entity controlled by Malcolm Glen Kertz, our current Chief Executive Officer, acting President, Chairman and a member of our board of directors, including:

(i)
a master license agreement for a term continuing so long as royalty payments continue to be made as required, for the exclusive worldwide marketing and distribution rights to three unrelated and proprietary potential consumer retail products that had previously been developed (the “MK Master License”), certain of which are patent pending by MK, including the Nova Skin Care System, the Dust WolfTM, and the Tomorrow GardenTM Kit (collectively, and together with any improvements thereon, the “Initial Products”) each of which are described in fuller detail elsewhere in this prospectus. See “Business—Potential Products” and “Business—Intellectual Property”;

(vi)
the MK Master License also includes a license for a term continuing so long as royalty payments continue to be made as required, for the exclusive worldwide marketing and distribution rights to any ancillary products developed and sold for use by consumers in connection with the Initial Products (the “Initial Ancillaries”);

(vii)
a product development agreement pursuant to which we were granted a right for an initial period of five years to acquire a license for a term continuing so long as royalty payments continue to be made as required, for the exclusive worldwide marketing and distribution rights to any new products developed by MK (any such products, collectively, the “Additional Products”, and, the agreement itself, the “MK Product Development Agreement”);

(viii)
the MK Product Development Agreement also includes a license for a term continuing so long as royalty payments continue to be made as required, for the exclusive worldwide marketing and distribution rights to any ancillary products developed and sold for use by consumers in connection with the Additional Products (the “Additional Ancillaries”); and

(ix)
a related services agreement pursuant to which MK shall provide consulting support in connection with the Initial Products, the Initial Ancillaries, the Additional Products and the Additional Ancillaries (the “MK Consulting Agreement”), in exchange for the following:

•	20,000,000 shares of our common stock;

•	a one-time USD$125,000 license fee;

•	reimbursement for USD$125,000 in development costs associated with each of the Initial Products since March 17, 2005;

•	consulting fees of USD$156,000 per year, payable monthly in advance; and

•	the greater of the following, payable annually beginning in the second license year:

(i) USD$400,000; or

(ii)  the aggregate of the following:

•	subject to a minimum amount of USD$37,500 per Initial Product during the second year of the MK Master License, and USD$50,000 each year thereafter, continuing royalties payable quarterly at a rate of:

: USD$10.00 per Nova Skin Care System unit sold;

: USD$2.00 per Dust WolfTM unit sold;

: 4.5% of annual net sales of the Tomorrow GardenTM Kit; and

: 3% of annual net sales of Initial Ancillaries.

•	a one-time USD$50,000 license fee for each Additional Product licensed (except for one pre-identified product); and

•
subject to a minimum amount of USD$50,000 per year commencing with the second year of each corresponding license, continuing royalties of 4.5% of annual net sales and 3% on annual net sales of any Additional Ancillaries.

The MK Agreements contain considerably more detail than the summary of key economic and related provisions set forth above. This summary does not purport to be a complete description of these agreements, and is qualified in is entirety by reference to the MK Master License, the MK Product Development Agreement, and the MK Consulting Agreement respectively, copies of which were filed with our annual report for the fiscal year ended March 31, 2005 on Form 20-F and which are incorporated herein by reference. Prospective investors in our common stock are strongly encouraged to read these agreements in their entirety.

JULY THROUGH AUGUST 2005 PRIVATE OFFERING TRANSACTION
During the period July 25, 2005 through August 5, 2005, we consummated a series of related private offering transactions with and among a syndicated group of institutional and other investors to finance our obligations arising under the MK Agreements, and to provide working capital to pursue our business plan. As part of these transactions, we issued, in the aggregate, USD$1,277,200 in 8% per annum convertible notes and three year warrants to acquire (i) up to 1,702,924shares of common stock at a price per share of USD$0.50, and (ii) up to an additional 1,702,924shares of common stock at a price per share of USD$1.00. Subject to certain limitations on amount, the principal amount of the notes, together with any accrued interest may be converted into shares of our common stock at the lesser of (i) 70% of the average of the five lowest closing bid prices for the common stock for the ten trading days prior to conversion, or (ii) USD$0.55. The convertible notes carry a redemption feature which allows us to retire them, in whole or in part, for an amount equal to 130% of that portion of the face amount being redeemed, but only in the event that our common shares have a closing price of USD$1.50 per share for at least twenty consecutive trading days and there has otherwise been no default. The common stock purchase warrants carry a “net cashless” exercise feature allowing the holder thereof, under certain limited circumstances, to exercise the warrants without payment of the stated exercise price, but rather solely in exchange for the cancellation of that number of common shares into which such warrants are exercisable.

The agreements involved in the July 25, 2005 through August 5, 2005 related private offering transactions consisted, for each investor, of a subscription agreement, a convertible note, a Class A common stock purchase warrant, and a Class B common stock purchase warrant (the “July/August 2005 Subscription Agreements”). All individual transactions utilized the same forms of July/August 2005 Subscription Agreements, with the exception of certain of the representations differing in minor ways based on the country of domicile of the particular investors involved.

In connection with the financing described above, compensation in the form of finder’s fees was paid which consisted in the aggregate of the following:

•	USD$127,720 in cash, representing 10% of the gross proceeds realized;

•	425,735 shares of our common stock;

•	three year warrants to purchase up to 255,440 shares of our common stock at a price of USD$0.50; and

•	three year warrants to purchase up to 425,733 shares of our common stock at a price of USD$0.75.

As part of the financing transactions, we also granted certain registration rights to each of the investors and finders pursuant to which we became committed to registering all of the shares issued as part of such transactions, including those issuable upon conversion of the notes and exercise of the warrants, by filing a registration statement on Form F-1 covering such shares within sixty days of the closing date, or by September 27, 2005. Under the terms of the registration provisions, we had until January 25, 2006 to cause such registration statement to be declared effective by the SEC, with any delays in meeting this obligation subjecting us to liability in an amount, payable in cash, at a rate of 2% of the outstanding amount on the convertible notes per thirty day period for the duration of any such delay.

As a consequence, among other reasons, of ongoing delays resulting from our having recently undergone a significant restructuring and change in business direction, and the unavailability of certain information necessary for preparing our filing we experienced delays in meeting our registration obligation under the terms of the series of related private offering transactions. As a result, on April 6, 2006, we reached a verbal agreement with the syndicated group of institutional and other investors, wherein we agreed to convert the accruing penalties associated with the July 25, 2005 through August 5, 2005 transactions, an aggregate of USD$82,200, into convertible penalty notes carrying terms similar to those notes issued in the original series of private offering transactions, and in addition to issue each investor one three year penalty warrant for each USD$0.75 of penalties owed to purchase, in the aggregate, up to an additional 109,600 shares of common stock at a price per share of USD$0.75. As part of this verbal agreement we also granted certain additional registration rights to each of the investors pursuant to which we became committed to registering all of the shares issued as part of the July 25, 2005 through August 5, 2005 transactions as well as all of the shares issued in satisfaction of the accruing penalties within fourteen days of the April 6, 2006 agreement, or by April 20, 2006, and to cause such registration statement to be declared effective by the SEC by June 5, 2006. Furthermore, in accordance with the verbal agreement, any delays in meeting our obligation to file a registration statement by April 20, 2006 subject us to additional liability in the form of a reduction in the exercise price of the Class A and Class B warrants issued as part of the original series of related private offering transactions in an amount of USD$0.10 per week for the duration of any such delay.

Our registration statement on Form F-1 was originally filed with the SEC on April 27, 2006, which delay resulted in a reduction in the exercise price of the Class A and Class B warrants issued as part of the July 25, 2005 through August 5, 2005 transactions from USD$0.50 and USD$1.00 to USD$0.40 and USD$0.90, respectively. Moreover, as of the date of this prospectus we are accruing penalties at a rate of 2% per thirty day period for having failed to have our registration statement declared effective by June 5, 2006. As of June 30, 2006 we have accrued USD$22,833.50, in penalties, exclusive of those penalties previously converted into convertible penalty notes and warrants. Our management is hopeful that we will cause such registration statement to be declared effective in the near future, however, the penalties which we have accumulated to date, and any penalties which we may accumulate for future delays, will negatively affect our business, financial condition and results of operations, including a corresponding reduction in our net income and the likelihood of a net loss for the year..

The July/August 2005 Subscription Agreements contain considerably more detail than the summary of key economic and related provisions set forth above. This summary does not purport to be a complete description of these agreements, and is qualified in its entirety by reference to the actual form of subscription agreement, convertible notes, Class A common stock purchase warrants and Class B common stock purchase warrants, respectively, copies of which were filed with our annual report for the fiscal year ended March 31, 2005 on Form 20-F and which are incorporated herein by reference. Prospective investors in our common stock are strongly encouraged to read these agreements in their entirety.

APRIL 2006 FOLLOW-ON PRIVATE OFFERING TRANSACTION

On April 6, 2006, we consummated a follow-on private offering transaction with and among a syndicated group of institutional investors to retire certain short-term obligations and existing liabilities and to provide additional general corporate and working capital to pursue our business plan, pursuant to which we issued, in the aggregate, USD$551,666 in 8% per annum convertible notes and three year warrants to acquire (i) up to 735,544 shares of our common stock at a price per share of USD$0.40, and (ii) up to an additional 735,544 shares of our common stock at a price per share of USD$0.90. Subject to certain limitations, the principal amount of the notes, together with any accrued interest may be converted into shares of our common stock at the lesser of (i) seventy percent (70%) of the average of the five lowest closing bid prices for our common stock for the ten trading days prior to conversion, or (ii) USD$0.55. The convertible notes carry a redemption feature which allows us to retire them, in whole or in part, for an amount equal to 130% of that portion of the face amount being redeemed, but only in the event that our common shares have a closing price of USD$1.50 per share for at least twenty consecutive trading days and there has otherwise been no default. The common stock purchase warrants carry a “net cashless” exercise feature allowing the holder thereof, under certain limited circumstances, to exercise the warrants without payment of the stated exercise price, but rather solely in exchange for the cancellation of that number of common shares into which such warrants are exercisable.

The agreements involved in the April 6, 2006 follow-on private offering transaction consisted, for each investor, of a subscription agreement, a convertible note, a Class A common stock purchase warrant, and a Class B common stock purchase warrant (the “April 2006 Subscription Agreements”). All individual transactions utilized the same forms of April 2006 Subscription Agreements.

In connection with the financing described above, compensation in the form of finder’s fees was paid, which fees consisted in the aggregate of the following:

•	USD$55,166 in cash, representing 10% of the gross proceeds realized;

•	183,886 shares of our common stock;

•	three year warrants to purchase up to 110,320 shares of our common stock at a price of USD$0.50; and

•	three year warrants to purchase up to 183,867 shares of our common stock at a price of USD$0.75.

As part of the financing transaction, we also granted certain registration rights to each of the investors and finders pursuant to which we became committed to registering all of the shares issued as part of such transaction, including those issuable upon conversion of the notes and exercise of the warrants, by filing a registration statement on Form F-1 covering such shares within fourteen days of the closing date, or by April 20, 2006,and causing such registration statement to be declared effective by the SEC by June 5, 2006. In accordance with the terms of the registration provisions any delays in meeting our obligations subject us to liability in an amount, payable in cash, at a rate of 2% of the outstanding amount on the convertible notes per thirty day period for the duration of any such delay, and, furthermore, any delays in our filing of a registration statement by April 20, 2006 subject us to liability in the form of a reduction in the exercise price of the Class A and Class B warrants issued as part of such transaction in an amount of USD$0.10 per week for the duration of any such delay.

Our registration statement on Form F-1 was originally filed with the SEC on April 27, 2006, which delay resulted in a reduction in the exercise price of the Class A and Class B warrants issued as part of April 6, 2006 transaction from USD$0.50 and USD$1.00 to USD$0.40 and USD$0.90, respectively. Moreover, as of the date of this prospectus we are accruing penalties at a rate of 2% per thirty day period for having failed to have our registration statement declared effective by June 5, 2006. As of June 30, 2006 we have accrued USD$18,388.50, in penalties, exclusive of those penalties previously converted into convertible penalty notes and warrants. Our management is hopeful that we will cause such registration statement to be declared effective in the near future, however, the penalties which we have accumulated to date, and any penalties which we may accumulate for future delays, will negatively affect our business, financial condition and results of operations, including a corresponding reduction in our net income and the likelihood of a net loss for the year.

The April 2006 Subscription Agreements contain considerably more detail than the summary of key economic and related provisions set forth above. This summary does not purport to be a complete description of these agreements, and is qualified in its entirety by reference to the actual form of subscription agreement, convertible notes, Class A common stock purchase warrants and Class B common stock purchase warrants, respectively, copies of which were filed with our registration statement on Form F-1 on April 27, 2006 and which are incorporated herein by reference. Prospective investors in our common stock are strongly encouraged to read these agreements in their entirety.

MANAGEMENT

DIRECTORS AND SENIOR MANAGEMENT

The following table sets forth our directors and executive officers and their ages as of the date of this prospectus. Unless otherwise stated, the address for each of our directors and executive officers is c/o Valcent Products Inc., 420 - 475 Howe Street, Vancouver, British Columbia (Canada) V6C 2B3.

Name	Age	Position

M. Glen Kertz (1)	53	Chief Executive Officer, acting President, Chairman of the Board and Director

F. George Orr (2)(3)	44	Chief Financial Officer, Secretary and Director

Stacey Anderson (4)	43	Chief Financial Officer, Valcent USA Inc.

Eric T. Enciso	36	Chief Operating Officer, Valcent Manufacturing, Ltd.

Perry Martin	55	Executive Vice President, Valcent Manufacturing, Ltd.

Douglas E. Ford	42	Director

Carlton Parfitt (2)	38	Director
(1)
Appointed acting President, Chairman of the Board and a director by resolution of the board of directors, in accordance with Section 111 of the Business Corporations Act (Alberta), following the resignation of Douglas E. Ford as acting President and Secretary, on July 31, 2005. Appointed Chief Executive Officer by resolution of the board of directors in accordance with Section 121 of the Business Corporations Act (Alberta), and Section 6 of our bylaws on November 30, 2005.

(2)
Appointed director by resolution of the board of directors, in accordance with Section 111 of the Business Corporations Act (Alberta), following the resignation of Larry F. Robb and Malcolm E. Rogers Jr., on July 23, 2005.

(3)
Appointed Secretary by resolution of the board of directors, in accordance with Section 111 of the Business Corporations Act (Alberta), following the resignation of Douglas E. Ford as acting President and Secretary, on July 31, 2005. Appointed Chief Financial Officer by resolution of the board of directors in accordance with Section 121 of the Business Corporations Act (Alberta), and Section 6 of our bylaws on November 30, 2005.

(4)	Appointed Chief Financial Officer of Valcent USA Inc pursuant to

M. Glen Kertz — Chief Executive Officer, acting President, Chairman of the Board and
 Director

M. Glen Kertz founded, in October 1985, Gruppe Inc., a privately held tissue culture laboratory and growing operation, which he owned until January 1987. From October 1987 to May 1991, Mr. Kertz was the President of AgriStar, a publicly traded company that produced a gas permeable membrane for cell culture laboratories, and, from June 1999 to July 2004, Pagic, Inc., a consulting business management and development company. In addition, from June 1999 to July 2004, Mr. Kertz served as the President and a director of Nettron.com, Inc., predecessor to Valcent Products Inc., in July of 2005 he was appointed acting President, Chairman of the Board and a director, and, in November of 2005, he was appointed Chief Executive Officer of Valcent Products Inc.

F. George Orr, C.A. — Chief Financial Officer, Secretary and Director

F. George Orr is a self-employed Chartered Accountant with over fifteen years of accounting and consulting experience in private and public company administration, governance, audit procedures and reporting requirements. In July of 2005, he was appointed Secretary and a director, and, in November of 2005, he was appointed Chief Financial Officer of Valcent Products Inc. Mr. Orr holds a Bachelor of Commerce from St. Mary’s University, Halifax.

Stacy Anderson — Chief Financial Officer, Valcent USA Inc.

Stacy Anderson joined Valcent USA Inc. in April 2006, as our Chief Financial Officer. Ms. Anderson began her career with Watson Foodservice, Inc., a general line grocery merchant wholesaler, where she served as an Assistant Controller from 1989 to 1991. From 1991 to 1993 she served as a Senior Accountant with Kraft Foodservices, Inc., a division of Kraft Foods North America, Inc., a branded food and beverage company, from 1993 to 1994 as a Staff Accountant with KPMG, LLP, an international audit and tax advisory firm and from 1994 to 1996 as a Financial Accounting Manager with Farah, Inc., a designer, manufacturer and distributor of apparel lines for men. From 1996 to 1997 Ms. Anderson performed independent consulting work for a variety of local Texas certified public accounting firms, after which she joined the Plainview Independent School District, in Plainview, Texas, as an internal auditor from 1997 to 2000. From 2000 to 2004 Ms. Anderson served as a General Accounting Manager with Helen of Troy, a personal and hair care products company, and, also in 2004, as a temporary Financial Accounting Manager for the University of Texas at El Paso. From 2004 to 2005 Ms. Anderson served as an Audit Supervisor with Lauterbach, Borschow & Company, P.C., a certified public accountant and tax services firm, and from 2005 to 2006 she acted as an independent certified public accountant. Ms. Anderson holds a Bachelor of Arts, in Business Administration, from Texas Tech University and is a Certified Public Accountant in the State of New Mexico.

Eric T. Enciso — Chief Operating Officer, Valcent Manufacturing, Ltd.

Eric T. Enciso joined Valcent Manufacturing, Ltd. in November 2005 as our Chief Operating Officer. He began his career as a Brokerage Manager with W.F. Joffroy Inc., a customs brokerage company, from April 1988 to September 1992, he served as a Branch Manager with Emery Customs Brokerage, a customs broker and freight forwarder, from September 1992 to February 1993 and from February 1993 to November 1996, Mr. Enciso served as a Compliance Manager with Casas International, a customs brokerage company. From November 1996 to November 2005, Mr. Enciso served as a Vice President and Branch Manager with Norman Krieger Inc, a customs brokerage and freight forwarder. Mr. Enciso received his Customs Brokerage License in 1993.

Perry Martin — Executive Vice President, Valcent Manufacturing, Ltd.

Perry Martin joined Valcent Manufacturing, Ltd. in July 2005 as our Executive Vice President. Previously, Mr. Martin served as an officer in the United States Navy from 1972 until 1975, after which he joined Liberty Mutual Insurance Company, a full line business insurance and financial services company, as a Loss Prevention Representative. In 1977, Mr. Martin left Liberty Mutual and assumed the role of Manager of Safety and Environmental Programs for Dresser Industries, a multinational corporation providing technology, products and services for use in developing energy and natural resources. In 1987 Mr. Martin became one of the founding partner of AgriStar, a publicly traded company that provided patented technology to the plant cell culture market. Upon leaving AgriStar in 1989, Mr. Martin worked as an independent business consultant until 1992, when he accepted the position of Risk Manager for the City of Port Arthur, Texas and, from 2001 until 2005, Mr. Martin was a partner in Pagic, Inc., a business management and development consulting company. Mr. Martin holds a Bachelor of Science in Industrial Engineering from Louisiana State University.

Douglas E. Ford — Director

Douglas E. Ford has acted as General Manager of Dockside Capital Group Inc., a private merchant banking and venture capital firm specializing in providing services to, and arranging funding for, emerging growth companies, since 1987. From October 1998 through September 2000, Mr. Ford served as Vice-President, Operations of Bugaboos Eyewear Corporation, a distributor of sport-specific eyewear in North America. He joined Valcent Products Inc., as our Secretary and a Director, in October 1996. Mr. Ford has also served on the board of directors of International Gemini Technology Inc., a Canadian shell company, from September 1992 to the present, and Rockgate Capital Corp., a Canadian capital pool company, from January 2005 to present. Mr. Ford holds a Bachelor of Arts, in political science, from the University of British Columbia.

Carlton Parfitt — Director

Mr. Parfitt founded Elgrande.com, an e-commerce company offering retailers and consumers direct access to manufactures and distributors, in April 1998, and has served as Vice President of Marketing and a director from April 1998 to October 2000. Mr. Parfitt is presently, and has been since August 1998, President of Third Wave Consulting Inc., a private company specializing in digital media marketing, project management, public relations and corporate communications. Mr. Parfitt also serves on the board of directors and as Secretary of Golden Spirit Gaming Ltd., a company focusing on mineral exploration and development, from November 2004 to the present, and as the President and a director of Avalon Resources Inc. a company focusing on the acquisition and development on mineral properties and oil and gas interests, from November 2004 to the present. Mr. Parfitt received a Bachelors of Science in physics from Simon Fraser University, in 1991.

COMPENSATION

The following table sets forth the total compensation paid to each of our directors and executive officers serving during the fiscal year ended March 31, 2005.

		Annual Compensation		Long Term Compensation
Name and Principal Position	Year Ended March 31	Salary	Bonus	Awards Restricted Stock Awards	Securities Underlying Options/SARs (#)

M. Glen Kertz President and Director	—	—	—	—	—

Douglas E. Ford (1) acting President, Secretary and Director	—	—	—	—	—

Edward D. Ford (1)(2) Director	—	—	—	—	—

Gary E. Read (2) Director	—	—	—	—	—

Larry F. Robb (3) Director	—	—	—	—	—

Malcolm E. Rogers Jr. Director (2)	—	—	—	—	—

(1)
During the year ended March 31, 2005, Dockside Capital Group Inc., a private company of which Edward D. Ford and Douglas E. Ford are directors and officers, was paid a total of $6,000 in management and consulting fees. No formal agreements are in place for the provision of these services.

(2)	Resigned, effective July 23, 2005.

(3)	Resigned, effective July 27, 2005.

BOARD PRACTICES

In accordance with Section 106(3) of the Business Corporations Act (Alberta), each of our directors holds office for a term of one year, unless otherwise removed or resigns, with such term expiring at the succeeding annual shareholders’ meeting. Officers are appointed by, and serve at the discretion of, our board of directors.

We currently have no arrangements in place for the provision of benefits upon the termination of our directors or officers.

Board of Director Committees

We have one standing committee, the audit committee, comprised of members of our board of directors. Our audit committee was formed in 1996 and in March 2005 adopted a formal written charter. The current members of our audit committee include Douglas E. Ford, Carlton J. Parfitt and F. George Orr, and we presently have, and will continue to have, one member, F. George Orr, who is a “financial expert” (as defined in accordance with Item 16A(b) of Form 20-F). Our audit committee meets with our external auditors annually, prior to completion of our audited financial statements, and with our management regularly throughout the fiscal year.

We have no formal compensation committee.

EMPLOYEES

For the fiscal year ended March 31, 2005, we had no salaried employees. As of June 30, 2006, we have retained seven full-time employees, no part-time employee and six consultants..

SHARE OWNERSHIP

The following table sets forth, as of April 13, 2006, information regarding the share ownership of our common stock for each of our directors and executive officers serving during the fiscal year ended March 31, 2005.

Name	Amount and Nature of Ownership	Percent of Class*

M. Glen Kertz (1)	3,000,000	18.6%

Douglas E. Ford (2)	874,858	5.44%

Edward D. Ford (3)(4)	841,865	5.23%

Gary E. Read (4)	—	—

Larry F. Robb (5)(6)	232,350	1.44%

Malcolm E. Rogers Jr. (4)(7)	34,775	** %

All officers and directors as a group (6 persons)	4,973,848	30.91%

*	No director or executive officer has different voting rights from any other holder of our common stock.

**	Beneficially owns less than one percent.

(1)	Consists of 3,000,000 shares of common stock beneficially owned through MK Enterprises LLC. Voting and/or investment power over all of these securities is held by M. Glen Kertz.

(2)
Consists of 32,993 shares of common stock directly owned and 841,865 shares of common stock beneficially owned through Dockside Capital Group Inc. Voting and/or investment power over all of these securities is held by Douglas E. Ford and Edward D. Ford in equal portions.

(3)
Consists of 841,865 shares of common stock beneficially owned through Dockside Capital Group Inc. Voting and/or investment power over all of these securities is held by Douglas E. Ford and Edward D. Ford in equal portions.

(4)	Resigned, effective July 23, 2005.

(5)	Consists of 232,350 shares of common stock directly owned.

(6)	Resigned, effective July 27, 2005.

(7)	Consists of 17,387 shares of common stock jointly owned with former spouse.

We presently have in effect two incentive stock option plans, our 2004 U.S. Stock Option Plan and our Amended 1996 Incentive Stock Option Plan (collectively our “Stock Option Plans”); both are designed to encourage our directors, executive officers, consultants and other key employees to acquire a proprietary interest in the company. Our Stock Option Plans are administered by the Board of Directors, or a committee designated thereby, and reserve for issuance thereunder, in the aggregate, a total of 10% of our issued and outstanding common shares, on a non-diluted basis, to be increased or decreased as the number of our issued and outstanding shares change. Our Stock Option Plans provide that the terms of the options and the option prices shall be fixed by the Board or committee and subject to the requirements of the exchange on which our common shares are traded, or any other governing regulatory body, at the time of exercise. Options granted shall expire after a period of five years or terminate three months after the recipient ceases to be our employee.

The following table sets forth information regarding stock options that have been granted and are outstanding as of the date of this prospectus.

Name	Title of shares	Number of Securities Underlying Options Granted	Exercise Price (USD)	Expiration Date

Carlton Parfitt	Common Stock	100,000 (1)	$0.45	10/17/2007

Douglas E. Ford	Common Stock	300,000 (1)	$0.50	02/21/2011

Eric T. Enciso	Common Stock	250,000 (2)	$0.60	(2)

Jack Potts	Common Stock	250,000 (3)	$0.60	(3)

Edmund Forrest Ely	Common Stock	250,000 (4)	$0.60	(4)

Nexus Relations Inc.	Common Stock	100,000 (1)	$0.50	10/17/2006

Kristyn Rose	Common Stock	100,000 (1)	$0.50	10/17/2006

(1)	All options are fully vested.

(2)
Consists of (i) an option to purchase 50,000 shares of our common stock vesting May 10, 2006 and expiring May 10, 2009; (ii) an option, for three years following the date on which it vests, to purchase 100,000 shares of our common stock vesting on the earlier of November 10, 2006 or our attainment of positive cash flow; and (iii) an option to purchase 100,000 shares of our common stock vesting May 10, 2007 and expiring May 10, 2010.

(3)
Consists of (i) a fully vested option to purchase 50,000 shares of our common stock, expiring March 10, 2009; (ii) an option to purchase 25,000 shares of our common stock vesting January 10, 2007 and expiring January 10, 2010; (iii) an option to purchase 75,000 shares of our common stock vesting May 10, 2007 and expiring May 10, 2010; and (iv) an option to purchase 100,000 shares of our common stock vesting upon our attainment of positive cash flow and expiring three years from the date thereof.

(4)
Consists of (i) a fully vested option to purchase 50,000 shares of our common stock, expiring March 10, 2009; (ii) an option to purchase 25,000 shares of our common stock vesting January 10, 2007 and expiring January 10, 2010; (iii) an option to purchase 75,000 shares of our common stock vesting May 10, 2007 and expiring May 10, 2010; and (iv) an option to purchase 100,000 shares of our common stock vesting upon our attainment of positive cash flow and expiring three years from the date thereof.

RELATED PARTY TRANSACTIONS

The following information is provided in connection with all transactions or loans dating back to April 1, 2002 between us and (a) enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, us, (b) associates, (c) individuals owning, directly or indirectly, securities representing an interest in our voting power that gives them significant influence over us, and close members of any such individuals’ families, (d) key management personnel including those persons having authority and responsibility for planning, directing, and controlling our activities, such as directors and senior management and close members of any such individuals’ families, and (e) enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence:

MANAGEMENT FEES

In each of the fiscal years ended March 31, 2003, 2004 and 2005, a management fee was paid to Dockside Capital Group Inc., a private company of which Edward D. Ford and Douglas E. Ford are directors and officers. No formal agreements are in place for the provision of these services. For the fiscal years ended March 31, 2004 and 2005, the total amount of such management fee was $6,000, and for the fiscal year ended March 31, 2003, it was $4,500. In each of the nine months ended December 31, 2004 and 2005, the total amount of such management fee was $4,500, and $4,000, respectively. Although we believe that the management fees paid are as fair as those which could have been obtained in an arms length transaction with unaffiliated third parties, the fact that these fees were paid to a company of which are own directors are officers and directors gives rise to the potential that the fees may have been less favorable to us than would otherwise have been the case.

OFFICE LEASE RENT

In each of the fiscal years ended March 31, 2003, 2004 and 2005, rent was paid to Dockside Capital Group Inc., a private company of which Edward D. Ford and Douglas E. Ford are directors and officers. No formal agreements are in place for the provision of these services. For the fiscal years ended March 31, 2004 and 2005, the total amount of such rent was $6,000, and for the fiscal year ended March 31, 2003, it was $4,500. In each of the nine months ended December 31, 2004 and 2005, the total amount of such rent was $1,500, and $1,500, respectively. Although we believe that the rent paid has been as fair as that which could have been obtained in an arms length transaction with unaffiliated third parties, the fact that this rent was paid to a company of which are own directors are officers and directors gives rise to the potential that the terms may have been less favorable to us than would otherwise have been the case.

LOANS

From Directors

As of March 31, 2005, we had obtained aggregate loan advances in an amount totaling $158,359 (2004 - $119,729 and 2003 - $15,378) from several of our directors and officers. These loan advances were without interest or specific terms of repayment.

On July 4, 2005, after having obtained shareholder authorization on April 14, 2005 to settle certain of our outstanding obligations by way of common stock conversions at a rate equal to $0.05 per share, $153,349 of the then outstanding indebtedness under these loans was converted to 1,106,486 shares of our common stock, representing a price per share of $0.14 (the balance of the obligation having been paid in cash). Although we believe that the ratio applied for purposes of the conversion to common stock was as fair as that which could have been obtained in an arms length transaction with unaffiliated third parties, the fact that the loans were obtained from our officers and directors gives rise to the potential that the terms may have been less favorable to us than would otherwise have been the case..

From Shareholders

As of June 13, 2006, we have obtained aggregate loan advances in an amount totaling approximately $353,000 from Timothy Brock, the 100% beneficial owner of West Peak Ventures of Canada, Inc., which is a beneficial owner of greater than 5% of our common shares. These loans are evidenced by a note issued on June 26, 2006 for a term of 60-days and thereafter payable on demand, carrying interest at a rate of prime plus 2%, and with any such interest payments being due upon final payment of the principal. Although we believe that the terms of the note are as fair as that which could have been obtained in an arms length transaction with an unaffiliated third party, the fact that the loan advances were obtained from a shareholder who is also the beneficial owner of greater than 5% of our common stock gives rise to the potential that the terms may have been less favorable to us than would otherwise have been the case.

PROFESSIONAL FEES

During the nine months ended December 31, 2005, professional fees in the amount of $15,000 were paid to F. George Orr, our director, for the provision of certain accounting services.

MK ENTERPRISES LICENSE AND RELATED TRANSACTIONS

On July 29, 2005, we entered into a series of related definitive agreements with MK Enterprises LLC (“MK”), an entity controlled by Malcolm Glen Kertz, our current Chief Executive Officer, acting President, Chairman and a member of our board of directors, including:

(i)
a master license agreement for a term continuing so long as royalty payments continue to be made as required, for the exclusive worldwide marketing and distribution rights to three unrelated and proprietary potential consumer retail products that had previously been developed (the “MK Master License”), certain of which are patent pending, including the Nova Skin Care System, the Dust WolfTM, and the Tomorrow GardenTM Kit (collectively, and together with any improvements thereon, the “Initial Products”) each of which are described in fuller detail elsewhere in this prospectus. See “Business—Potential Products” and “Business—Intellectual Property”;

(x)
the MK Master License also includes a license for a term continuing so long as royalty payments continue to be made as required, for the exclusive worldwide marketing and distribution rights to any ancillary products developed and sold for use by consumers in connection with the Initial Products (the “Initial Ancillaries”);

(xi)
a product development agreement pursuant to which we were granted a right for an initial period of five years to acquire a license for a term continuing so long as royalty payments continue to be made as required, for the exclusive worldwide marketing and distribution rights to any new products developed by MK (any such products, collectively, the “Additional Products”, and, the agreement itself, the “MK Product Development Agreement”);

(xii)
the MK Product Development Agreement also includes a license for a term continuing so long as royalty payments continue to be made as required, for the exclusive worldwide marketing and distribution rights to any ancillary products developed and sold for use by consumers in connection with the Additional Products (the “Additional Ancillaries”); and

(xiii)
a related services agreement pursuant to which MK shall provide consulting support in connection with the Initial Products, the Initial Ancillaries, the Additional Products and the Additional Ancillaries (the “MK Consulting Agreement”), in exchange for the following:

•	20,000,000 shares of our common stock;

•	a one-time USD$125,000 license fee;

•	reimbursement for USD$125,000 in development costs associated with each of the Initial Products since March 17, 2005;

•	consulting fees of USD$156,000 per year, payable monthly in advance; and

•	the greater of the following, payable annually beginning in the second license year:

(i) USD$400,000; or

(ii)  the aggregate of the following:

•	subject to a minimum amount of USD$37,500 per Initial Product during the second year of the MK Master License, and USD$50,000 each year thereafter, continuing royalties payable quarterly at a rate of:

: USD$10.00 per Nova Skin Care System unit sold;

: USD$2.00 per Dust WolfTM unit sold;

: 4.5% of annual net sales of the Tomorrow GardenTM Kit; and

: 3% of annual net sales of Initial Ancillaries.

•	a one-time USD$50,000 license fee for each Additional Product licensed (except for one pre-identified product); and

•
subject to a minimum amount of USD$50,000 per year commencing with the second year of each corresponding license, continuing royalties of 4.5% of annual net sales and 3% on annual net sales of any Additional Ancillaries.

Although Mr. Kertz was neither an officer nor a director at the time we entered into the MK Agreements, he was both an officer and a director prior to July 2004 and assumed his current positions immediately following our entering into these agreements. During the nine months ended December 31, 2005 we paid approximately $87,447 in product development fees to Mr. Kertz. Although we believe that the terms of the MK Agreements, and the fees paid to Mr. Kertz thereunder, are as fair as that which could have been obtained in an arms length transaction with unaffiliated third parties, the conflict of interest which existed as a result of Mr. Kertz’s prior involvement with us gives rise to the potential that the contractual terms may be less favorable to us than would otherwise have been the case.

FINDER’S FEES

In connection with our July 25, 2005 through August 5, 2005 related private offering transactions, in the aggregate amount of USD$1,277,200, compensation in the form of finder’s fees was paid which consisted, in the aggregate, of the following:

•	USD$127,720 in cash, representing 10% of the gross proceeds realized;

•	425,735 shares of our common stock;

•	Three year warrants to purchase up to 255,440 shares of our common stock at a price of USD$0.50; and

•	Three year warrants to purchase up to 425,733 shares of our common stock at a price of USD$0.75.

From the aggregate finder’s fee compensation identified above, West Peak Ventures of Canada, Inc., a beneficial owner of greater than 5% of our common shares, and an entity beneficially owned 100% by Timothy Brock, received USD$73,271 in cash, 241,667 shares of our common sock, a three year warrant to purchase up to 145,000 shares of our common stock at a price of USD$0.50 per share, and a three year warrant to purchase up to 241,667 shares of our common stock at a price of USD$0.75 per share.

PRINCIPAL AND SELLING SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership of our common shares as of the date of this prospectus, including shares of our common stock that may be acquired pursuant to the conversion of notes and warrants, by:

•	each person or group of affiliated persons that, to our knowledge, beneficially owns more than 5% of our common shares;

•	each of our directors and executive officers; and

•	each of our other selling shareholders who are selling share of our common stock in this offering.

A total of up to 10,681,699 shares of our common stock are being offered for sale by the selling shareholders listed below. The following table also sets forth information about each selling shareholder, including:

•	the number and percentage of outstanding shares each of our selling shareholders owns as of the date of this prospectus;

•	the number of shares offered by the selling shareholders for sale pursuant to this prospectus; and

•	the number and percentage of outstanding shares each selling shareholder will own after the offering, assuming all shares covered by this prospectus are sold.

We will not receive any proceeds from the sale of our shares or conversion of our promissory notes by the selling shareholders. If the warrants are exercised in full, we would receive proceeds of USD$2,655,054.25. However, we may never actually receive these proceeds because (i) the warrants carry a “net cashless” exercise feature allowing the holders thereof, under certain limited circumstances, to exercise the warrants without payment of the stated exercise price, and (ii) the exercise price of some or all of the warrants may at any given time be above the current market price of our common stock, and therefore, the warrants may never be exercised, or, if they are exercised, but not for some time, it would not be until then that we receive any such proceeds. We will use the proceeds from any exercise of the warrants for general working capital purposes consistent with our business strategy.

Beneficial ownership of our shares is determined in accordance with the rules and regulations of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment powers. Percentage of ownership is based on 19,537,933 common shares outstanding as of the date of this prospectus and 30,219,638 common shares outstanding immediately following the completion of this offering, assuming all notes are converted and warrants are exercised.

Unless otherwise noted below, each shareholders address is c/o Valcent Products Inc. 420 - 475 Howe Street, Vancouver, British Columbia, Canada V6C 2B3.

	Shares Beneficially Owned Prior to the Offering		Shares Beneficially Owned Being Offered	Shares Beneficially Owned After the Offering**
	Number	Percent	Number	Number	Percent
Five percent shareholders

Dockside Capital Group Inc. (1)	841,886	4.31%	—	841,886	2.79%

MK Enterprises LLC (2)	3,000,000	15.35%	240,204	2,759,796	9.13%

West Peak Ventures of Canada Ltd. (3)	2,200,000	11.26%	—	2,200,000	11.26%

Directors and executive officers

M. Glen Kertz (4)	3,000,000	15.35%	240,204	2,759,796	9.13%

F. George Orr (5)	1,328,205	6.80%	—	1,328,208	4.40%

Eric T. Enciso	—	—	—	—	—

Perry Martin	—	—	—	—	—

Douglas E. Ford (6)	874,879	4.48%	—	874,879	2.90%

Carlton Parfitt (7)	100,000	*	—	100,000	*

All directors and executive officers as a group	5,303,084	27.14%	240,204	5,062,880	16.75%

Principal and selling shareholders

MK Enterprises LLC (2)	3,000,000	15.35%	240,204	2,759,796	9.13%

Platinum Partners Macro Fund LP (8)(9)	1,228,476	4.99%(10)	1,241,196	—	*

Alpha Capital Aktiengesellschaft (8)(11)	1,445,809	4.99%(10)	1,445,809	—	*

Monarch Capital Fund Ltd. (8)(12)	1,385,922	4.99%(10)	1,385,922	—	*

CMS Capital (8)(13)	722,904	3.70%(10)	722,904	—	*

David A. Rose (8)(14)	49,137	*(10)	49,137	—	*

Platinum Long Term Growth III (8)(15)	856,604	4.38%(10)	856,604	—	*

Osher Capital Inc. (8)(16)	231,516	1.18%(10)	231,513	—	*

John Beard (17)	75,000	*	75,000	—	*

Kevin Kachan (18)	180,000	* %	180,000	—	*

John Herby (19)	450,000	2.30%	450,000	—	*

Price Edgar (20)	30,000	*	30,000	—	*

Fredrick Dominy (21)	60,000	*	60,000	—	*

Scott McNitt (22)	30,000	*	30,000	—	*

SmallCap Partners (23)	120,000	*	120,000	—	*

Finders

Viscount Investment, Ltd. (10)(24)	1,063,073	5.44%	1,063,074	—	*

Total	10,928,441	55.93%	10,928,441	—	*

*	Beneficially owns less than 1%.

**
Assumes that the selling shareholders will resell all registered shares. Because the selling shareholders may sell all, some or none of their registered shares, or may acquire or dispose of other shares of our common stock, there can be no reliable estimate made of the aggregate number of registered shares that will be sold pursuant to this offering or the number or percentage of registered shares of common stock that each shareholder will own upon completion of this offering.

(1)
Includes 841,886 unregistered shares of common stock directly owned by Dockside Capital Group Inc., issued in satisfaction of an outstanding debt obligation. Voting and/or investment power over all of these securities is held by Douglas E. Ford and Edward D. Ford in equal portions.

(2)
Includes 3,000,000 unregistered shares of common stock issued as of August 11, 2005, pursuant to the private offering exemption of Section 4(2) of the Securities Act and/or the private offering safe harbor provision of Rule 506 of Regulation D promulgated thereunder, in partial consideration of a license agreement for the exclusive worldwide marketing and distribution rights to three unrelated and proprietary potential consumer retail products. The value attributed to the issuance was $180,000, as based on the value of our common shares on the date of issuance. Voting and/or investment power over these common shares is held by M. Glen Kertz of MK Enterprises LLC.

(3)	Includes 2,200,000 unregistered shares of common stock directly owned. Voting and/or investment power over these common shares is held by Timothy Brock of West Peak Ventures of Canada Ltd.

(4)
Includes 3,000,000 unregistered shares of common stock beneficially owned through MK Enterprises LLC and issued as of August 11, 2005, pursuant to the private offering exemption of Section 4(2) of the Securities Act and/or the private offering safe harbor provision of Rule 506 of Regulation D promulgated thereunder, in partial consideration of a license agreement for the exclusive worldwide marketing and distribution rights to three unrelated and proprietary potential consumer retail products. The value attributed to the issuance was $180,000, as based on the value of our common shares on the date of issuance. Voting and/or investment power over these common shares is held by M. Glen Kertz of MK Enterprises LLC.

(5)	Includes 550,000 unregistered shares of common stock directly owned and 778,205 unregistered shares of common stock beneficially owned through a spouse.

(6)
Includes 32,993 unregistered shares of common stock directly owned and 841,886 unregistered shares of common stock beneficially owned through Dockside Capital Group Inc., issued in satisfaction of an outstanding debt obligation. Voting and/or investment power over all of the securities beneficially owned through Dockside Capital Group Inc. is held by Douglas E. Ford and Edward D. Ford in equal portions. Voting and/or investment power over all other securities is held by Douglas E. Ford.

(7)	Includes a fully vested option to acquire up to 100,000 shares of common stock at a price per share of USD$0.45, expiring October 17, 2007.

(8)
Under the terms of the registration provisions, we are committed to registering and holding in reserve for the benefit of each convertible promissory note holders, a number of our common shares equal to 200% of those shares issuable upon conversion of the face amount each note. Further, each convertible promissory note carries interest at a rate of eight percent (8%) per annum. Together with the common shares issuable upon conversion of the face amount of the notes, and in accordance with the provisions of such notes, we are registering that number of additional common shares which may be issued upon conversion of any interest accrued through July 29, 2006, should we elect to pay any such interest in the form of registered, freely-trading common shares, at a value of USD$0.50 per common share, rather than in cash, which determination to do so is entirely at our option.

(9)
Includes the following:

(i) 454,545 unregistered shares of common stock underlying a convertible note, an unregistered common stock warrant to purchase up to 333,333 common shares at a price of USD$0.40 per share, and an unregistered common stock warrant to purchase up to 333,333 common shares at a price of USD$0.90 per share, each issued as of July 29 2005 pursuant to the private offering exemption of Section 4(2) of the Securities Act and/or the private offering safe harbor provision of Rule 506 of Regulation D promulgated thereunder, for consideration in the amount of USD$250,000, as part of a series of related private offering transactions with and among a syndicated group of institutional and other investors during the period of July 25, 2005 through August 5, 2005;

(ii) 54,545 unregistered shares of common stock underlying a convertible note, and an unregistered common stock warrant to purchase up to 40,000 common shares at a price of USD$0.75 per share, each issued as of April 6, 2006 pursuant to the private offering exemption of Section 4(2) of the Securities Act and/or the private offering safe harbor provision of Rule 506 of Regulation D promulgated thereunder, for consideration in the amount of USD$30,000, as part of an agreement to convert that amount of penalties accrued as a result of our having failed to file a registration statement on Form F-1 within sixty days of the closing of the July 25, 2005 through August 5, 2005 series of related private offering transactions into convertible penalty notes and warrants carrying terms similar to those notes and warrants issued in the original series of transactions; and

(iii) 12,720 unregistered common shares which may be issued at our option upon conversion of any interest accrued on the convertible notes through July, 29, 2006.

Voting and/or investment power over the common shares underlying the convertible notes and warrants is held by Harry Adler of Platinum Partners Macro Fund LP.

(10)
In accordance with the terms of the documentation pursuant to which this stockholder has acquired its securities, and unless waived, neither it nor any of its affiliates are permitted to convert or exercise any amount of such securities which, if the did, would cause such stockholder to beneficially own, in the aggregate, more than 4.99% of our total outstanding common shares at any give time.

(11)
Includes the following:

(i) 363,636 unregistered shares of common stock underlying a convertible note, an unregistered common stock warrant to purchase up to 266,666 common shares at a price of USD$0.40 per share, and an unregistered common stock warrant to purchase up to 266,666 common shares at a price of USD$0.90 per share, each issued as of July 29 2005 pursuant to the private offering exemption of Section 4(2) of the Securities Act and/or the private offering safe harbor provision of Rule 506 of Regulation D promulgated thereunder, for consideration in the amount of USD$200,000, as part of a series of related private offering transactions with and among a syndicated group of institutional and other investors during the period of July 25, 2005 through August 5, 2005;

(ii) 181,818 unregistered shares of common stock underlying a convertible note, an unregistered common stock warrant to purchase up to 133,333 common shares at a price of USD$0.40 per share, and an unregistered common stock warrant to purchase up to 133,333 common shares at a price of USD$0.90 per share, each issued as of April 6, 2006 pursuant to the private offering exemption of Section 4(2) of the Securities Act and/or the private offering safe harbor provision of Rule 506 of Regulation D promulgated thereunder, for consideration in the amount of USD$100,000, as part of a private offering transactions with and among a syndicated group of institutional investors on April 6, 2006;

(iii) 43,636 unregistered shares of common stock underlying a convertible note, and an unregistered common stock warrant to purchase up to 32,000 common shares at a price of USD$0.75 per share, each issued as of April 6, 2006 pursuant to the private offering exemption of Section 4(2) of the Securities Act and/or the private offering safe harbor provision of Rule 506 of Regulation D promulgated thereunder, for consideration in the amount of USD$24,000, as part of an agreement to convert that amount of penalties accrued as a result of our having failed to file a registration statement on Form F-1 within sixty days of the closing of the July 25, 2005 through August 5, 2005 series of related private offering transactions into convertible penalty notes and warrants carrying terms similar to those notes and warrants issued in the original series of transactions; and

(iv) 24,721 unregistered common shares which may be issued at our option upon conversion of any interest accrued on the convertible notes through July, 29, 2006.

Voting and/or investment power over the common shares underlying the convertible notes and warrants is held in equal portions by Konrad Ackerman and Rainer Posch of Alpha Capital Aktiengesellschaft.

(12)
Includes the following:

(i) 227,273 unregistered shares of common stock underlying a convertible note, an unregistered common stock warrant to purchase up to 166,666 common shares at a price of USD$0.40 per share, and an unregistered common stock warrant to purchase up to 166,666 common shares at a price of USD$0.90 per share, each issued as of July 29 2005 pursuant to the private offering exemption of Section 4(2) of the Securities Act and/or the private offering safe harbor provision of Rule 506 of Regulation D promulgated thereunder, for consideration in the amount of USD$125,000, as part of a series of related private offering transactions with and among a syndicated group of institutional and other investors during the period of July 25, 2005 through August 5, 2005;

(ii) 303,018 unregistered shares of common stock underlying a convertible note, an unregistered common stock warrant to purchase up to 222,213 common shares at a price of USD$0.40 per share, and an unregistered common stock warrant to purchase up to 222,213 common shares at a price of USD$0.90 per share, each issued as of April 6, 2006 pursuant to the private offering exemption of Section 4(2) of the Securities Act and/or the private offering safe harbor provision of Rule 506 of Regulation D promulgated thereunder, for consideration in the amount of USD$166,660, as part of a private offering transactions with and among a syndicated group of institutional investors on April 6, 2006;

(iii) 27,273 unregistered shares of common stock underlying a convertible note, and an unregistered common stock warrant to purchase up to 20,000 common shares at a price of USD$0.75 per share, each issued as of April 6, 2006 pursuant to the private offering exemption of Section 4(2) of the Securities Act and/or the private offering safe harbor provision of Rule 506 of Regulation D promulgated thereunder, for consideration in the amount of USD$15,000, as part of an agreement to convert that amount of penalties accrued as a result of our having failed to file a registration statement on Form F-1 within sixty days of the closing of the July 25, 2005 through August 5, 2005 series of related private offering transactions into convertible penalty notes and warrants carrying terms similar to those notes and warrants issued in the original series of transactions; and

(13)
Includes the following:

(i) 294,545 unregistered shares of common stock underlying a convertible note, an unregistered common stock warrant to purchase up to 133,333 common shares at a price of USD$0.40 per share, and an unregistered common stock warrant to purchase up to 133,333 common shares at a price of USD$0.90 per share, each issued as of July 29 2005 pursuant to the private offering exemption of Section 4(2) of the Securities Act and/or the private offering safe harbor provision of Rule 506 of Regulation D promulgated thereunder, for consideration in the amount of USD$100,000, as part of a series of related private offering transactions with and among a syndicated group of institutional and other investors during the period of July 25, 2005 through August 5, 2005;

(ii) 90,909 unregistered shares of common stock underlying a convertible note, an unregistered common stock warrant to purchase up to 66,666 common shares at a price of USD$0.40 per share, and an unregistered common stock warrant to purchase up to 66,666 common shares at a price of USD$0.90 per share, each issued as of April 6, 2006 pursuant to the private offering exemption of Section 4(2) of the Securities Act and/or the private offering safe harbor provision of Rule 506 of Regulation D promulgated thereunder, for consideration in the amount of USD$50,000, as part of a private offering transactions with and among a syndicated group of institutional investors on April 6, 2006;

(iii) 21,818 unregistered shares of common stock underlying a convertible note, and an unregistered common stock warrants to purchase up to 16,000 common shares at a price of USD$0.75 per share, each issued as of April 6, 2006 pursuant to the private offering exemption of Section 4(2) of the Securities Act and/or the private offering safe harbor provision of Rule 506 of Regulation D promulgated thereunder, for consideration in the amount of USD$12,000, as part of an agreement to convert that amount of penalties accrued as a result of our having failed to file a registration statement on Form F-1 within sixty days of the closing of the July 25, 2005 through August 5, 2005 series of related private offering transactions into convertible penalty notes and warrants carrying terms similar to those notes and warrants issued in the original series of transactions; and

(iv) 12,360 unregistered common shares which may be issued at our option upon conversion of any interest accrued on the convertible notes through July, 29, 2006.

Voting and/or investment power over the common shares underlying the convertible notes and warrants is held by Menachem Lipsker of CMS Capital.

(14)
Includes the following:

(i) 18,182 unregistered shares of common stock underlying a convertible note, an unregistered common stock warrant to purchase up to 13,333 common shares at a price of USD$0.40 per share, and an unregistered common stock warrant to purchase up to 13,333 common shares at a price of USD$0.90 per share, each issued as of July 29 2005 pursuant to the private offering exemption of Section 4(2) of the Securities Act and/or the private offering safe harbor provision of Rule 506 of Regulation D promulgated thereunder, for consideration in the amount of USD$10,000, as part of a series of related private offering transactions with and among a syndicated group of institutional and other investors during the period of July 25, 2005 through August 5, 2005;

(ii) 2,182 unregistered shares of common stock underlying a convertible note, and an unregistered common stock warrant to purchase up to 1,600 common shares at a price of USD$0.75 per share, each issued as of April 6, 2006 pursuant to the private offering exemption of Section 4(2) of the Securities Act and/or the private offering safe harbor provision of Rule 506 of Regulation D promulgated thereunder, for consideration in the amount of USD$1,200, as part of an agreement to convert that amount of penalties accrued as a result of our having failed to file a registration statement on Form F-1 within sixty days of the closing of the July 25, 2005 through August 5, 2005 series of related private offering transactions into convertible penalty notes and warrants carrying terms similar to those notes and warrants issued in the original series of transactions; and

(iii) 509 unregistered common shares which may be issued at our option upon conversion of any interest accrued on the convertible notes through July, 29, 2006.

Voting and/or investment power over the common shares underlying the convertible notes and warrants is held by David A. Rose.

(15)
Includes the following:

(i) 336,364 unregistered shares of common stock underlying a convertible note, an unregistered common stock warrant to purchase up to 246,666 common shares at a price of USD$0.40 per share, and an unregistered common stock warrant to purchase up to 246,666 common shares at a price of USD$0.90 per share, each issued as of April 6, 2006 pursuant to the private offering exemption of Section 4(2) of the Securities Act and/or the private offering safe harbor provision of Rule 506 of Regulation D promulgated thereunder, for consideration in the amount of USD$185,000, as part of a private offering transactions with and among a syndicated group of institutional investors on April 6, 2006; and

(ii) 26,909 unregistered common shares which may be issued at our option upon conversion of any interest accrued on the convertible notes through July, 29, 2006.

Voting and/or investment power over the common shares underlying the convertible notes and warrants is held by Mark Nordlicht of Platinum Long Term Growth III.

(16)
Includes the following:

(i) 90,909 unregistered shares of common stock underlying a convertible note, an unregistered common stock warrant to purchase up to 66,666 common shares at a price of USD$0.40 per share, and an unregistered common stock warrant to purchase up to 66,666 common shares at a price of USD$0.90 per share each issued as of April 6, 2006 pursuant to the private offering exemption of Section 4(2) of the Securities Act and/or the private offering safe harbor provision of Rule 506 of Regulation D promulgated thereunder, for consideration in the amount of USD$185,000, as part of a private offering transactions with and among a syndicated group of institutional investors on April 6, 2006;and

(ii) 7,272 unregistered common shares which may be issued at our option upon conversion of any interest accrued on the convertible notes through July, 29, 2006.

Voting and/or investment power over the common shares underlying the convertible notes and warrants is held by Yisroel Kruger of Osher Capital Inc.

(17)
Includes the following:

(i) 50,000 unregistered shares of common stock issued as of August 8, 2005 pursuant to the private offering exemption of Section 4(2) of the Securities Act and/or the private offering safe harbor provision of Rule 506 of Regulation D promulgated thereunder, for consideration in the amount of $3,000, as part of a private offering transactions; and

(ii) 25,000 unregistered shares of common stock issued as of October 25, 2005 pursuant to the private offering exemption of Section 4(2) of the Securities Act and/or the private offering safe harbor provision of Rule 506 of Regulation D promulgated thereunder, for consideration in the amount of $1,500, as part of a private offering transactions.

(18)
Includes the following:

(i) 120,000 unregistered shares of common stock issued as of August 8, 2005 pursuant to the private offering exemption of Section 4(2) of the Securities Act and/or the private offering safe harbor provision of Rule 506 of Regulation D promulgated thereunder, for consideration in the amount of $7,200, as part of a private offering transactions; and

(ii) 60,000 unregistered shares of common stock issued as of October 25, 2005 pursuant to the private offering exemption of Section 4(2) of the Securities Act and/or the private offering safe harbor provision of Rule 506 of Regulation D promulgated thereunder, for consideration in the amount of $3,600, as part of a private offering transactions.

(19)
Includes the following:

(i) 300,000 unregistered shares of common stock issued as of August 8, 2005 pursuant to the private offering exemption of Section 4(2) of the Securities Act and/or the private offering safe harbor provision of Rule 506 of Regulation D promulgated thereunder, for consideration in the amount of $13,200, as part of a private offering transactions; and

(ii) 150,000 unregistered shares of common stock issued as of October 25, 2005 pursuant to the private offering exemption of Section 4(2) of the Securities Act and/or the private offering safe harbor provision of Rule 506 of Regulation D promulgated thereunder, for consideration in the amount of $9,000, as part of a private offering transactions.

(20)
Includes the following:

(i) 20,000 unregistered shares of common stock issued as of August 8, 2005 pursuant to the private offering exemption of Section 4(2) of the Securities Act and/or the private offering safe harbor provision of Rule 506 of Regulation D promulgated thereunder, for consideration in the amount of $1,200, as part of a private offering transactions; and

(ii) 10,000 unregistered shares of common stock issued as of October 25, 2005 pursuant to the private offering exemption of Section 4(2) of the Securities Act and/or the private offering safe harbor provision of Rule 506 of Regulation D promulgated thereunder, for consideration in the amount of $600, as part of a private offering transactions.

(21)
Includes the following:

(i) 40,000 unregistered shares of common stock issued as of August 8, 2005 pursuant to the private offering exemption of Section 4(2) of the Securities Act and/or the private offering safe harbor provision of Rule 506 of Regulation D promulgated thereunder, for consideration in the amount of $2,400, as part of a private offering transactions; and

(ii) 20,000 unregistered shares of common stock issued as of October 25, 2005 pursuant to the private offering exemption of Section 4(2) of the Securities Act and/or the private offering safe harbor provision of Rule 506 of Regulation D promulgated thereunder, for consideration in the amount of $1,200, as part of a private offering transactions.

(22)
Includes the following:

(i) 20,000 unregistered shares of common stock issued as of August 8, 2005 pursuant to the private offering exemption of Section 4(2) of the Securities Act and/or the private offering safe harbor provision of Rule 506 of Regulation D promulgated thereunder, for consideration in the amount of $1,200, as part of a private offering transactions; and

(ii) 10,000 unregistered shares of common stock issued as of October 25, 2005 pursuant to the private offering exemption of Section 4(2) of the Securities Act and/or the private offering safe harbor provision of Rule 506 of Regulation D promulgated thereunder, for consideration in the amount of $600, as part of a private offering transactions.

(23)
Includes 120,000 unregistered shares of common stock issued as of April 12, 2006 as compensation for investor relation services pursuant to certain capital raising exemptions under the laws of the British Columbia, Canada, for consideration in the amount of $49,200..

Voting and/or investment power over these common shares is held by John Kuehne of SmallCap Corporate Partners Inc.

(24)
Includes the following:

(i) 225,000 unregistered shares of common stock directly owned, an unregistered common stock warrant to purchase up to 135,000 common shares at a price of USD$0.50 per share, and an unregistered common stock warrant to purchase up to 225,000 common shares at a price of USD$0.75 per share , each issued as of August 5, 2005 pursuant to the private offering exemption of Section 4(2) of the Securities Act and/or the private offering safe harbor provision of Rule 506 of Regulation D promulgated thereunder, as finder’s fees related to a series of related private offering transactions with and among a syndicated group of institutional and other investors during the period of July 25, 2005 through August 5, 2005, and

(i) 183,886 unregistered shares of common stock directly owned, two unregistered common stock warrants to purchase up to 110,320 common shares at a price of USD$0.50 per share and two unregistered common stock warrants to purchase up to 183,867 common shares at a price of USD$0.75 per share each issued as of April 6, 2006 pursuant to the private offering exemption of Section 4(2) of the Securities Act and/or the private offering safe harbor provision of Rule 506 of Regulation D promulgated thereunder, as finder’s fees related to a private offering transactions with and among a syndicated group of institutional and other investors on April 6, 2006.

Voting and/or investment power over the common shares underlying the convertible notes and warrants is held by Joseph Frand of Viscount Investments Ltd.

PLAN OF DISTRIBUTION

Each selling shareholder is free to offer and sell his or her shares of our common stock at such times, in such manner and at such prices as he or she may determine. The types of transactions in which the shares of our common stock are sold may include transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of our common stock, or a combination of such methods of sale. The sales will be at market prices established on the OTC Bulletin Board during the term of this offering, as fluctuate from time to time, or as may otherwise be agreed upon in negotiated transactions. Such transactions may or may not involve brokers or dealers. The selling shareholders have advised us that they have not entered into agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares. The selling shareholders do not have an underwriter or coordinating broker acting in connection with the proposed sale of our common stock.

The selling shareholders may sell their shares directly to purchasers or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders. They may also receive compensation from the purchasers of our common stock for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling shareholders may pledge or grant a security interest in some or all of their shares of our common stock and, if they default in the performance of such a secured obligation, the pledgees or secured parties may offer and sell shares of our common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate their shares of our common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Each of the selling shareholders and any broker-dealer that assists in the sale of our common stock may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Any commissions received by such broker-dealers and any profit on the resale of the shares of our common stock sold by them while acting as principals might be deemed to be underwriting discounts or commissions. The selling shareholders may agree to indemnify broker-dealers for transactions involving sales of our common stock against certain liabilities, including liabilities arising under the Securities Act. Because each of the selling shareholders may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, each of the selling shareholders will be subject to prospectus delivery requirements.

Prior to any sales of the shares being registered hereunder, we will have informed each of the selling shareholders that the anti-manipulation rules of the SEC, including Regulation M promulgated under the Exchange Act, may apply to their sales in the market. Also prior to any sales of the shares being registered hereunder, we will have provided all of the selling shareholders with a copy of such rules and regulations.

Regulation M may limit the timing of purchases and sales of any of the shares of our common stock by the selling shareholders and any other person distributing our common stock. The anti-manipulation rules under the Exchange Act may apply to sales of shares of our common stock in the market and to the activities of the selling shareholders and their affiliates. Furthermore, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of shares of our common stock to engage in market-making activities with respect to the particular shares of common stock being distributed for a period of up to five business days prior to the commencement of such distribution. All of the foregoing may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Rules 101 and 102 of Regulation M under the Exchange Act, among other things, generally prohibit certain participants in a distribution from bidding for or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Rule 104 of Regulation M governs bids and purchases made to stabilize the price of a security in connection with a distribution of the security.

Each of the selling shareholders will pay all commissions, transfer taxes and other expenses associated with their sales. The shares offered hereby are being registered pursuant to our contractual obligations, and we have agreed to pay the expenses of the preparation of this prospectus.

DESCRIPTION OF SECURITIES

SHARE CAPITAL

We are an Alberta, Canada, corporation and our affairs are governed by our articles of incorporation, bylaws and the Business Corporations Act (Alberta).

As of the date hereof, we have 19,537,933 common shares and no preferred shares outstanding. We do not have a limit on our authorized share capital and all of our issued and outstanding shares are fully paid and without par value. No common or preferred shares are held by us or on our behalf. As of the date hereof we have issued to our directors, officers or employees options to purchase up to 1,350,000 shares of our common stock 750,000 of which are subject to continued employment and various vesting requirements.

As of the date hereof, we have outstanding common stock purchase warrants to acquire up to an additional 5,254,030 shares of our common stock at prices per share ranging from USD$0.40 to USD$1.00. Each common stock purchase warrant is exercisable for a period of three years, expiring between July 25, 2008 and April 5, 2009. We also granted certain registration rights to each of the warrant holders pursuant to which we became committed to registering all of the shares issuable upon exercise of such warrants. In accordance with the terms of the registration provisions, for the duration of any period during which we fail to timely file a registration statement, or cause such registration statement to be declared or remain effective, each of the outstanding warrants is exercisable on a “net cashless” basis, which means that they can be exercised without payment of the stated exercise price solely in exchange for cancellation of that number of commons shares into which the warrant is exercisable. The number of shares for which any such warrant would be cancelled under a net cashless exercise would be the number of shares having a then current market value equal to the aggregate exercise price of the warrant, in whole or in part, based on its stated exercise price.

All of the shares of our common stock being offered for sale by the selling shareholders are at prices established on the OTC Bulletin Board during the term of this offering, as fluctuate from time to time, or as may otherwise be agreed upon in negotiated transactions.

Upon completion of this offering, 30,219,638 of our outstanding common shares will be validly issued and fully paid.

TRANSFER OF SHARES

Subject to restrictions in our articles of incorporation, bylaws, the Business Corporations Act (Alberta), and applicable securities law, and shareholder buy/sell or similar agreement, any of our shareholders may transfer any or all of his or her common shares in the usual or common form or in any other form approved by our board of directors.

Our board of directors may decline to register the transfer of any shares of our common stock which are not fully paid or against which we hold a lien. Our board of directors may also decline to register the transfer of any shares of our common stock unless the certificate or certificates representing such shares are presented, with a transfer endorsed thereon or delivered duly therewith and such presentation is coupled with reasonable assurance or evidence of signature, identification and authority to transfer, and payment of all applicable taxes and any fees as our board of directors may from time to time prescribe.

CHANGES IN SHARE CAPITAL

For our three prior fiscal years and through the date hereof, the following are certain facts relating to our common stock:

•	No common shares were issued or warrants to purchase shares of our common stock and no stock options were issued or exercised during the years ended March 31, 2003, 2004 and 2005.

•
On May 3, 2005 we effected a three-for-one common share consolidation and issued 1,605,000 post-consolidated common shares for the settlement of $221,407 in debt, with our resulting issued share capital being 3,750,125 common shares.

•
On July 29, 2005 we entered into a series of related definitive agreements with MK Enterprises LLC to acquire an exclusive worldwide license to certain of MK Enterprise’s technology, and in partial consideration of which we issued 20,000,000 shares of our post-consolidated common stock.

•
To finance the acquisition of the MK Enterprise license we also entered into a series of related private offering transactions with and among a syndicated group of institutional and other investors, during the period July 25, 2005 through August 5, 2005, pursuant to which we issued, in the aggregate, USD$1,277,200 in 8% per annum convertible notes and three year warrants to acquire (i) up to an additional 1,702,924shares of our common stock at prices per share of between USD$0.40 and USD$0.50 and (ii) up to an additional 1,702,924shares of our common stock at prices per share of between USD$0.90 and USD$1.00. Subject to certain limitations on amount, the principal amount of the notes, together with any accrued interest may be converted into shares of our common stock at the lesser of (i) 70% of the average of the five lowest closing bid prices for our common stock for the ten trading days prior to conversion, or (ii) USD$0.55. The convertible notes carry a redemption feature which allows for their retirement, in whole or in part, for an amount equal to 130% of that portion of the face amount being redeemed, but only in the event that our common shares have a closing price of USD$1.50 per share for at least twenty consecutive trading days and there has otherwise been no default. The common stock purchase warrants carry a “net cashless” exercise feature allowing the holder thereof, under certain limited circumstances, to exercise the warrants without payment of the stated exercise price, but rather solely in exchange for the cancellation of that number of common shares into which such warrants are exercisable.

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Also in connection with the private offering transactions, we issued 425,735 shares of our common stock and three year warrants to purchase up to an additional 255,440 shares of our common stock at a price per share of USD$0.50 and up to an additional 425,733 shares of our common stock at a price of USD$0.75 as partial compensation in the form of a finder’s fees.

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To retire certain short-term obligations and existing liabilities and to provide additional general corporate and working capital to pursue our business plan, on April 6, 2006, we consummated a follow-on private offering transaction with and among a syndicated group of institutional investors pursuant to which we issued, in the aggregate, USD$551,666 in 8% per annum convertible notes and three year warrants to acquire (i) up to 735,544 shares of our common stock at a price per share of USD$0.40, and (ii) up to an additional 735,544 shares of our common stock at a price per share of USD$0.90. Subject to certain limitations, the principal amount of the notes, together with any accrued interest may be converted into shares of our common stock at the lesser of (i) seventy percent (70%) of the average of the five lowest closing bid prices for our common stock for the ten trading days prior to conversion, or (ii) USD$0.55. The convertible notes carry a redemption feature which allows us to retire them, in whole or in part, for an amount equal to 130% of that portion of the face amount being redeemed, but only in the event that our common shares have a closing price of USD$1.50 per share for at least twenty consecutive trading days and there has otherwise been no default. The common stock purchase warrants carry a “net cashless” exercise feature allowing the holder thereof, under certain limited circumstances, to exercise the warrants without payment of the stated exercise price, but rather solely in exchange for the cancellation of that number of common shares into which such warrants are exercisable.

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Also in connection with the follow-on private offering transaction, we issued 183,886 shares of our common stock and three year warrants to purchase up to an additional 110,320 shares of our common stock at a price per share of USD$0.50 and up to an additional 183,867 shares of our common stock at a price of USD$0.75 as partial compensation in the form of a finder’s fee.

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 In connection with the July 25, 2005 through August 5, 2005 transactions, on April 6, 2006 we reached a verbal agreement with the syndicated group of institutional and other investors, to convert accruing penalties associated with delays in our filing of a registration statement under the terms of the transactions, an aggregate of USD$82,200, into convertible penalty notes carrying terms similar to those notes issued in the original series of private offering transactions, and in addition to issue each investor one three year penalty warrant for each USD$0.75 of penalties owed to purchase, in the aggregate, up to an additional 109,600 shares of common stock at a price per share of USD$0.75.

MEMORANDUM AND ARTICLES OF ASSOCIATION

Organization, Object and Purpose

We were incorporated in Canada on January 19, 1996, in accordance with the provision of the Business Corporations Act (Alberta). Article 5 of our articles of incorporation provides that we are neither restricted from carrying on any business nor required to carry on a certain business.

Directors

Voting Powers

In accordance with Section 4.19 of our bylaws and Section 120 of the Business Corporations Act (Alberta) if one of our directors is party to or has a material interest in a material contract or proposed material contract with us or with one of our subsidiaries, that director must disclose the nature and extent of their interest at the first meeting at which the proposed material contract is considered, or at the first meeting after which the director becomes an interested party, either in writing or, at the director’s request, entered into the meeting minutes. All material contracts or proposed material contracts in which one of our directors has a material interest must be referred to our board or shareholders for approval, even if not one which, in the ordinary course of business, would otherwise require approval. A director who is party to or has a material interest in a material contract or proposed material contract, shall refrain from voting on any resolution to approve the material contract unless it is one for (i) an arrangement by way of security for money lent to or obligations undertaken by the director for our benefit, (ii) a transaction relating primarily to the director’s remuneration, (iii) a contract for indemnity insurance, or (iv) a contract with an affiliate.

In accordance with our bylaws and the Business Corporations Act (Alberta) there are no limitations on the power of our directors, in the absence of an independent quorum, to vote compensation to themselves.

Borrowing Powers

In accordance with Section 3.01 of our bylaws and Section 103 of the Business Corporations Act (Alberta) our directors may, without shareholder authorization, (i) borrow money on our credit, (ii) issue, reissue, sell or pledge debt obligations, (iii) give a guarantee on our behalf to secure performance of an obligation, and (iv) mortgage, hypothecate, pledge or otherwise create a security interest in all or any of our property, owned or subsequently acquired, to secure any of our obligations. These powers can be modified by means of an amendment to our articles of incorporation or bylaws, or by unanimous shareholder consent.

Indemnification of Directors and Officers and Limitation of Liability

In accordance with Section 7 of our bylaws and Section 124 of the Business Corporations Act (Alberta), each of our directors and officers is relieved from liability for the acts, receipts or defaults of any other of our directors, officers or employees, notwithstanding any loss, damage or expense caused to us, provided, however, that such director or officer discharges their own duties honestly, in good faith and with a view toward our best interests, and exercises the care, diligence and skill that a reasonably prudent person would in comparable circumstances.

Subject to certain limitations as set forth in Section 124 of the Business Corporations Act (Alberta), we have undertaken to indemnify our current or former directors and officers against all reasonable costs, charges and expenses, including amounts paid to settle an action or satisfy a judgment, incurred in respect of any civil, criminal or administrative proceedings to which such director or officer is made party to by reason of being or having been a director or officer. Our board of directors may, from time to time, purchase and maintain insurance policies for the benefit of our directors and officers as against any such liabilities incurred, except with respect to liability arising out of a director or officer’s failure to act honestly, in good faith and with a view toward our best interests. We do not presently maintain a directors’ and officers’ insurance or reimbursement policy.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons under the forgoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.

Qualifications

There is no mandatory retirement age required by our bylaws or the Business Corporations Act (Alberta) and no requirement that our directors be shareholders of our company.

Common Shares

In accordance with Article 2 and Schedule A of our articles of incorporation filed January 19, 1996, and as amended, there are authorized an unlimited number of common shares which our directors may issue without nominal or par value.

Dividends

Holders of shares of our common stock are entitled, subject to the rights privileges, restrictions and conditions attached to our preferred shares, to receive such dividends as our directors may from time to time, by resolution, declare.

Voting Rights

Holders of shares of our common stock are entitled to receive notice of and vote, on the basis of one vote for each common share so held, at every meeting of the shareholders of our company.

Liquidation Rights

Holders of shares of our common stock are entitled, subject to the rights, preferences and privileges, of any authorized and outstanding class and series of our preferred shares, to receive, in the event of liquidation, dissolution or winding up or upon the distribution of any of our assets among the holders of shares of our common stock, other than by way of dividends, their pro rata share of such distribution.

Preferred Shares

In accordance with Article 2 and Schedule B of our articles of incorporation filed January 19, 1996, and as amended, there are authorized an unlimited number of preferred shares, which our directors may, from time to time, issue without nominal or par value in one or more series consisting of such number of shares as our directors may determine. Our directors, by resolution, may fix the designation, rights, privileges, restrictions and conditions attached to the preferred shares of each series, including without limiting the generality of the foregoing, the rate, form, entitlement and payment of preferential dividends, the redemption price, terms, procedure and conditions for redemption, if any, voting rights and conversion rights, if any, and sinking fund, purchase fund or other provisions attaching to the preferred shares of such series.

Dividends

Holders of shares of our preferred stock shall be entitled to preference over holders of shares of our common stock and any other of our shares ranking junior with respect to the payment of dividends as our directors may from time to time, by resolution, declare. No dividend shall at any time be declared or paid or set apart for payment on any shares ranking junior to shares of our preferred stock unless all dividends up to and including the dividends payable for the last completed period for which such dividends were payable on each series of preferred shares then issued and outstanding shall have been declared and paid or set apart for payment at the date, nor shall we call for redemption or redeem or purchase for cancellation or reduce or otherwise pay off any of our shares of preferred stock or any shares ranking junior to shares of our preferred stock unless all dividends up to and including the dividends payable for the last completed period for which such dividends were payable on each series of preferred shares then issued and outstanding shall have been declared and paid or set apart for payment as of the date of such call for redemption, purchase, reduction or other payment.

Holders of shares of our preferred stock shall rank on parity with holders of shares of all other series of our preferred stock with respect to payment of dividends, exclusive of any conversion rights, and if cumulative dividends are not paid in full in respect of a series of our preferred stock, the holders of shares of all series of our preferred stock shall participate ratably.

Voting Rights

Holders of shares of our preferred stock shall be entitled to those voting rights which our directors may, by resolution, designate with respect thereto.

Liquidation Rights

Holders of shares of our preferred stock shall be entitled to preference over holders of shares of our common stock and any other of our shares ranking junior with respect to the distribution of our assets in the event of liquidation, dissolution or winding up, whether voluntary or involuntary, and may also be given such other preferences as our directors may fix, by resolution, prior to issuance.

Holders of shares our of preferred stock shall rank on parity with holders of shares of all other series of our preferred stock with respect to distribution of assets in the event of liquidation, dissolution or winding up, whether voluntary or involuntary, exclusive of any conversion rights, and if return of capital is not paid in full in respect of a series of our preferred stock, the holders of shares of all series of our preferred stock shall participate ratably.

Shareholder Action

In accordance with the provisions of the Business Corporations Act (Alberta) ordinary resolutions, such as those adopting amendments to our bylaws, must be passed by a majority of shareholders voting thereon, whereas special resolutions require a majority of not less than two-thirds of the votes cast by shareholders voting thereon. Special resolutions are required in (i) authorizing share splits where more than one class of shares exist, (ii) increasing stated capital with respect to a class or series of shares where the amount to be added is not received in consideration for the issuance of shares and where more than one class of shares exist, (iii) decreasing stated capital for any purpose, (iv) making certain amendments to or restating our articles of incorporation, (v) approving an amalgamation agreement, (vi) approving a continuance into another jurisdiction, (vii) selling, leasing or exchanging of all or substantially all of our property, other than in the ordinary course of business, or (viii) liquidating our assets and dissolving our company.

Shareholders Meetings

Annual Meetings

We normally hold our annual shareholders’ meeting shortly after completion of the preceding fiscal year at our principal executive offices in Canada with the record date begin set and notice provided to our shareholders not less than twenty-one nor more than fifty days prior to the meeting. Only those shareholders entitled to vote at the meeting, the directors, auditors and any other persons required to attend under any provision of our articles of incorporation, bylaws or the Business Corporations Act (Alberta) are entitled to attend the meeting.

Special Meetings

Our board, the chairman of the board, managing director or president, have the power to call a special meeting at anytime, and notice of any special meeting shall state the text of any special resolutions to be submitted at the meeting.

Share Ownership

Although our shareholder are subject to certain beneficial ownership reporting requirements as a result of our having a class of securities registered under Section 12 of the Securities Exchange Act of 1934, there are no provisions in our bylaws governing the ownership threshold above which shareholder ownership must be disclosed.

With the exception of the Investment Canada Act, as amended, and the potential application of the Competition Act there are no limitations on the ability or right of persons to own our securities, including the rights of non-resident or foreign shareholders to hold or exercise voting rights on our securities imposed by the Business Corporations Act (Alberta) or by our articles of incorporation or bylaws.

Investment Canada Act

The Investment Canada Act, as amended, generally prohibits implementation of any of a number of enumerated reviewable investments by an individual, government or agency thereof, corporation, partnership, trust or joint venture that is non-Canadian, as defined in the Investment Canada Act, unless the Minister responsible for administration of the Investment Canada Act is satisfied that the investment is likely to be of a net benefit to Canada.

In accordance with the provisions of the Investment Canada Act, an investment or series of investments to directly or indirectly acquire control of a Canadian company by a non-Canadian that is a “WTO Investor” or a Canadian company which was immediately prior to the investment controlled by a WTO Investor, is reviewable if the value of the assets of the company equal or exceed $256 million, the threshold established for the year 2006. In succeeding years, the threshold amount may be increased or decreased in accordance with the provisions of Section 14.1 of the Investment Canada Act. A WTO Investor is one who is a member of the World Trade Organization, currently comprised of one hundred forty-eight member countries, including the United States, or a WTO Investor-controlled entity, as defined in the Investment Canada Act.

An investment or series of investments to directly or indirectly acquire control of a Canadian company by a non-Canadian, other than a WTO Investor, is reviewable if the value of the assets of the company equal or exceed $5 million, or if an order for review is made by the Governor in Council on grounds that the investment is related to Canada’s cultural heritage or national identity.

Procedurally, the Investment Canada Act requires a non-Canadian who is establishing a new Canadian business or making an investment that will result in the acquisition of an existing Canadian business, to, depending on the transaction, file with the Director of Investments either notification of the transaction or an application for review.

Where an investment is reviewable in accordance with the provisions of the Investment Canada Act, an application for review must be filed prior to implementation of the investment, in response to which the non-Canadian investor will receive a receipt bearing a certified date. Within forty-five days following certified date the Minister responsible for administering the Investment Canada Act must either notify the non-Canadian investor that he is satisfied that the investment is likely to be of a net benefit to Canada or, if the Minister is unable to complete the review, notify the non-Canadian investor that the Minister shall, within thirty days unless a further period is agreed upon, complete consideration of the investment. Once the thirty day period has elapsed, the Minister will be deemed to be satisfied that the investment is likely to be of a net benefit to Canada and the investment may thereafter be implemented.

The notification procedure involves filing a brief statement of information at any time up to thirty days following implementation of the investment, in response to which the non-Canadian investor will receive a receipt bearing a certified date and advising the non-Canadian investor that the proposal is either unconditionally non-reviewable or that it will not be reviewed provided there is no additional notice of review issued within twenty-one days following the certified date.

Exempt from the notice and review provisions of the Investment Canada Act are, among other transactions, those acquisitions carried out (i) in the ordinary course of one’s business, (ii) in connection with the realization of security granted for a loan, (iii) for the purpose of facilitating financing, provided the acquirer divest himself of control within two years, and (iv) by reason of an amalgamation, merger, consolidation, or corporate reorganization, following which the ultimate control remains unchanged.

Exempt from the review provisions of the Investment Canada Act are investments to acquire control of Canadian businesses that (i) engage in the production of uranium, (ii) provide any financial services, (iii) provide transportation services, or (iv) constitute a cultural business.

Competition Act

The Competition Act, as amended, is designed to maintain and encourage competition while promoting efficiency and adaptability in the local Canadian economy, as well as to expand opportunities for Canadian participation in the world markets.

In accordance with the provisions of the Competition Act an investment giving rise to the acquisition or establishment, directly or indirectly, by one or more persons of control over or a significant interest in the whole or part of a business of a competitor, supplier, customer or other person may be subject to substantive review by the Commissioner of Competition, the officer responsible for administering the Competition Act.

Pre-investment notification must be made to the Commissioner of Competition by parties of a proposed transaction where certain party and transaction size thresholds are satisfied. The party size threshold requires that parties of a proposed transaction, together with their affiliates, have total assets in Canada or gross revenues from sales in, from or into Canada that exceed $400 million in the aggregate. The transaction size threshold requirements vary depending on the nature of the investment.

Transactions subject to pre-investment notification may not be completed until (i) the applicable statutory waiting periods have expired or have been earlier terminated by the Commissioner of Competition without his having taken action to prohibit the transaction’s implementation, or (ii) the Commissioner of Competition has issued an advance ruling certificate, or has waived the parties obligation to notify. Transactions involving only affiliates or those in the public interest, among others, are exempt from pre-investment notification requirements.

Regardless of whether pre-investment notification is required, the Commissioner of Competition may apply to the Competition Tribunal, a specialized tribunal established by Section 3 if the Competition Tribunal Act and empowered with the authority to hear and dispose of certain matters arising under the Competition Act, for substantive review of a transaction.

Where the Competition Tribunal finds the transaction likely to prevent or lessen competition substantially it may order the investment not proceed or, if it has been completed, may order its dissolution or the disposition of some of the assets or shares involved.

Change in Control

There are no provisions in our articles of incorporation or bylaws that would have an effect of delaying, deferring or preventing a change in our control with respect to a merger, acquisition or corporate restructuring.

EXCHANGE CONTROLS

There are no governmental laws, decrees, regulations or other legislation in Canada which restrict the import or export of capital, including the availability of cash and cash equivalents. With the exception of withholding tax requirements, there are no governmental laws, decrees, regulations or other legislation in Canada which affect the remittance of dividends, interest or other payments, to non-Canadian resident holders of shares of our securities.

TAXATION

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of material United States federal income tax consequences that may apply to holders and prospective holders of shares of our common stock. This discussion is based on the Internal Revenue Code of 1986, as amended, (the “Code”), Treasury Department regulations promulgated thereunder, published Internal Revenue Service (“IRS”) rulings and administrative pronouncements and court decisions of current applicability, any or all of which may materially and adversely change at any time, possibly on a retroactive basis. In addition, this discussion does not consider the potential effects, adverse or beneficial, of any proposed changes in the governing tax law, whether by judicial, executive or legislative action, which, if effected, may be applied, possibly on a retroactive basis. Further, no opinion was requested by us, or has been provided by our counsel or independent registered public accounting firm, with respect to the United States income tax consequences described in the following discussion. Accordingly, we urge holders and prospective holders of shares of our common stock to consult with, and rely upon, their own tax advisors in analyzing the potential United States federal, state, local and non-United States tax consequences associated with purchasing, owning and disposing of shares of our common stock.

As used in this section the term “U.S. Holder” denotes the beneficial owner of one or more shares of our common stock who is:

•	an individual citizen or resident of the United States;

•	a corporation, or entity taxable as a corporation, that is created or organized under the laws of the United States or of any political subdivision thereof or the District of Columbia;

•	an estate whose income is taxable in the United States irrespective of source; or

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a trust if, (i) a court within the United States is able to exercise primary supervision over the administration of the trust, and (ii) one or more United States persons have the authority to control all substantial decisions of the trust.

This discussion does not address the tax consequences peculiar to, and the term U.S. Holder does not include, persons subject to special provisions of United States federal income tax law, such as tax-exempt organizations, qualified retirement plans, individual retirement accounts and other tax-deferred accounts, financial institutions, insurance companies, real estate investment trusts, regulated investment companies, dealers in securities, persons or entities that have a functional currency other than the United States dollar, shareholders subject to the alternative minimum tax, shareholders who hold our common shares as part of a straddle, hedging or a conversion transaction, constructive sale or other arrangement involving more than one position, partners and other pass-through entities and persons holding an interest in such entities, and shareholders who acquired our common shares through the exercise of employee stock options or otherwise as compensation for services. This discussion is limited to U.S. Holders who own shares of our common stock as capital assets within the meaning of Section 1221 of the Code. This discussion does not address the consequences peculiar to persons or entities holding an interest in a shareholder or the consequences peculiar to a person of the ownership, exercise or disposition of any options, warrants or other rights to acquire shares of our common stock. If a partnership (including an entity treated as a partnership for United States federal income tax purposes) holds shares of our common stock, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partnership, or a partner in a partnership, holding shares of our common stock, we urge you to consult with, and rely upon, your own tax advisor in analyzing the potential United States federal, state, local and non-United States tax consequences associated with purchasing, owning and disposing of shares of our common stock.

Dividends

Though we do not anticipate paying any cash dividends in the foreseeable future, should U.S. Holders of shares of our common stock receive dividend distributions:

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to the extent such distributions are paid out of our current or accumulated earnings and profits, as determined for United States federal income tax purposes, subject to any applicable foreign tax credit, and without a reduction for any Canadian income tax withheld from such distributions, such holders would generally be required to include, in their gross income for United States federal income tax purposes, an amount equal to the United States Dollar value of such distributions on the date of receipt (based on the exchange rate on such date).

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to the extent such dividend distributions exceed our current or accumulated earnings and profits, as determined for United States federal income tax purposes, the amount of any distribution so received will (i) first be applied to reduce a U.S. Holder’s adjusted basis in our common shares, and, as a return of basis, will not be subject to United States federal income tax, and (ii) thereafter, any residual amount of such distribution will be treated as a gain from the sale or exchange of our common shares, which amount is taxable as a capital gain.

Any taxable dividends received on shares of our common stock by a U.S. Holder who is an individual, a trust or an estate (an “Individual Holder”) will be treated as qualified dividend income, which is subject to tax at preferential rates through December 31, 2008, provided that:

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we are a qualified foreign corporation—one eligible for the benefits of a comprehensive income tax treaty with the United States, which the United States Treasury Department has determined to be satisfactory for this purpose and which includes an exchange of information program—for which purposes the Canada-US Income Tax Convention (1980) qualifies;

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we are not a passive foreign investment company for the taxable year during which the dividend is paid or the immediately preceding taxable year (which we do not believe we are, have been or anticipate that we will be);

•	the Individual Holder has held the common shares for more than 60 days during the 121-day period beginning 60 days prior to the date on which the common shares become ex-dividend; and

•	the Individual Holder is not obligated to make related payments with respect to positions in substantially similar or related property.

Special rules may apply to any extraordinary dividend—a dividend equal to or in excess of 10% of a shareholder’s adjusted basis, or, under certain circumstances, the fair market value, of a share of common stock—requiring that such a distribution be treated as qualified dividend income. Any loss from the sale or exchange of shares of our common stock with respect to which an Individual Holder has received an extraordinary dividend treated as qualified dividend income will be deemed a long-term capital loss to the extent of such dividend. Taxable extraordinary dividends not treated as qualified dividend income will be taxed as ordinary income, rather than as capital gains.

Foreign Tax Credit

A U.S. Holder who pays, or has withheld from distributions, Canadian income tax with respect to the ownership of shares of our common stock may be entitled, at his or her election, to either a deduction or a tax credit for such foreign tax paid or withheld. Furthermore, a U.S. Holder that is a domestic corporation owning 10% or more of our voting stock may be eligible to claim a deemed paid foreign tax credit based on any underlying non-United States income taxes paid by us. The election to credit or deduct foreign taxes is made on a yearly basis and applies to all foreign income taxes paid by, or withheld from, the U.S. Holder during the year.

There are significant and complex limitations applicable to the foreign tax credit and as such we urge you to consult with, and rely upon, your own tax advisor regarding the availability of the foreign tax credit, the deemed paid foreign tax credit available to certain corporations and the application of limitations on the credit in light of your particular circumstances.

Sale, Exchange or other Disposition of Common Shares

Generally, a U.S. Holder will recognize a taxable gain or loss upon the sale, exchange or other disposition of shares of our common stock in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder’s tax basis in such shares. Subject to certain qualifications and limitations, such gain or loss will be treated as a long-term capital gain or loss if the U.S. Holder has held the common shares for more than one year at the time of the sale, exchange or other disposition. Preferential tax rates for long-term capital gains may apply to certain U.S. Holders who satisfy this minimum holding period. There are presently no preferential tax rates for long-term capital gains recognized by a corporation.

Special Rules

Special United States federal income tax rules apply to shareholders of passive foreign investment companies and controlled foreign corporations. The preceding discussions do not address the United States federal income tax consequences to a U.S. Holder in the event that we were treated as a passive foreign investment company or controlled foreign corporation. While our management does not believe that we are, or that we are likely to become, a passive foreign investment company or a controlled foreign corporation, the circumstances which would result in our becoming such are not entirely within our control and as such there always exists the possibility, however remote, that we may become a passive foreign investment company or controlled foreign corporation in the future.

Passive Foreign Investment Company

A non-United States entity treated as a corporation for United States federal income tax purposes will be a passive foreign investment company in any taxable year in which, after taking into account the income and assets of the corporation and certain subsidiaries pursuant to a “look through” rule, either (i) 75% or more of its gross income is passive income, such as interest, dividends and certain rents and royalties, or (ii) at least 50% of the average value of its assets are attributable to assets that produce passive income or are held for the production of passive income. Our management does not believe that we are a passive foreign investment company, or that we will become a passive foreign investment company in the future, because we are primarily engaged the refinement and manufacture of three lines of unrelated potential consumer retail products. Moreover, we have not received 75% or more of our gross income from passive sources, nor has 50% or more of the fair market value of our assets been held for the production of passive income, for any taxable year. Nonetheless, in the event we were treated as a passive foreign investment company for any taxable year, U.S. Holders of shares of our common stock may be subject to United States federal income taxes in excess of those previously described on distributions paid with respect to, or dispositions of, our common shares.

There are significant and complex issues associated with the taxation of a U.S. Holder of shares of a passive foreign investment company and as such we urge you to consult with, and rely upon, your own tax advisor regarding the impact of the passive foreign investment company rules and the advisability and availability of certain United States federal income tax elections that may alleviate adverse tax consequences that may result if we are or were to become a passive foreign investment company.

Controlled Foreign Corporation

A controlled foreign corporation is a foreign corporation of which more than 50% of the stock, by vote or value, is owned, directly, indirectly or constructively, by U.S. Holders each of whom, directly, indirectly or constructively, owns 10% or more of the total combined voting power of all classes of stock of the foreign corporation (each a “CFC Shareholder”). If we are a controlled foreign corporation, a CFC Shareholder would be treated as receiving current distributions of an allocable share of certain types of our income at the end of each year. Additionally, such a CFC Shareholder would recognize ordinary income to the extent of an allocable share of our earnings and profits, rather than capital gain, on the sale of his or her common shares. Our management does not believe that we are a controlled foreign corporation, because U.S. Holders who directly, indirectly or constructively own 10% or more of the total voting power of our outstanding common shares do not own more than 50% of shares of our common stock.

United States Federal Income Taxation of Non-U.S. Holders

For purposes of this discussion, a beneficial owner of our common shares that is not a U.S. Holder (other than a partnership or entity treated as a partnership for United States federal income tax purposes) is a “Non-U.S. Holder”. If you are a partnership, or a partner in a partnership, holding shares of our common stock, we urge you to consult with, and rely upon, your own tax advisor in analyzing the potential United States federal, state, local and non-United States tax consequences associated with purchasing, owning and disposing of shares of our common stock.

Distributions on our Common Shares

Any distributions we pay to a Non-U.S. Holder will not be subject to United States federal income tax or withholding tax if the Non-U.S. Holder is not engaged in a United States trade or business. If the Non-U.S. Holder is engaged in a United States trade or business, any distributions we pay will be subject to United States federal income tax at regular graduated rates if (i) those distributions are treated as dividends or capital gains (as previously described with respect to U.S. Holders); (ii) are effectively connected with the Non-U.S. Holder’s United States trade or business; and, (iii) if an income tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States. In addition, a branch profits tax may be imposed at a 30% rate, or at such lower rate under an applicable income tax treaty, on the effectively connected earnings of a Non-U.S. Holder that is a corporation.

Sale, Exchange or other Disposition of Common Shares

Non-U.S. Holders generally will not be subject to United States federal income tax on any gain recognized on the disposition of shares of our common stock unless the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States and, if an income tax treaty applies, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States. If the Non-U.S. Holder is engaged in a United States trade or business and a gain recognized on the disposition of shares of our common stock is effectively connected with that trade or business, and, if a tax treaty applies, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States, such gain will be subject to United States federal income tax at regular graduated rates and, if the Non-U.S. Holder is a corporation, a branch profits tax may be imposed at a 30% rate, or at such lower rate established under an applicable income tax treaty. A Non-U.S. Holder who is (i) an individual (ii) present in the United States for 183 days or more in a taxable year, and (iii) who meets certain other requirements will also be subject to United States federal income tax on capital gains recognized during such year, including such gains realized from a disposition of our stock.

Information Reporting and Backup Withholding Tax

Generally, dividend payments or other taxable distributions made within the United States will be subject to information reporting requirements and a United States backup withholding tax if a U.S Holder fails to provide an accurate taxpayer identification number certified under penalties of perjury, as well as certain other information, or otherwise establish an exemption from backup withholding.

Non-U.S. Holders may be required to establish their exemption from information reporting and backup withholding by certifying their status on an IRS Form W-8BEN, W-8ECI or W-8IMY as applicable.

If a Non-U.S. Holder sells shares to or through the United States office of a United States or foreign broker, the payment of proceeds generally will be subject to information reporting requirements and a backup withholding tax unless the Non-U.S. Holder properly certifies its non-United States status under penalties of perjury or otherwise establishes an exemption and the payor or broker does not have actual knowledge or reason to know that the holder is a United States person. Information reporting requirements and backup withholding taxes generally will not apply to the payment of proceeds of the sale of common shares effected outside the United States by a foreign office of a broker. Information reporting requirements (but not backup tax withholding requirements) will apply, however, to the payment of the sale proceeds if the broker is a United States person or has certain other contacts with the United States.

Backup withholding is not an additional tax. Rather, a holder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed such holder’s United States federal income tax liability by timely filing a properly completed claim for refund with the IRS.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSEQUENCES

The following summary is a general discussion of material Canadian federal income tax consequences that may apply to holders and prospective holders of shares of our common stock that are non-residents of Canada (“Non-Canadian Holders”). This discussion is based on the Income Tax Act (Canada), the regulations promulgated thereunder, all amendments thereto publicly proposed by or on behalf of the Minster of Finance (Canada) prior to the date hereof, the published administrative practices of the Canada Revenue Agency and on the current provisions Canada-United States Income Tax Convention (1980), as amended (the “Canada-US Treaty”), any or all of which may materially and adversely change at any time, possibly on a retroactive basis. In addition, this discussion does not consider the potential effects, adverse or beneficial, of any proposed changes in the governing tax law, whether by judicial, executive or legislative action, which, if effected, may be applied, possibly on a retroactive basis. No opinion was requested by us, or has been provided by our counsel or independent registered public accounting firm, with respect to the Canadian income tax consequences described in the following discussion. Accordingly, we urge holders and prospective holders of shares of our common stock to consult with, and rely upon, their own tax advisors in analyzing the potential Canadian federal, provincial, local and non-Canadian tax consequences associated with purchasing, owning and disposing of shares of our common stock.

As used in this section the term “Non-Canadian Holder” denoted the beneficial owner of one or more shares of our common stock who is:

•	a non-resident of Canada;

•	holds our common shares as capital property;

•	deals with us at arm’s length; and

•	does not use or hold our common shares in or in the course of carrying on business in Canada.

Dividends

Though we do not anticipate paying any cash dividends in the foreseeable future, should a Non-Canadian Holder of shares of our common stock receive dividend distributions, such holder will be subject to a Canadian withholding tax equal to 25%, subject to such lower rate as may be available under an applicable tax treaty, of the gross amount of any distributions paid or deemed to be paid.

In accordance with the Canada-US Treaty the rate of withholding tax applicable to distributions paid to a Non-Canadian Holder who is a resident of the United States is:

•	to the extent such holder beneficially owns at least 10% of our voting stock, 5% of the gross amount of such distribution paid; or

•	to the extent such holder beneficially owns less than 10% of our voting stock, 15% of the gross amount of such distribution paid.

We are required to withhold the applicable amount from each distribution paid and remit the withheld amount directly to the Receiver General for Canada for the account of the Non-Canadian Holder.

In accordance with the Canada-US Treaty, certain tax-exempt entities residing in the United States may be exempt from Canadian withholding taxes, including any withholding taxes levied in respect of dividends received on our common shares.

Sale, Exchange or other Disposition of Common Shares

A Non-Canadian Holder who disposes of shares of our common stock, including by deemed disposition upon death, will not be subject to Canadian federal income tax on any capital gain (or capital loss) thereby realized unless the common shares constitute “taxable Canadian property” as defined by the Income Tax Act (Canada) and no relief is afforded under any applicable tax treaty. Generally, our common shares will not constitute taxable Canadian property of a Non-Canadian Holder unless (i) the common shares are held as capital property used in carrying on a business (other than an insurance business) in Canada, or (ii) the Non-Canadian Holder or persons with whom the Non-Canadian Holder did not deal at arm’s-length alone or together held or held options to acquire, at any time within the five years preceding the disposition, 25% or more of the shares of any class of our capital stock.

A Non-Canadian Holder who is resident of the United States and realizes a capital gain on disposition of common shares that are taxable Canadian property will nevertheless, by virtue of the Canada-US Treaty, generally be exempt from Canadian tax thereon unless (i) more than 50% of the value of the common shares are derived from, or forms an interest in, Canadian real estate, including Canadian mineral resource properties, (ii) the common shares formed part of the business property of a permanent establishment that the Non-Canadian Holder has or had in Canada within the twelve months preceding disposition, or (iii) the Non-Canadian (a) was a resident of Canada at any time within the ten years immediately preceding the disposition and for a total of 120 months during the twenty years, preceding the disposition, and (b) owned the common share when he ceased to be a resident of Canada.

A Non-Canadian Holder who is subject to Canadian tax in respect of a capital gain on disposition of common shares must include one-half of the capital gain in computing his taxable income earned in Canada. The Non-Canadian Holder may, subject to certain limitations, deduct one half of any capital loss arising on disposition of taxable Canadian property from taxable capital gains realized in the year of disposition in respect of taxable Canadian property and, to the extent not so deductible, from such taxable capital gains of any of the three preceding years or any subsequent year.

A Non-Canadian Holder whose common shares constitute taxable Canadian property and who is a resident of the United States and entitled to benefits under the Canada-US Treaty generally would be exempt from Canadian tax on any capital gain realized on a disposition of those shares in any event, provided such shares do not derive their value principally from Canadian real property (including Canadian resource properties). Our management is of the view that our common shares do not derive their value principally from Canadian real property. A Non-Canadian Holder claiming exemption under the Treaty will, however, have Canadian tax filing obligations with respect to a disposition of common shares.

DOCUMENTS ON DISPLAY

All documents referred to in this prospectus may be inspected at our offices during regular business hours located at 420 - 475 Howe Street, Vancouver, British Columbia V6C 2B3, telephone (604) 606-7979.

LEGAL MATTERS

The validity of the common shares being registered by this registration statement and certain legal matters as to Canadian law are being passed upon for us by the firm of Burstall Winger, LLP, Calgary, Alberta. M.M. Membrado, PLLC, New York, New York, acts as our counsel with respect to United States corporate and securities matters.

EXPERTS

The financial statements of Valcent Products Inc. as of and for the year ended March 31, 2005 included herein have been audited by Smythe Ratcliffe, chartered accountants, as stated in their report appearing elsewhere in this prospectus, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The principal offices of Smythe Ratcliffe are located at 355 Burrard Street, 7th Floor, Marine Building, Vancouver, British Columbia V6C 2G8.

The consolidated financial statements of Valcent Products Inc. (formerly Nettron.com) as of and for the years ended March 31, 2004, 2003 and 2002 excerpts of which are included herein, have been audited Charlton & Company, chartered accountants, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The offices of Charlton & Company are located at 555 Burrard Street 1735, Vancouver, British Columbia V7X 1M9.

EXPENSES RELATED TO THE OFFERING

The following table is an itemization presentation of the total expenses that we and the selling shareholders expect to incur in connection with this offering. All amounts are estimates.

SEC registration fee	$901.88
Blue Sky fee	$—
Legal fees and expenses	$20,000
Accounting fees and expenses	$15,000
Printing fees	$—
Miscellaneous	$—

Total	$35,901.88

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the common shares to be sold in this offering. As permitted by the rules and regulations of the SEC, this prospectus omits certain information contained in the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus regarding the contents of any agreement or other document filed as an exhibit to the registration statement are not necessarily complete, and in each instance reference is made to the copy of the agreement as filed, each such statement being qualified by this reference. This registration statement, including exhibits and schedules filed as part of this registration statement, may be inspected, without charge, at the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of all or any portion of this registration statement may also be obtained from the Public Reference Room upon payment of prescribed fees. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains a website, accessible at http://www.sec.gov, that contains reports, proxy and information statements and other information regard registrants, including our company, that electronically file with the SEC.

We are a foreign private issuer, as defined in accordance with Rule 405 of the Securities Act, and while as such we are subject to the informational requirements of the Exchange Act, we are exempt from certain informational requirements thereunder to which domestic issuers are subject, including proxy rules under Section 14, insider reporting and short-profit provisions under Section 16 and the requirements to file current reports on Form 8-K upon the occurrence of certain material events. We intend to full comply with those informational requirements under the Exchange Act that do apply to us as a foreign private issuer, including filing with the SEC our annual report on Form 20-F and any material interim reports, press releases or other documents published or required to be published by the Alberta Securities Commission, Canada, on Form 6-K.

You are invited to read and copy reports, press releases, statements and other information that we have filed with the Alberta Securities Commission. Our public filings are electronically available from the Canadian Securities Administrators’ website, accessible at http:/sedar.com, and you may call the Alberta Securities Commission at (403) 297-6454 for information about how to obtain copies of materials we file.

INDEX
TO
FINANCIAL STATEMENTS

VALCENT PRODUCTS INC.
(Formerly Nettron.com, Inc.)
(Expressed in Canadian Dollars)

Page
UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

Balance Sheets as of December 31, 2005 and March 31, 2005	F-2
Statements of Operations and Deficit for the nine months ended December 31, 2005 and 2004	F-3
Statements of Cash Flows for the nine months ended December 31, 2005 and 2004	F-4
Notes to the Financial Statements for the nine months ended December 31, 2005 and 2004	F-5 - F-8

AUDITED FINANCIAL STATEMENTS FOR THE YEARS ENDED MARCH 31, 2005 AND 2004

Report of Independent Registered Public Accounting Firm	F-9
Balance Sheets for the years ended March 31, 2005 and 2004	F-10
Statements of Operations and Deficit for the years ended March 31, 2005 and 2004	F-11
Statements of Cash Flows for the years ended March 31, 2005 and 2004	F-12
Notes to the Financial Statements for the years ended March 31, 2005 and 2004	F-13 - F-19

AUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED MARCH 31, 2004 AND 2003

Report of Independent Registered Public Accounting Firm	F-20
Balance Sheets for the years ended March 31, 2004 and 2003	F-21
Statements of Operations and Deficit for the years ended March 31, 2004 and 2003	F-22
Statements of Cash Flows for the years ended March 31, 2004 and 2003	F-23
Notes to the Financial Statements for the years ended March 31, 2004 and 2003	F-24 - F-32

Valcent Products Inc.
(Formerly Nettron.Com, Inc.)
Unaudited Interim Consolidated Balance Sheets
As at December 31, 2005
(Expressed in Canadian Dollars)

	December 2005	March 31 2005
ASSETS
Current
Cash and Equivalents	$271,028	$222
Accounts receivable	5,171	714
MK Enterprises LLC	6,324	—
	282,523	936

Product License (Note 2)	1,306,075	—

	$1,588,598	$936

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Liabilities
Current
Accounts payable and accrued liabilities	$11,422	$80,527
Due to related directors	6,393	158,359
Convertible Notes (Note 3)	1,597,011	—
	1,614,826	238,886
Shareholders’ equity (deficiency)
Share capital (Note 4)	4,099,870	2,999,420
Contributed Surplus	60,000	—
Share Subscriptions (Note 2)	419,401	—
Deficit	(4,605,499)	(3,237,370)
	(26,228)	(237,950)

	$1,588,598	$936

On behalf of the board:
“Glen Kertz”	Director	“F. George Orr”	Director
Glen Kertz		F. George Orr

Valcent Products Inc.
(Formerly Nettron.Com, Inc.)
Unaudited Interim Consolidated Statements of Operations and Deficit
As at December 31, 2005
(Expressed in Canadian Dollars)

	Three months ended December 31		Nine months ended December 31
	2005	2004	2005	2004

Expenses
Bank charges and interest	$71,462	$34	$108,962	$133
Filing and transfer agent	10,319	1,847	30,200	7,732
Investor relations	13,150	—	467,362	—
Management fees (Note 4)	—	1,500	4,000	4,500
Office and miscellaneous	19,495	114	61,330	114
Product development	239,950	—	349,014	—
Professional fees	61,871	5,602	203,512	14,675
Rent	32,596	1,500	45,786	4,500
Stock option compensation	60,000	—	60,000	—
Travel	44,810	—	51,052	—

Loss from operations	553,653	10,597	1,381,218	31,654

Other income expenses
Foreign exchange gain	(9,864)	(559)	13,089	1,715

Net loss for period	563,517	11,156	1,368,129	29,939

Deficit, beginning of period	4,041,982	3,210,459	3,237,370	3,191,676

Deficit, end of period	$4,605,499	$3,221,615	$4,605,499	$3,221,615

Loss per share—basic	$0.037	$0.001	0.145	$0.01

Weighted average share outstanding	15,361,026	2,145,125	9,425,172	2,145,125

Valcent Products Inc.
(Formerly Nettron.Com, Inc.)
Unaudited Interim Consolidated Statements of Cash Flows
As at December 31, 2005
(Expressed in Canadian Dollars)

	Three months ended December 31		Nine months ended December 31
	2005	2004	2005	2004

Cash provided by (used in)
Operating activities
Loss for period	$(563,517)	10,038	(1,368,129)	29,939
Items not involving cash
Shares issued for investor relations	—	—	285,242	—
Stock option compensation	60,000	—	60,000	—
Changes in non—cash
working capital items	1,845	(9,783)	2,688	(28,755)

	(501,672)	255	(1,020,199)	1,184

Investing activities
Purchase of product license	—	—	(306,075)	—
Financing activities
Related party transactions	69	—	69	—
Convertible debentures	64,116	—	1,597,011	—

Increase (decrease) in cash during
period	(437,487)	255	270,806	1,184

Cash, beginning period	708,515	(202)	222	(1,131)

Cash, end of period	$271,028	$53	$271,028	$53

Valcent Products Inc.
(Formerly Nettron.Com, Inc.)
Notes to Consolidated Unaudited Interim Financial Statements
As at December 31, 2005
(Expressed in Canadian Dollars)

1. Nature of Business and Ability to Continue as a Going Concern

The Company was incorporated under the Alberta Business Corporations Act on January 19, 1996 and was in the business of marketing its interactive dating service “Cupid’s Web” until March 24, 2004 when these operations were discontinued due to difficulties encountered in raising financing. During the nine months ended December 31, 2005 the Company acquired a license to certain proprietary technology owned by arms-length parties (see Product License Note 2) and the development of these potential products had been the Company’s primary business. Also during the nine months ended December 31, 2005 the Company formed a wholly owned Nevada corporation, Valcent USA, Inc. to conduct operations in the United States. In order to conduct operations in Texas Valcent USA, Inc. formed a partnership with one of the Company’s directors and become the general partner in Valcent Manufacturing. These financial statements include the accounts of the Company, Valcent USA, Inc. and Valcent Manufacturing.

These financial statements have been prepared in accordance with Canadian generally accepted accounting principles applicable to a going-concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As at December 31, 2005, the Company had accumulated losses totaling $4,605,499. The continuation of the Company is dependent upon the economic development and sales of the potential products underlying its product license as well as obtaining long-term financing. While the Company is expending its best efforts to achieve the above plans, such activity may nevertheless fail to generate funds that will be available for operations.

These conditions raise substantial doubt about the Company’s ability to continue as a going-concern. These financial statements do not include any adjustments that might arise from this uncertainty.

2.  Product Licence

During the nine months ended December 31, 2005 the Company completed a licensing agreement for the exclusive worldwide marketing rights to a skincare system, a duster, a garden kit and a right of first offer on future potential products developed by MK Enterprises LLC. The Company has agreed to issue MK Enterprises LLC and its assigns 20 million common shares at a deemed cost of $1,000,000, of which 11,611,975 have been issued with the balance reserved for issuance and included in share subscriptions, pay a $125,000 U.S. license fee (paid), pay $125,000 in costs related to the development of the potential products since March 17, 2005 (paid) and royalties as to $10 U.S. per skincare system unit sold, $2 U.S. per duster sold and 4.5% of the net sales of the garden kit. In addition the Company has agreed to pay a royalty of 3% of net sales related to ancillary product sales from these potential products. For future potential products developed by MK Enterprises LLC, that the Company elects to acquire the rights to, it has agreed to pay a royalty of 4.5% of net sales of the new product plus 3% of net sales from ancillary product sales. Also in order to keep the potential products under license the Company has agreed to a minimum royalty schedule per potential product for each of the skincare system, duster and garden kit and their related ancillary products of $37,500 for the second license year and $50,000 per year thereafter. For any new products acquired they will be subject to minimum royalties of $50,000 per year also beginning in the second year. To keep the overall master license in good standing the Company has agreed that beginning in the second license year that the total of royalties plus other fees paid to MK Enterprises LLC shall be at least $400,000 U.S. per year.

Valcent Products Inc.
(Formerly Nettron.Com, Inc.)
Notes to Consolidated Unaudited Interim Financial Statements
As at December 31, 2005
(Expressed in Canadian Dollars)

3. Convertible Notes

To finance the purchase of the Product License (Note 2) and to provide working capital for its development the Company has issued $1,277,200 U.S. in 8% per annum convertible notes and stock purchase warrants whereby for each $0.75 US in convertible note purchased the holder will receive one class A warrant which will entitle him to purchase an additional common shares at $0.50 U.S. until August 5, 2008 and one class B warrant which will entitle him to purchase an additional common shares at $1.00 U.S. until August 5, 2008. The holders of the convertible notes may, subject to trickle out provisions, elect to convert note and any unpaid interest into common shares of the Company at the lesser of (i) 70% of the average of the five lowest closing bid prices for the common stock for the ten trading days prior to conversion and (ii) $0.55 U.S. The Company may, subject to notice provisions and the common shares trading above $1.50 U.S. per share for more than twenty consecutive trading days, elect to payout the notes and interest due by paying 130% of the amount due under notes plus interest. In conjunction with this financing the Company has paid a finders fees of 10% of the gross proceeds in cash and which is included in investor relations, 425,735 common shares at a deemed value of $285,242. There are 255,440 finders A warrants whereby the holders shall have the right to purchase 255,440 common shares at $0.50 U.S. per share until August 5, 2008 and 425,733 finders B warrants whereby the holders shall have the right to purchase 425,733 common shares at $0.75 U.S. per share until August 5, 2008.

Certain of the convertible notes contained registration rights which to date have not been met. As at December 31, 2005 the Company has accrued $57,147 in penalties pertaining to these registration rights and is subject to a penalty of 2% every thirty days thereafter until such time as its meets its registration requirements.

4. Share Capital

Authorized:
Unlimited number of common shares without par value
Unlimited number of preferred shares without par value

Issued: Common shares

	Number of Shares	Amount
Balance, March 31, 2005	6,435,374	2,999,420
Consolidates 1 new for 3 old during the period	(4,290,249)	—
Debt settlement	1,605,000	234,609
Shares issued for investor relations	425,735	285,242
Product license purchase	11,611,975	580,599
	15,787,835	4,099,870

Valcent Products Inc.
(Formerly Nettron.Com, Inc.)
Notes to Consolidated Unaudited Interim Financial Statements
As at December 31, 2005
(Expressed in Canadian Dollars)

4. Share Capital (cont)

During the six months ended September 30, 2005 the Company consolidated its common shares three for one and issued 1,605,000 post-consolidated common shares, for the settlement of $234,609 of debt. The Company also entered into a license acquisition agreement and a private placement whereby certain common shares have been issued or may be issued, see Notes 2 and 3. As at December 31, 2005, 8,388,025 common shares remained to be issued pursuant to the license agreement and are reflected in share subscriptions.

(b) Stock options

Pursuant to the Company’s 1996 Incentive Stock Option Plan (the “Plan”), a total of 10% of the Company’s issued common shares are reserved for the granting of stock options. The Plan provides that the terms of the options and the option price shall be fixed by the Directors and subject to the price restrictions and other requirements imposed by the TSX Venture Exchange or any other exchange that the Company lists its common shares. The Plan also provides that no option shall be granted to any person except on recommendations of the Directors of the Company. Stock options granted under the Plan may not be for a period longer than five years.

As at March 31, 2004 the Company had outstanding stock options whereby 612,500 shares could be acquired as to 512,500 shares at $0.44 until September 10, 2004 and 100,000 shares at $2.00 until March 27, 2005. All of these options expired unexercised and no options remained outstanding as at March 31, 2005.

During the nine months ended December 31, 2005 the Company amended the Plan and instituted a new stock option plan (the “US Plan”). The US Plan is applicable to residents of the United States and options may be issued under this plan to acquire up to an aggregate number of shares, which when combined with options granted under the Plan equal to 10% of the issued number of common shares. The terms of the options and the option price of the US Plan are to be fixed by the Directors, subject to a limitation that no one individual may be granted options to receive greater than 5% of the issued number of common shares. The amended terms of the Plan call for the total aggregate number of options that can be granted under both the Plan and the US Plan be no more than 10% of the issued number of common shares. The Company issued 100,000 options to acquire that same number of commons shares to a director of the Company at $0.45 US per share until October 17, 2007 and 200,000 options to acquire that same number of shares to employees at $0.50 per share until October 17, 2006. Under the US Plan the Company has issued 750,000 options to acquire that same number of shares to various employees at $0.60 per share. The options under the US Plan have various vesting requirements and are dependent on continued employment it is expected that over the next year 400,000 of these options will be vested. In conjunction with the issuance of these options the Company has booked a stock option compensation expense of $60,000.

Subsequent to December 31, 2005 the Company issued a Director an option to acquire 300,000 common shares at $0.50 until February 31, 2011.

Valcent Products Inc.
(Formerly Nettron.Com, Inc.)
Notes to Consolidated Unaudited Interim Financial Statements
As at December 31, 2005
(Expressed in Canadian Dollars)

4. Share Capital (cont)

(c) Warrants

In conjunction with the convertible notes the Company issued various warrants to acquire common shares, see Note 3.

5. Related Party Transactions

Related party transactions not disclosed elsewhere in these financial statements are as follows:

(a) During the nine months ended December 31, 2005 $153,349 of accounts payable due to directors or companies controlled by directors was settled by way of the issuance of 1,106,486 common shares.

(b) During the nine month period ended December 31, 2005 and 2004, the Company paid or accrued fees to directors and companies controlled by directors for the following services:

	2005	2004

Management fees	$4,000	$4,500
Rent	$1,500	$4,500
Product development	$87,447	$—
Professional fees	$15,000	$—

6. Commitments

During the six months ended September 30, 2005 the Company leased development space in El Paso, Texas under a three year lease at a cost of $3,170 US per month. As at December 31, 2005 $20,950 of these lease costs is included in rent and there remains thirty months on the lease.

SmytheRatcliffe.com
7th Floor, Marine Building
355 Burrard Street
Vancouver, B.C. V6C 2G8

facsimile: 604.688.4675
telephone: 604.687.1231

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of Valcent Products Inc. (Formerly Nettron.com, Inc.)

We have audited the balance sheet of Valcent Products Inc. (Formerly Nettron.com, Inc.) as at March 31, 2005 and the statements of operations and deficit and cash flows for the year ended March 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements as at March 31, 2004 and 2003, and for the two years then ended were audited by another auditor who expressed an opinion without reservation on those statements in his report dated July 15, 2004.

We conducted our audit in accordance with generally accepted auditing standards in Canada and the standards of the Public Company Accounting Oversight Board (PCAOB) in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at March 31, 2005 and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles.

“Smythe Ratcliffe” (signed)

Chartered Accountants

Vancouver, Canada
July 18, 2005, except as to Note 10,
which is as of October 13, 2005

Comments by Auditor for US Readers on Canada - US Reporting Difference

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company’s ability to continue as a going-concern, such as those described in Note 2 to the financial statements. Our report to the shareholders dated July 18, 2005 is expressed in accordance with Canadian reporting standards, which do not permit a reference to such events and conditions in the auditors’ report when these are adequately disclosed in the financial statements.

“Smythe Ratcliffe” (signed)

Chartered Accountants

Vancouver, Canada
July 18, 2005, except as to Note 10,
which is as of October 13, 2005

Valcent Products Inc.
(Formerly Nettron.com, Inc.)
Balance Sheets
As at March 31
(Expressed in Canadian Dollars)

	2005	2004
ASSETS

Current
Cash and term deposits	$222	$—
Accounts receivable	714	2,059
	$936	$2,059

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current
Bank indebtedness	$—	$1,132
Accounts payable and accrued liabilities	80,527	87,144
Related party advances	158,359	106,039
	238,886	194,315

Shareholders’ deficit
Share capital (Note 4)	2,999,420	2,999,420
Deficit	(3,237,370)	(3,191,676)
	(237,950)	(192,256)
	$936	$2,059

Nature of Operations (Note 2)
Subsequent Events (Note 10)

Approved by the Board:
“Douglas E. Ford”	Director	“Larry F. Robb”	Director
Douglas E. Ford		Larry F. Robb

See accompanying notes.

Valcent Products Inc.
(Formerly Nettron.com, Inc.)
Statement of Operations and Deficit
Years Ended March 31
(Expressed in Canadian Dollars)

	2005	2004	2003
Expenses
Advertising and promotion	$—	$1,045	$289
Amortization	—	—	4,500
Filing and transfer agent fees	10,600	9,310	8,260
Foreign exchange (gain) loss	(1,228)	953	—
Management fees	6,000	6,000	4,500
Office and miscellaneous	919	217	477
Professional fees (recovery)	23,403	2,360	(104,163)
Rent	6,000	6,000	4,500
Loss (income) from continuing operations	45,694	25,885	(81,637)

Foreign exchange gain	—	—	(796)

Gain on disposal of discontinued operations (note 3)	—	(2,238)	—

Net loss (income)	45,694	23,647	(82,433)

Deficit, beginning of year	3,191,676	3,168,029	3,250,462

Deficit, end of year	$3,237,370	$3,191,676	$3,168,029

Net loss (income) per share - basic and diluted	$0.01	$0.01	$(0.01)

Weighted average shares outstanding	6,435,374	6,435,374	6,435,374

See accompanying notes.

Valcent Products Inc.
(Formerly Nettron.com, Inc.)
Statements of Cash Flows
Years Ended March 31
(Expressed in Canadian Dollars)

	2005	2004	2003
Cash flows provided by (used in)
Operating activities
Income (loss) from operations	$(45,694)	$(23,647)	$82,433
Items not involving cash
Amortization of property and equipment in
discontinued operations	—	(2,238)	4,500

	(45,694)	(25,885)	86,933

Changes in non-cash working capital balances
Shareholders’ loan	—	(1,688)	—
Accounts receivable	1,345	(1,384)	8,018
Accounts payable and accrued liabilities	(6,617)	20,039	(103,472)
Foreign exchange gain	—	—	796
	(5,272)	16,967	(95,454)
Cash used in continued operations	(50,966)	(8,918)	(8,521)

Financing activity

Related party advances	52,320	—	—

Proceeds on issuance of shares and share subscriptions	—	—	15,378

Cash provided by financing activities	52,320	—	15,378

Increase (decrease) in cash	1,354	(8,918)	6,857

Cash (bank indebtedness), beginning of year	(1,132)	7,786	929
Cash (bank indebtedness), end of year	$222	$(1,132)	$7,786

See accompanying notes.

Valcent Products Inc.
(Formerly Nettron.com, Inc.)
Notes to the Financial Statements
Years Ended March 31, 2005 and 2004
(Expressed in Canadian Dollars)

1.	Significant Accounting Policies

(a)	Principles of consolidation

These financial statements are stated in Canadian dollars and have been prepared in accordance with Canadian generally accepted accounting principles. On April 19, 2005 Nettron.com, Inc. changed its name to Valcent Products Inc. (the “Company”). Effective March 24, 2004 the Company disposed of its wholly-owned subsidiary, Nettron Media Group Inc. and recorded a gain on disposal of discontinued operations.

(b)	Foreign currency transactions and translation

Amounts denominated in US dollars have been translated into Canadian dollars as follows:

(i)	monetary assets and liabilities, at the year end exchange rates;

(ii)	non-monetary assets and liabilities, at exchange rates approximating those prevailing on the dates of the transactions; and

(iii)	revenue and expense items, at the average rate of exchange during each year.

All exchange gains and losses are charged to operations.

(c)	Use of estimates

The preparation of these financial statements in accordance with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from management’s best estimates as additional information becomes available in the future.

(d)	Loss per share

The Company uses the “Treasury Stock Method” to calculate loss per common share. Under this method, the basic loss per share is calculated based on the weighted average aggregate number of common shares outstanding during each period. The diluted earnings per share assumes that the outstanding stock options and share purchase warrants had been exercised at the beginning of the period to the extent they are dilutive. The assumed conversion of stock options has an anti-dilutive impact on both 2005 and 2004 and has not been recorded.

(e)	Stock-based compensation

The Company has adopted the Canadian Institute of Chartered Accountants (“CICA”) Handbook Section 3870, Stock-Based Compensation and Other Stock-Based Payments, which recommends the fair value-based methodology for measuring compensation costs. The new section also permits, and the Company has adopted, the use of the intrinsic value-based method, which recognizes compensation cost for awards to employees only when the market price exceeds the exercise price at date of grant, but requires pro-forma disclosure of earnings and earnings per share as if the fair value method had been adopted. Any consideration paid the option holders is credited to capital stock. There is no effect for the years presented.

Valcent Products Inc.
(Formerly Nettron.com, Inc.)
Notes to the Financial Statements
March 31, 2005 and 2004
(Expressed in Canadian Dollars)

1.          Significant Accounting Policies (continued)

(f)	Income taxes

The Company has adopted the recommendations of CICA Handbook Section 3465, Income Taxes, which requires use of the liability method. Under this method, income taxes reflect the deferral of such taxes to future years. The deferral is a result of temporary differences, which arise when certain costs are claimed for tax purposes in different time periods than the related amounts are amortized in the accounts.

2.	Nature of Business and Ability to Continue as a Going-Concern

The Company was incorporated under the Alberta Business Corporations Act on January 19, 1996 and was in the business of marketing its interactive dating service “Cupid’s Web” until March 24, 2004 when these operations were discontinued due to difficulties encountered in raising financing. During the year ended March 31, 2005 the Company reached an agreement in principle, subject to due diligence and entering into formal documentation, to acquire a license to certain proprietary technology owned by arms-length parties (see License Acquisition and Private Placement Note 9).

These financial statements have been prepared in accordance with Canadian generally accepted accounting principles applicable to a going-concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As at March 31, 2005, the Company has accumulated losses totaling $3,237,370 and had a working capital deficiency of $237,950. The continuation of the Company is dependent upon the financial support of shareholders as well as obtaining long-term financing. The Company has been exploring business opportunities that might allow the Company to restart commercial operations. Management is currently seeking new sources of equity financing. While the Company is expending its best efforts to achieve the above plans, such activity may nevertheless fail to generate funds that will be available for operations.

These conditions raise substantial doubt about the Company’s ability to continue as a going-concern. These financial statements do not include any adjustments that might arise from this uncertainty.

3.	Disposition

On March 24, 2004, the Company made the decision to abandon and therefore discontinue the operations of its wholly owned subsidiary, Nettron Media Group. The financial results of Nettron Media Group have been segregated and presented as a discontinued operation on the statements of operations and deficit and cash flows. The results of discontinued operations are summarized as follows:

2004
Revenue	$—
Loss from operations	(4,500)
Loss on write-off of property and equipment	(5,905)
Forgiveness of debt	12,643
Gain on disposal of discontinued operations	$2,238

The balance sheets do not include any net assets related to the discontinued operations.

Valcent Products Inc.
(Formerly Nettron.com, Inc.)
Notes to the Financial Statements
March 31, 2005 and 2004
(Expressed in Canadian Dollars)

3. Disposition (continued)

2004
Loss per share from discontinued operations is summarized
as follows:
From operations	$—
On disposal of net property	—
$—

4.	Share Capital

(a)	Authorized

Unlimited number of common shares without par value
Unlimited number of preferred shares without par value

(b)	Issued

The Company had issued share capital of 6,435,374 common shares representing $2,999,420 as at March 31, 2003, 2004 and March 31, 2005.

Subsequent to March 31, 2005 the Company consolidated its common shares three for one and issued 1,605,000 post-consolidated common shares, for the settlement of $221,407 of debt, resulting in the issued share capital being 3,750,125 common shares. Pursuant to an agreement in principle the Company may also issue additional common shares in conjunction with a license acquisition agreement and a private placement (see Note 9)

(c)	Stock options

Pursuant to the Company’s 1996 Incentive Stock Option Plan (the “Plan”), a total of 10% of the Company’s issued common shares are reserved for the granting of stock options. The Plan provides that the terms of the options and the option price shall be fixed by the Directors and subject to the price restrictions and other requirements imposed by the TSX Venture Exchange or any other exchange that the Company lists its common shares. The Plan also provides that no option shall be granted to any person except on recommendations of the Directors of the Company. Stock options granted under the Plan may not be for a period longer than five years.

As at March 31, 2004 the Company had outstanding stock options whereby 612,500 shares could be acquired as to 512,500 shares at $0.44 until September 10, 2004 and 100,000 shares at $2.00 until March 27, 2005. All of these options expired unexercised and no options remained outstanding as at March 31, 2005.

Subsequent to March 31, 2005 the Company amended the Plan and instituted a new stock option plan (the “US Plan”). The US Plan is applicable to residents of the United States and options may be issued under this plan to acquire up to an aggregate number of shares, which when combined with options granted under the Plan equal to 10% of the issued number of common shares. The terms of the options and the option price of the US Plan are to be fixed by the Directors, subject to a limitation that no one individual may be granted options to receive greater than 5% of the issued number of common shares. The amended terms of the Plan call for the total aggregate number of options that can be granted under both the Plan and the US Plan be no more than 10% of the issued number of common shares.

Valcent Products Inc.
(Formerly Nettron.com, Inc.)
Notes to the Financial Statements
March 31, 2005 and 2004
(Expressed in Canadian Dollars)

5.	Income taxes

The tax effects of the temporary differences that give rise to the Company’s future tax assets and liabilities are as follows:

	2005	2004

Net operating losses	$798,392	$877,170
Net capital losses	255,705	270,063
Valuation allowance	(1,054,097)	(1,147,233)
Future tax assets (liability)	$—	$—

The Company evaluates its valuation allowance requirements based on projected future operations. When circumstances change and this causes a change in management’s judgment about the recoverability of future tax assets, the impact of the change in the valuation allowance is reflected in current income.

The Company has non-capital losses available for income tax purposes in Canada and the United States totaling $2,241,414 (2004 - $2,331,660), which expire in various amounts from 2006 to 2013. This amount can be used to reduce taxable income of future years. Additionally, the Company has capital losses of $1,435,740, which are available to reduce capital gains in future periods.

6.	Financial Instruments

The Company’s financial instruments consist of cash, receivables and accounts payable and accrued liabilities. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments. As at March 31, 2005 and 2004 the fair values of cash, receivables and accounts payable and accrued liabilities approximate their carrying values due to the immediate short-term maturity of these instruments.

7.	Related Party Transactions

Related party transactions not disclosed elsewhere in these financial statements are as follows:

(a)
Included in accounts payable and accrued liabilities is $158,359 (2004 - $106,039) due to directors and companies controlled by directors. Subsequent to March 31, 2005 $153,349 of this balance was settled by way of the issuance of 1,106,486 common shares.

(b)	The Company paid fees to directors and companies controlled by directors for the following services:

	2005	2004	2003

Management fees	$6,000	$6,000	$4,500
Rent	$6,000	$6,000	$4,500
These transactions have been recorded at the exchange amount being the consideration established and agreed to by the related parties.

Valcent Products Inc.
(Formerly Nettron.com, Inc.)
Notes to the Financial Statements
March 31, 2005 and 2004
(Expressed in Canadian Dollars)

8.	United States Accounting Principles

The financial statements have been prepared in accordance with Canadian generally accepted accounting principles, which conform in all material respects with accounting principles generally accepted in the United States of America.

9.	License Acquisition and Private Placement

The Company has reached an agreement in principle with certain arms-length parties whereby it may acquire an exclusive worldwide license to the licensor’s technologies for 20,000,000 common shares, post-consolidated, the payment of a license fee of $125,000, the payment of costs associated with developing the underlying technologies since March 17, 2005 and the payment of ongoing royalties from the sale of related products. To finance the license acquisition and the ongoing development and marketing of the underlying technologies the Company has received shareholder approval to issue USD $1,500,000 debentures convertible into common shares plus warrants to acquire additional common shares and pay finders’ fees, which would include cash, common shares and warrants to acquire additional common shares.

10.	Subsequent Event

On July 29, 2005, the Company entered into a series of related definitive agreements with MK Enterprises LLC (“MK”, collectively the “MK Agreements”), including (i) a master license agreement for a period lasting so long as royalty payments continue to be made as required, for the exclusive worldwide marketing and distribution rights to the Initial Products and the Initial Ancillaries (the “MK Master License”), (ii) a product development agreement which granted the Company a right for an initial period of five years to acquire a license, for a period lasting so long as royalty payments continue to be made as required, for the exclusive worldwide marketing and distribution rights to any Additional Products and any Additional Ancillaries (the “MK Product Development Agreement”), and (iii) a consulting agreement pursuant to which the Company will receive consulting support from MK in connection with each of the Initial Products, the Initial Ancillaries, the Additional consulting support from MK in connection with each of the Initial Ancillaries, the Additional Products and the Additional Ancillaries (the “MK Consulting Agreement”), in exchange for the following:

•	20,000,000 shares of post-consolidated common stock;

•	A one-tine USD $125,000 license fee;

•	Reimbursement for USD $125,000 in development costs associated with each of the Initial Products since March 17, 2005;

•	Consulting fees of USD $156,000 per year, payable monthly in advance; and

Valcent Products Inc.
(Formerly Nettron.com, Inc.)
Notes to the Financial Statements
March 31, 2005 and 2004
(Expressed in Canadian Dollars)]

10.	Subsequent Event (continued)

•	The greater of the following, payable annually beginning in the second license year:

(i) USD $400,000; or

(ii)  The aggregate of the following:

•
Subject to a minimum amount of USD $37,500 per Initial Product during the second year of the MK Master License, and USD $50,000 each year thereafter, continuing royalties payable quarterly at a rate of:

: USD $10.00 per Nova Skin Care System unit sold;

: USD $2.00 per Dust WolfTM unit sold;

: 4.5% of annual net sales of the Tomorrow GardenTM Kit; and

: 3% of annual net sales of Initial Ancillaries.

•	A one-time USD $50,000 license fee for each Additional Product licensed (except for one pre-identified product); and

•
Subject to a minimum amount of USD $50,000 per year commencing with the second year of each corresponding license, continuing royalties of 4.5% of annual net sales and 3% on annual net sales of any Additional Ancillaries; and

During the period July 25, 2005 through August 5, 2005, the Company consummated a series of related private offering transactions with and among a syndicated group of institutional and other investors pursuant to which were issued, in the aggregate, USD $1,277,200 in 8% per annum convertible notes and three year warrants to acquire (i) up to 1,702,924shares of common stock at a price per share of USD $0.50, and (ii) up to an additional 1,702,924shares of common stock at a price per share of USD $1.00. Subject to certain limitations on amount, the principal amount of the notes, together with any accrued interest may be converted into shares of common stock at the lesser of (i) 70% of the average of the five lowest closing bid prices for the common stock for the ten trading days prior to conversion, or (ii) USD $0.55. The convertible notes carry a redemption feature which allows for their retirement, in whole or in part, for an amount equal to 130% of the amount being redeemed, but only in the event the common shares have a closing price of USD $1.50 per share for at least twenty consecutive trading days and there has otherwise been no default. The Company is obligated to register all of the shares issuable upon conversion of the promissory notes and under the warrants.

Valcent Products Inc.
(Formerly Nettron.com, Inc.)
Notes to the Financial Statements
March 31, 2005 and 2004
(Expressed in Canadian Dollars)

10. Subsequent Event (continued)

In connection with the financing described above, compensation in the form of finder’s fees was paid which consisted in the aggregate of the following:

•	USD $127,720 in cash, representing 10% of the gross proceeds realized;

•	425,735 shares of common stock;

•	Three year warrants to purchase up to 255,440 shares of common stock at a price of USD $0.50; and

•	Three year warrants to purchase up to 425,733 shares of common stock at a price of USD $0.75.

charlton
p | 604.683.3277
f | 604.684.8464	Charlton & Company
CHARTERED ACCOUNTANTS

SUITE 1735, TWO BENTALL CENTRE
555 BURRARD STREET
BOX 243
VANCOUVER, BC V7X 1M9

AUDITORS’ REPORT

To:  the Shareholders of
Nettron.com, Inc.

We have audited the consolidated balance sheet of Nettron.com, Inc. as at March 31, 2004 and the consolidated statements of operations and deficit and cash flows for the years ended March 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Canada and the standards of the Public Company Accounting Oversight Board (PCAOB) in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at March 31, 2004 and the results of its operations and cash flows for each of the years in the two year period ended March 31, 2004 in accordance with Canadian generally accepted accounting principles.

“Charlton & Company” (signed)

CHARTERED ACCOUNTANTS
Vancouver, Canada
July 15, 2004

Comments by Auditor for U.S. Readers on Canada - U.S. Reporting Difference

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the company's ability to continue as a going concern, such as those described in Note 2 to the consolidated financial statements. Our report to the shareholders dated July 15, 2004 is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditor's report when these are adequately disclosed in the financial statements.

“Charlton & Company” (signed)

CHARTERED ACCOUNTANTS
Vancouver, Canada
July 15, 2004

Valcent Products Inc.
(Formerly Nettron.com, Inc.)
Consolidated Balance Sheets
As at March 31, 2004
(Expressed in Canadian Dollars)

	2004	2003
ASSETS

Current
Cash and term deposits	$—	$7,786
Accounts receivable	2,059	675
	2,059	8,461
Property and equipment (Note 4)	—	10,405
	$2,059	$18,866
LIABILITIES AND SHAREHOLDERS’ DEFICIENCY

Current
Bank indebtedness	$1,132	$—
Accounts payable and accrued liabilities	179,493	172,097
Shareholder loan	13,690	15,378
	194,315	187,475
Shareholders’ deficiency
Share capital (Note 5)	2,999,420	2,999,420
Deficit, per accompanying statement	(3,191,676)	(3,168,029)
	(192,256)	(168,609)
	$2,059	$18,866

Approved by the Board:
“Douglas E. Ford”	Director	“Larry F. Robb”	Director
Douglas E. Ford		Larry F. Robb

See accompanying notes.

Valcent Products Inc.
(Formerly Nettron.com, Inc.)
Consolidated Statements of Operations and Deficit
As at March 31, 2004
(Expressed in Canadian Dollars)

	2004	2003	2002
Expenses
Advertising and promotion	$1,045	$289	$—
Amortization	—	4,500	11,575
Consulting	—	—	5,667
Filing and transfer agent fees	9,310	8,260	4,944
Management fees	6,000	4,500	36,000
Office and miscellaneous	217	477	9,359
Professional fees (recovery)	2,360	(104,163)	35,317
Rent	6,000	4,500	17,337
Telephone and utilities	—	—	988
Travel	—	—	360
Website servicing	—	—	1,597
Income (loss) from operations	(24,932)	81,637	(123,144)

Other income (expense)
Interest	—	—	767
Foreign exchange gain (loss)	(953)	796	(14,508)
	(953)	796	(13,741)
Income (loss) from continued operations	(28,885)	82,433	(136,885)
Gain on disposal of discontinued operations	2,238	—	—
Net income (loss) for the year	(23,647)	82,433	(136,885)
Deficit, beginning of year	(3,168,029)	(3,250,462)	(3,113,577)
Deficit, end of year	$(3,191,676)	$(3,168,029)	$(3,250,462)
Net income (loss) per share - basic and diluted
From continued operations	$(0.01)	$0.01	$(0.02)
Discontinued operations (Note 3)	—	—	—
After discontinued operations	$(0.01)	$0.01	$(0.02)
Weighted average shares outstanding	6,435,374	6,435,374	6,447,041

See accompanying notes.

Valcent Products Inc.
(Formerly Nettron.com, Inc.)
Consolidated Statements of Cash Flows
As at March 31, 2004
(Expressed in Canadian Dollars)

	2004	2003		2002
Cash flows provided by (used in)
Operating activities
Net income (loss) from continued operations	$(25,885)		$82,433	$(136,885)
Items not involving cash:
Amortization of property and equipment in discontinued
operations	—		4,500	11,575
Property and equipment provided in exchange for services	—		—	9,544
	(25,885)		86,933	(115,766)
Changes in non-cash working capital balances
Shareholders’ loan	(1,688)		—	—
Accounts receivable	(1,384)		8,018	3,450
Prepaid expenses	—		—	9,513
Accounts payable and accrued liabilities	20,039		(103,472)	(15,581)
Cash used in continued operations	(8,918)		(8,521)	(118,384)
Cash used in discontinued operations	—		—	—
	(8,918)		(8,521)	(118,384)
Financing activities
Proceeds on issuance of shares and share subscriptions	—		15,378	—
Increase (decrease) in cash	(8,918)		6,857	(118,384)
Cash, beginning of year	7,786		929	119,313
Cash, (deficiency) end of year	$(1,132)		$7,786	$929
		$	$-	$—
Non-cash investing and financing activities
Property and equipment provided in exchange for services
(Note 4)	$—		$—	$9,544

See accompanying notes.

Valcent Products Inc.
(Formerly Nettron.com, Inc.)
Notes to the Consolidated Financial Statements
March 31, 2004 and 2003
(Expressed in Canadian Dollars)

1. Significant Accounting Policies

(a)	Principles of consolidation

These consolidated financial statements are stated in Canadian dollars and have been prepared in accordance with Canadian generally accepted accounting principles consolidating the accounts of the Company and its wholly-owned subsidiary, Nettron Media Group, Inc. (collectively referred to as “The Company”). Nettron Media Group Inc. was incorporated on May 8, 1999.

Effective March 24, 2004, the Company disposed of its interest in the wholly-owned subsidiary, Nettron Media Group, Inc. (“Nettron Media”). The comparative financial results of Nettron Media for the year ended March 31, 2004 have been segregated and presented as discontinued operations on the statement of operations and deficit and cash flows. With the disposition of Nettron Media, the Company has no established source of revenue and thus has returned to the development stage.

All significant intercompany transactions and balances have been eliminated on consolidation.

(b)	Property and equipment

Property and equipment are stated at cost less accumulated amortization. Amortization is provided on property and equipment at the following annual rates, not exceeding the estimated useful lives of the property and equipment.

Controllers	-	30%	diminishing balance basis

(c)	Revenue recognition

No revenue has yet been recognized from the Company’s interactive dating service operations. Activity in this business was discontinued March 24, 2004.

(d)	Foreign currency transactions an translations

Amounts denominated in US dollars have been translated into Canadian dollars as follows:

(a)	monetary assets and liabilities at the year end exchange rates;

(b)	non-monetary assets and liabilities, including related amortization at exchange rates approximating those prevailing on the dates of the transactions; and

Valcent Products Inc.
(Formerly Nettron.com, Inc.)
Notes to the Consolidated Financial Statements
March 31, 2004 and 2003
(Expressed in Canadian Dollars)

1. Significant Accounting Policies (continued)

(c) revenue and expense items at the average rate of exchange during each year.

All exchange gains and losses are charged to operations.

Exchange rates in effect during the years covered by these financial statements are as follows:

	2004	2003	2002

Year end	1.3081	1.4716	1.5953
Average	1.353	1.5497	1.5655

(e)	Use of estimates

The preparation of the consolidated financial statements in accordance with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from management’s best estimates as additional information becomes available in the future.

(f)	Loss per share

During the year ended March 31, 2002, the Company adopted the “Treasury Stock Method” to calculate loss per common share. Under this method, the basic loss per share is calculated based on the weighted average aggregate number of common shares outstanding during each period. The diluted earnings per share assumes that the outstanding stock options and share purchase warrants had been exercised at the beginning of the period.

Common equivalent shares (consisting of shares issuable on exercise of stock options and warrants) totaling 612,500 (2003- 612,500, 2002 - 612,500) are only included in the computation of diluted earnings per share to the extent they are dilutive.

(g)	Stock based compensation

Effective April 1, 2002, the Company adopted the new CICA Handbook Section 3870 (“Stock-Based Compensation and Other Stock-Based Payments”), which recommends the fair value-based methodology for measuring compensation costs. The new section also permits, and the Company has adopted, the use of the intrinsic value-based method, which recognizes compensation cost for awards to employees only when the market price exceeds the exercise price at date of grant, but requires pro-forma disclosure of earnings and earnings per share as if the fair value method had been adopted. Any consideration paid the option holders is credited to capital stock. There is no effect for the years presented.

Valcent Products Inc.
(Formerly Nettron.com, Inc.)
Notes to the Consolidated Financial Statements
March 31, 2004 and 2003
(Expressed in Canadian Dollars)

1. Significant Accounting Policies (continued)

(h)	Income taxes

The Company has adopted the recommendations of CICA Handbook Section 3465 “Income Taxes” which requires use of the liability method. Under this method, income taxes reflect the deferral of such taxes to future years. The deferral is a result of temporary differences which arise when certain costs are claimed for tax purposes in different time periods than the related amounts are amortized in the accounts.

2. Nature of Business and Ability to Continue as a Gong Concern

The Company was incorporated under the Alberta Business Corporations Act on January 19, 1996 and was in the business of marketing its interactive dating service “Cupid’s Web”. With the sale of Bikestar and Arizona Outback, in January 2001, the Company’s principal business is now located in Canada.

These consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. Upon the sale of Bikestar and Arizona Outback in fiscal 2001, the Company returned to the development stage as the remaining business has not yet generated revenue and planned principal operations have not yet commenced. As at March 31, 2004, due to difficulties encountered in raising financing, the Company has discontinued its activity in the interactive dating service business and has accumulated losses totaling $3,191,076 and had a working capital deficiency of $192,256. The continuation of the Company is dependent upon the financial support of shareholders as well as obtaining long-term financing. The Company has been exploring business opportunities that might allow the Company to restart commercial operations. Management is currently seeking new sources of equity financing. While the Company is expending its best efforts to achieve the above plans, such activity may nevertheless fail to generate funds that will be available for operations.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

Valcent Products Inc.
(Formerly Nettron.com, Inc.)
Notes to the Consolidated Financial Statements
March 31, 2004 and 2003
(Expressed in Canadian Dollars)

3. Dispositions

On March 24, 2004 , the Company made the decision to abandon and therefore discontinue the operations of its wholly owned subsidiary, Nettron Media Group. The financial results of Nettron Media Group have been segregated and presented as a discontinued operations on the statement of operations and deficit and cash flows. The statement of operations for the year ended March 31, 2004 include a loss on the write-off of property and equipment and gain on the abandonment of the accounts payable. The results of discontinued operations are summarized as follows:
The consolidated balance sheets do not include any net assets related to the discontinued operations.

	2004	2003	2003

Revenue	$—	$—	$—

Loss from operations	(4,500)	—	—
	—	—	—
Loss on write-off of property and equipment	(5,905)
Forgiveness of debt	12,643	—	—
Gain on disposal of discontinued operations	2,238	—	—
Gain on disposal of discontinued operations	$2,238	$—	$—

Loss per share from discontinued operations is summarized
as follows:
from operations	$—	$—	$—
on disposal of net property	—	—	—
	$—	$—	$—

4. Property and equipment

		2004		2003
	Cost	Accumulated Amortization	Net Carrying Amount	Net Carrying Amount

Controllers	$—	$—	$—	$10,405

During the year ended March 31, 2002, equipment with a net book value of $9,544 (which approximated market value) was sold to an officer in exchange for services and the reimbursement of expenses paid for on behalf of the Company.

Valcent Products Inc.
(Formerly Nettron.com, Inc.)
Notes to the Consolidated Financial Statements
March 31, 2004 and 2003
(Expressed in Canadian Dollars)

5. Share Capital

Authorized:

Unlimited number of common shares without par value
Unlimited number of preferred shares without par value

Issued:

Common shares

	Number of Shares	Amount

Balance, April 1, 2001	6,715,374	2,99,420
Escrow shares cancelled during the year (Note 5(b))	(280,000)	—
Balance, March 31, 2002	6,435,374	2,999,420
Issued during the year	—	—
Balance, March 31, 2003	6,435,374	2,999,420
Issued during the year	—	—
Balance, March 31, 2004	6,435,374	2,999,420

(a)
Included in share capital are shares held in escrow under two escrow agreements pursuant to requirements of securities regulatory authorities in Canada. Changes in the escrow shares for the years ended March 31, 2004, 2003 and 2002 are as follows:

	Number of Escrow Shares
	First Agreement	Second Agreement	Total

March 31, 2001	177,778	292,032	469,810
Released in year	(177,778)	—	(177,778)
Cancelled in year	—	(280,000)	(280,000)
March 31, 2002	—	12,032	12,032
Released in year	—	(12,032)	(12,032)
March 31, 2003	—	—	—
Released in year	—	—	—
Balance, March 31, 2004	—	—	—

(i)
Pursuant to the first escrow agreement, the release of these shares occurred in each of the three years ended March 31, 2002 with the consent of the Executive Director of the Alberta Securities Commission

Valcent Products Inc.
(Formerly Nettron.com, Inc.)
Notes to the Consolidated Financial Statements
March 31, 2004 and 2003
(Expressed in Canadian Dollars)

5. Share Capital (continued)

(ii)
Pursuant to the second escrow agreement, 280,000 of the common shares were to be released on a basis of one share per $1.25 in cash flow generated. As part of the agreement to dispose of Arizona Outback and Bikestar (Note 3), 280,000 performance based escrow shares were cancelled in April, 2001. The remaining 12,032 common shares were released from escrow subsequent in August, 2002.

The escrow shares were recorded as cancelled in the 2002 financial statement. On issuance they were given a nominal cost base. Hence, the nominal amount was removed from share capital.

(b)
No common shares were issued during the year ended March 31, 2004. However, pursuant to a private placement of common shares at US $0.05 per share announced August 16, 2002. The Company has received US $11,200 and has reserved for issuance 224,000 common shares to fulfill those subscriptions. Regulatory approval has not yet been received.

(c)	Stock options

Pursuant to the Company’s 1996 Incentive Stock Option Plan (“The Plan”), a total of 10% of the Company’s common shares are reserved for the granting of stock options. The Plan provides that the terms of the options and the option price shall be fixed by the Directors and subject to the price restrictions and other requirements imposed by the TSX Venture Exchange. The Plan also provides that no option shall be granted to any person except on recommendations of the Directors of the Company. Stock options granted under the Plan may not be for a period longer than five years.

Stock option transactions during the years ended March 31, 2004, 2003 and 2002 were as follows:

	Number of Options	Weighted Average Exercise Price

Number of options outstanding March 31, 2001	612,500	$0.70
Granted	—	—
Exercised	—	—
Number of options outstanding March 31, 2002	612,500	0.70
Granted	—	—
Exercised	—	—
Number of options outstanding March 31, 2003	612,500	0.70
Granted	—	—
Exercised	—	—
Number of options outstanding March 31, 2004	612,500	$0.70

Valcent Products Inc.
(Formerly Nettron.com, Inc.)
Notes to the Consolidated Financial Statements
March 31, 2004 and 2003
(Expressed in Canadian Dollars)

5. Share Capital (continued)

Stock options outstanding at March 31, 2004 are summarized as follows:

Expiry Date	Exercise Price	Stock Options

September 10, 2004	$0.44	512,500
March 27, 2005	$2.00	100,000
		612,500

As at March 31, 2004, $612,500 (2003 — $612,500, 2002 - $612,500) of the outstanding stock options were fully vested and exercisable.

(d) Warrants

A summary of the changes in share purchase warrants during the years ended March 31, 2004, 2003 and 2002 are as follows:

	Number of Warrants	Weighted Average Exercise Price

Outstanding March 31, 2001	1,361,644	$0.50
Expired	(1,361,644)	0.50
Outstanding March 31, 2002	—	—
Expired	—	—
Outstanding March 31, 2003	—	—
Granted	—	—
Outstanding March 31, 2004	—	$—

6. Income Taxes

The tax effects of the temporary differences that give rise to the Company’s future tax assets and liabilities are as follows:

	2004	2003

Net operating losses	$887,170	$886,066
Net capital losses	270,063	270,063
Valuation allowance	(1,147,233)	(1,156,129)
Future tax assets (liability)	$—	$—

The Company evaluates its valuation allowance requirements based on projected future operations. When circumstances change and this causes a change in management’s judgment about the recoverability of future tax assets, the impact of the change in the valuation allowance is reflected in current income.

Valcent Products Inc.
(Formerly Nettron.com, Inc.)
Notes to the Consolidated Financial Statements
March 31, 2004 and 2003
(Expressed in Canadian Dollars)

6. Income Taxes (continued)

The Company has non-capital losses available for income tax purposes in Canada and the United States totaling $2,331,660 (2003 - $2,355,307, 2002 - $2,442,240) which expire in various amounts from 2005 to 2012. This amount can be used to reduce taxable income of future years. Additionally, the Company has capital losses of $1,435,740 which are available to reduce capital gains in future periods.

7. Financial Instruments

The Company’s financial instruments consist of cash, receivables and accounts payable and accrued liabilities. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments. As at March 31, 2004, 2003, and 2002, the fair value of cash, receivables and accounts payable and accrued liabilities approximate their carrying value due to the immediate short-term maturity of these instruments.

Financial assets and liabilities are denominated in the following currencies:

	2004		2003
	Financial Assets	Financial Liabilities	Financial Assets	Financial Liabilities

U.S. dollar	$—	—	$4,830	$11,761
Canadian dollar	2,059	194,315	3,631	175,714
	$2,059	194,315	$8,461	$187,475

8. Related Party Transactions

Related party transactions not disclosed elsewhere in these consolidated financial statements are as follows:

(a)	Included in accounts payable and accrued liabilities is $106,039 (2003 - $93,619, 2002 - $83,768) due to directors and companies controlled by directors.

(b)	During the three-year period ended March 31, 2004, the Company paid fees to directors and companies controlled by directors for the following services:

	2004	2003	2002

Consulting	$—	$—	$5,000
Management fees	6,000	4,500	36,000
Rent	6,000	4,500	3,179
Office and miscellaneous	—	394	2,564

These transactions have been recorded at the exchange amount being the consideration established and agreed to by the related parties.

Valcent Products Inc.
(Formerly Nettron.com, Inc.)
Notes to the Consolidated Financial Statements
March 31, 2004 and 2003
(Expressed in Canadian Dollars)

9. Contingent Liability

The Company is subject to several claims and legal proceedings covering a variety of matters that arose in the ordinary course of business activities. Each of these matters is subject to various uncertainties and it is possible that some of these matters may be resolved unfavorably to the Company. The amount by which the settlement, if any, differs from the accrual will be recorded in the period of settlement.

10. United States Accounting Principles

The consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”) which, in the case of the Company, conform in all material respects with those of the United States (“US GAAP”) and with the requirements of the Securities and Exchange Commission (“SEC”).

DOCUMENTS ON DISPLAY	79
LEGAL MATTERS	79
EXPERTS	79
EXPENSES RELATED TO THE OFFERING	79
ADDITIONAL INFORMATION	79
INDEX TO FINANCIAL STATEMENTS	F-1

10,681,699 Shares

VALCENT PRODUCTS INC.

Common Stock

PROSPECTUS

June 30, 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Section 124(1) of the Business Corporations Act (Alberta) permits a corporation to indemnify a present or former director or officer of the corporation and the director’s or officer’s heirs and legal representatives, against all costs, charges and expenses, including amounts paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal or administrative action or proceeding to which the director or officer is made party by reason of being or having been a director or officer of the corporation; provided, however, the director or officer acted honestly and in good faith with a view toward the best interest of the corporation and, in the case of a criminal or administrative proceeding enforced by a monetary penalty, the director or officer had reasonable grounds for believing that their conduct was lawful.

Notwithstanding the foregoing, Section 124(3) of the Business Corporations Act (Alberta) permits indemnification of a present or former director or officer of the corporation and the director’s or officer’s heirs and legal representatives in all respects of costs, charges and expenses reasonably incurred in connection with the defense of any civil, criminal or administrative action or proceeding to which the director or officer is made party by reason of being or having been a director or officer of the corporation if the director or officer was (i) substantially successful on the merits, (ii) acted honestly and in good faith with a view toward the best interest of the corporation and, in the case of a criminal or administrative proceeding enforced by a monetary penalty, the director or officer had reasonable grounds for believing that their conduct was lawful, and (iii) is fairly and reasonably entitled to indemnity.

Section 124(2) of the Business Corporations Act (Alberta) permits a corporation, with the approval of the Court of Queen’s Bench of Alberta, to indemnify a present or former director or officer of the corporation and the director’s or officer’s heirs and legal representatives, in respect of an action by or on behalf of the corporation; provided, however, the director or officer acted honestly and in good faith with a view toward the best interest of the corporation and, in the case of a criminal or administrative proceeding enforced by a monetary penalty, the director or officer had reasonable grounds for believing that their conduct was lawful.

Section 124(3.1) of the Business Corporations Act (Alberta) permits advancement of funds to a director or officer to defray costs, charges and expenses of any civil, criminal or administrative action or proceeding, but which must be repaid if the director or officer (i) is not substantially successful on the merits, (ii) did not act honestly and in good faith with a view toward the best interest of the corporation and, in the case of a criminal or administrative proceeding enforced by a monetary penalty, the director or officer did not have reasonable grounds for believing that their conduct was lawful, and (iii) is not fairly and reasonably entitled to indemnity.

Section 124(4) of the Business Corporations Act (Alberta) permits a corporation to purchase insurance for the benefit of a director or officer against any liability incurred in their capacity as a director or officer, except when liability relates to the director’s or officer’s failure to act honestly and in good faith with a view toward the best interest of the corporation.

Our bylaws provide that, subject to limitations set forth in the Business Corporations Act (Alberta), we may indemnify present and former directors and officers who exercise their power and discharge their duties honestly, in good faith with a view toward our best interests and with the care, diligence and skill that a reasonable person would exercise in comparable circumstances, against (i) all acts, receipts, neglects or defaults of any other of our directors, officers or employees or for any loss, damage or misfortune whatsoever which shall happen in the execution of their duties, and (ii) costs, charges and expenses, including amounts paid in respect of any civil, criminal or administrative actions to which a director or officer is made party to by reason of being or having been a director or officer; provided, however, in the case of a criminal or administrative action or proceeding that is enforceable by a monetary penalty, the director or officer had reasonable grounds or believing that their conduct was lawful.

Our bylaws also provide that, subject to the limitations set forth in the Business Corporations Act (Alberta), our board of directors may, from time to time, purchase and maintain insurance for the benefit of our directors and officers as against any such liability incurred. We do not presently maintain a directors’ and officers’ insurance or reimbursement policy.

Item 7. Recent Sales of Unregistered Securities.

The following is a comprehensive list of securities that we issued and sold within the past three years without registration under the Securities Act:

Date Securities Issued	Securities Title	Issued to	Number of Securities Issued	Consideration *	Footnotes
Common Stock Issuances
Issued for cash
5/15/2006	Common Stock	CapitalOne Asset Management Limited	416,666	$278,500	(A)(1)
5/15/2006	Common Stock	Gundyco in Trust for Pinetree Income Partnership	416,666	$278,500	(A)(1)
6/5/2006	Common Stock	Borle’s Fresh Water Hauling	20,833	$13,750	(A)(1)
6/5/2006	Common Stock	Steven Palmer	250,000	$165,000	(A)(1)

*	There were no underwriter discounts or commissions associated with these sales of common stock for cash.

(1)	Valued at $0.66 (USD$0.60) per common share.

Date Securities Issued	Securities Title	Issued to	Number of Securities Issued	Consideration	Footnotes
Common Stock Issuances
Issued as finder’s fees
7/29/05	Common Stock	Bolder Investment Partners Ltd.	83,333	$—	(A)(1)
7/29/05	Common Stock	Bob Faris	1,667	$—	(A)(1)
7/29/05	Common Stock	Steven McGuire	1,667	$—	(A)(1)
7/29/05	Common Stock	Doug McInnis	6,667	$—	(A)(1)
7/29/05	Common Stock	West Peak Ventures of Canada Ltd.	41,667	$—	(A)(1)
7/29/05	Common Stock	Viscount Investment Ltd.	41,667	$—	(A)(1)
8/5/2005	Common Stock	Bob Faris	24,067	$—	(A)(1)
8/5/2005	Common Stock	Mark Spencer	25,000	$—	(A)(1)
8/5/2005	Common Stock	West Peak Ventures of Canada Ltd.	16,667	$—	(A)(1)
8/5/2005	Common Stock	Viscount Investments Ltd.	225,000	$—	(A)(1)
8/5/2005	Common Stock	Viscount Investments Ltd.	183,886	$—	(A)(2)

(1)	These common shares were issued as finder’s fees as part of a $1,547,623 (USD$1,277,200) offering of convertible promissory notes.

(2)	These common shares were issued as finder’s fees as part of a USD$551,666 offering of convertible promissory notes.

Date Securities Issued	Securities Title	Issued to	Number of Securities Issued	Consideration	Footnotes
Common Stock Issuances
Issued for debt settlement
7/4/2005	Common Stock	Larry Robb	39,233	$4,394	(A)(1)
7/4/2005	Common Stock	James C. Ford	34,775	$3,895	(A)(1)
7/4/2005	Common Stock	Mac Rogers	34,775	$3,895	(A)(1)
7/4/2005	Common Stock	Roy Brauer	2,229	$250	(A)(1)
7/4/2005	Common Stock	Dennis Schultz	2,229	$250	(A)(1)
7/4/2005	Common Stock	Lowell Harvey	1,115	$125	(A)(1)
7/4/2005	Common Stock	Ken Bryant	31,208	$3,495	(A)(1)
7/4/2005	Common Stock	Earl Rivers	11,146	$1,248	(A)(1)
7/4/2005	Common Stock	David Huang	8,025	$899	(A)(1)
7/4/2005	Common Stock	Bob Hutchins	6,687	$749	(A)(1)
7/4/2005	Common Stock	Bill Diener	4,458	$499	(A)(1)
7/4/2005	Common Stock	J.E. Too	4,012	$449	(A)(1)
7/4/2005	Common Stock	Jim Taubert	2,675	$300	(A)(1)
7/4/2005	Common Stock	Tom Biggs	2,229	$250	(A)(1)
7/4/2005	Common Stock	Dockside Capital Group Inc.	921,689	$103,229	(A)(1)
7/4/2005	Common Stock	Ottavio Boffo	103,433	$11,585	(A)(1)
7/4/2005	Common Stock	Burstall Winger LLP	194,139	$21,745	(A)(1)
7/4/2005	Common Stock	Singer Associates Holdings Ltd.	112,854	$12,640	(A)(1)
7/4/2005	Common Stock	Charlton & Company	23,397	$2,620	(A)(1)
7/4/2005	Common Stock	Singer Associates Holdings Ltd.	44,516	$4,986	(A)(1)
7/4/2005	Common Stock	Dockside Capital Group Inc.	20,176	$2,260	(A)(1)

(1)	Valued at USD$0.112 per common share, all amounts in U.S. dollars

Date Securities Issued	Securities Title	Issued to	Number of Securities Issued	Consideration(2)	Footnotes
Common Stock Issuances
Issued for license acquisition
8/11/2005	Common Stock	MK Enterprises LLC (1)	3,000,000	$180,000	(A)(3)
7/29/2005	Common Stock	Aaron Farder	150,000	$9,000	(B)(3)
7/29/2005	Common Stock	Tima Farder	150,000	$9,000	(B)(3)
8/8/2005	Common Stock	Larry Thompson	300,000	$18,000	(A)(3)
8/8/2005	Common Stock	Danny Dion	50,000	$3,000	(A)(3)
8/8/2005	Common Stock	Gordon Funnell	50,000	$3,000	(A)(3)
8/8/2005	Common Stock	Charlie Westfall	100,000	$6,000	(A)(3)
8/8/2005	Common Stock	Colin Lee	70,000	$4,200	(A)(3)
8/8/2005	Common Stock	Shirley Lee	30,000	$1,800	(A)(3)
8/8/2005	Common Stock	Eva Chang	100,000	$6,000	(A)(3)
8/8/2005	Common Stock	Dale Loewen	100,000	$6,000	(A)(3)
8/8/2005	Common Stock	Robert Baker	100,000	$6,000	(A)(3)
8/8/2005	Common Stock	Michael Geleta	100,000	$6,000	(A)(3)
8/8/2005	Common Stock	Brian McIntosh	150,000	$9,000	(A)(3)
8/8/2005	Common Stock	Michael Mallet	50,000	$3,000	(A)(3)
8/8/2005	Common Stock	Betty Mosher	70,000	$4,200	(A)(3)
8/8/2005	Common Stock	Hardy Jorgensen	30,000	$1,800	(A)(3)
8/8/2005	Common Stock	Mabel James	50,000	$3,000	(A)(3)
8/8/2005	Common Stock	Wendy Chang Brichon	50,000	$3,000	(A)(3)

8/8/2005	Common Stock	Harroit Construction	50,000	$3,000	(A)(3)
8/8/2005	Common Stock	Kandis Amsby	50,000	$3,000	(A)(3)
8/8/2005	Common Stock	Mitchell McGuire	75,000	$4,500	(A)(3)
8/8/2005	Common Stock	Dan Stickle	50,000	$3,000	(A)(3)
8/8/2005	Common Stock	Jim & Monica McGrandle	50,000	$3,000	(A)(3)
8/8/2005	Common Stock	Brent Rolufs	50,000	$3,000	(A)(3)
8/8/2005	Common Stock	Harvey Hariott	50,000	$3,000	(A)(3)
8/8/2005	Common Stock	Mel Gorday	50,000	$3,000	(A)(3)
8/8/2005	Common Stock	Ironshare Trust	150,000	$9,000	(A)(3)
8/8/2005	Common Stock	Michael Geleta	50,000	$3,000	(A)(3)
8/8/2005	Common Stock	Dan Geleta	50,000	$3,000	(A)(3)
8/8/2005	Common Stock	Rob Jastrzebski	50,000	$3,000	(A)(3)
8/8/2005	Common Stock	Robert Burke	50,000	$3,000	(A)(3)
8/8/2005	Common Stock	Irene Orr	152,137	$9,128	(A)(3)
8/8/2005	Common Stock	Eva Lee	120,000	$7,200	(A)(3)
8/8/2005	Common Stock	Robert Hoos	20,000	$1,200	(A)(3)
8/8/2005	Common Stock	Mark Dauphine	10,000	$600	(A)(3)
8/8/2005	Common Stock	Brent Rolufs	20,000	$1,200	(A)(3)
8/8/2005	Common Stock	Harriot Construction	20,000	$1,200	(A)(3)
8/8/2005	Common Stock	Mabel James	10,000	$600	(A)(3)
8/8/2005	Common Stock	Betty Mosher	12,000	$720	(A)(3)
8/8/2005	Common Stock	Ken Coe	20,000	$1,200	(A)(3)
8/8/2005	Common Stock	Madonna McCarthy	32,000	$1,920	(A)(3)
8/8/2005	Common Stock	David Ponich	4,000	$240	(A)(3)
8/8/2005	Common Stock	Bruce Kutschre	8,000	$480	(A)(3)
8/8/2005	Common Stock	Michael Mallet	6,000	$360	(A)(3)

8/8/2005	Common Stock	Brent Rolufs	40,000	$2,400	(A)(3)
8/8/2005	Common Stock	Kim Burk	10,000	$600	(A)(3)
8/8/2005	Common Stock	Brian McIntosh	32,180	$1,931	(A)(3)
8/8/2005	Common Stock	John Beard	50,000	$3,000	(A)(3)
8/8/2005	Common Stock	Kevin Kachan	20,000	$1,200	(A)(3)
8/8/2005	Common Stock	John Herby	100,000	$6,000	(A)(3)
8/8/2005	Common Stock	Edgar E. or Muriel S. Price	20,000	$1,200	(A)(3)
8/8/2005	Common Stock	Kevin Kachan	80,000	$4,800	(A)(3)
8/8/2005	Common Stock	Fredrick Dominy	40,000	$2,400	(A)(3)
8/8/2005	Common Stock	John Herby	120,000	$7,200	(A)(3)
8/8/2005	Common Stock	John Herby	80,000	$4,800	(A)(3)
8/8/2005	Common Stock	Scott McNitt	20,000	$1,200	(A)(3)
8/8/2005	Common Stock	Kevin C. Kachan	20,000	$1,200	(A)(3)
8/8/2005	Common Stock	Fredrick G. Orr	550,000	$33,000	(B)(3)
8/8/2005	Common Stock	Irene Orr	550,000	$33,000	(B)(3)
8/8/2005	Common Stock	Robin Lecky	200,000	$12,000	(B)(3)
8/8/2005	Common Stock	West Peak Venture of Canada Ltd.	2,200,000	$132,000	(B)(3)
10/25/2005	Common Stock	John Beard	25,000	$1,500	(A)(3)
10/25/2005	Common Stock	Kevin Kachan	10,000	$600	(A)(3)
10/25/2005	Common Stock	John Herby	50,000	$3,000	(A)(3)
10/25/2005	Common Stock	Edgar E. or Muriel S. Price	10,000	$600	(A)(3)
10/25/2005	Common Stock	Kevin Kachan	40,000	$2,400	(A)(3)
10/25/2005	Common Stock	Fredrick Dominy	20,000	$1,200	(A)(3)
10/25/2005	Common Stock	John Herby	60,000	$3,600	(A)(3)
10/25/2005	Common Stock	John Herby	40,000	$2,400	(A)(3)

10/25/2005	Common Stock	Scott McNitt	10,000	$600	(A)(3)
10/25/2005	Common Stock	Kevin C. Kachan	10,000	$600	(A)(3)
10/25/2005	Common Stock	Larry Thompson	150,000	$9,000	(A)(3)
10/25/2005	Common Stock	Danny Dion	25,000	$1,500	(A)(3)
10/25/2005	Common Stock	Gordon Funnell	25,000	$1,500	(A)(3)
10/25/2005	Common Stock	Charlie Westfall	50,000	$3,000	(A)(3)
10/25/2005	Common Stock	Colin Lee	35,000	$2,100	(A)(3)
10/25/2005	Common Stock	Shirley Lee	15,000	$900	(A)(3)
10/25/2005	Common Stock	Dale Loewen	50,000	$3,000	(A)(3)
10/25/2005	Common Stock	Robert Baker	50,000	$3,000	(A)(3)
10/25/2005	Common Stock	Michael Geleta	50,000	$3,000	(A)(3)
10/25/2005	Common Stock	Brian McIntosh	75,000	$4,500	(A)(3)
10/25/2005	Common Stock	Michael Mallet	25,000	$1,500	(A)(3)
10/25/2005	Common Stock	Betty Mosher	17,000	$1,020	(A)(3)
10/25/2005	Common Stock	Jenna Elena Paolini	18,000	$1,080	(A)(3)
10/25/2005	Common Stock	Hardy Jorgensen	15,000	$900	(A)(3)
10/25/2005	Common Stock	Mabel James	25,000	$1,500	(A)(3)
10/25/2005	Common Stock	Wendy Chang Brichon	25,000	$1,500	(A)(3)
10/25/2005	Common Stock	Harroit Construction	25,000	$1,500	(A)(3)
10/25/2005	Common Stock	Kandis Amsby	25,000	$1,500	(A)(3)
10/25/2005	Common Stock	Mitchell McGuire	37,000	$2,220	(A)(3)
10/25/2005	Common Stock	Dan Stickle	25,000	$1,500	(A)(3)
10/25/2005	Common Stock	Jim & Monica McGrandle	25,000	$1,500	(A)(3)
10/25/2005	Common Stock	Brent Rolufs	25,000	$1,500	(A)(3)
10/25/2005	Common Stock	Harvey Hariott	25,000	$1,500	(A)(3)
10/25/2005	Common Stock	Mel Gorday	25,000	$1,500	(A)(3)

10/25/2005	Common Stock	Ironshare Trust	75,000	$4,500	(A)(3)
10/25/2005	Common Stock	Michael Geleta	25,000	$1,500	(A)(3)
10/25/2005	Common Stock	Dan Geleta	25,000	$1,500	(A)(3)
10/25/2005	Common Stock	Rob Jastrzebski	25,000	$1,500	(A)(3)
10/25/2005	Common Stock	Robert Burke	25,000	$1,500	(A)(3)
10/25/2005	Common Stock	Irene Orr	76,068	$4,564	(A)(3)
10/25/2005	Common Stock	Eva Lee	60,000	$3,600	(A)(3)
10/25/2005	Common Stock	Robert Hoos	10,000	$600	(A)(3)
10/25/2005	Common Stock	Mark Dauphine	5,000	$300	(A)(3)
10/25/2005	Common Stock	Brent Rolufs	10,000	$600	(A)(3)
10/25/2005	Common Stock	Harriot Construction	10,000	$600	(A)(3)
10/25/2005	Common Stock	Mabel James	5,000	$300	(A)(3)
10/25/2005	Common Stock	Betty Mosher	6,000	$360	(A)(3)
10/25/2005	Common Stock	Ken Coe	10,000	$600	(A)(3)
10/25/2005	Common Stock	Madonna McCarthy	16,000	$960	(A)(3)
10/25/2005	Common Stock	David Ponich	2,000	$120	(A)(3)
10/25/2005	Common Stock	Bruce Kutschre	4,000	$240	(A)(3)
10/25/2005	Common Stock	Michael Mallet	3,000	$180	(A)(3)
10/25/2005	Common Stock	Brent Rolufs	20,000	$1,200	(A)(3)
10/25/2005	Common Stock	Kim Burk	5,000	$300	(A)(3)
10/25/2005	Common Stock	Brian McIntosh	16,090	$965	(A)(3)
5/31/2006	Common Stock	Larry Thompson	530,000	$31,000	(A)(3)
5/31/2006	Common Stock	RSJN Holdings Ltd.	240,000	$14,400	(A)(3)
5/31/2006	Common Stock	Richard Brook	16,700	$1,002	(A)(3)

(1)	MK Enterprises LLC is an entity controlled by Malcolm Glen Kertz, our current Chief Executive Officer, acting President, Chairman and a member of our board of directors.

(2)	Deemed value of the common shares based on the cost of the license agreement acquired.

(3)	Valued at $0.06 (USD$0.05) per common share.

Date Securities Issued	Securities Title	Issued to	Number of Securities Issued	Consideration	Footnotes
Common Stock Issuances
Issued for compensation to independent contractors
4/12/2006	Common Stock	SmallCap Corporate Partners Inc.	120,000	$49,200	(A)(1)

(1)	Issued as compensation for investor relation services. Valued at USD$0.41 per common share, all amounts in U.S. dollars.

Date Securities Issued	Securities Title	Issued to	Number of Securities Issued	Consideration	Footnotes
Common Stock Issuances
Common Stock Option Issuances
10/17/2005	Common Stock	Independent Directors	100,000	$—	(B	)
2/21/2006	Common Stock	Independent Directors	300,000	—	(B	)
11/10/2005	Common Stock	Executive Officers	250,000	—	(B	)
11/10/2005	Common Stock	Non-Executive Employees	500,000	—	(B	)
10/17/2005	Common Stock	Consultants	200,000	—	(B	)

Date Securities Issued	Securities Title	Issued to	Number of Securities Issued	Consideration	Footnotes
Promissory Note Issuances

7/29/2005	Notes Payable	Bolder Investment Partners Ltd.	60,690	$—	(A)(1)
7/29/2005	Notes Payable	Buckchuck Holdings Ltd.	60,690	$—	(A)(1)
7/29/2005	Notes Payable	WkW Investments Club	60,690	$—	(A)(1)
7/29/2005	Notes Payable	C. Channing Buckland	121,380	$—	(A)(1)
7/29/2005	Notes Payable	Collin Lee	6,069	$—	(A)(1)
7/29/2005	Notes Payable	John Brook	18,207	$—	(A)(1)
7/29/2005	Notes Payable	Darwind Buchler	12,138	$—	(A)(1)
7/29/2005	Notes Payable	First Associates in Trust for Halfmoon Foundation	12,138	$—	(A)(1)
7/29/2005	Notes Payable	First Associates in Trust for Victor Dario	24,276	$—	(A)(1)
7/29/2005	Notes Payable	First Associates in Trust for Doug Casey	60,690	$—	(A)(1)
7/29/2005	Notes Payable	First Associates in Trust for Goma Foundations	24,276	$—	(A)(1)
7/29/2005	Notes Payable	Robert Edwards	6,069	$—	(A)(1)
7/29/2005	Notes Payable	Shara Highgate	12,138	$—	(A)(1)
7/29/2005	Notes Payable	Alpha Capital Aktiengesellschaft	200,000(2)	$—	(A)(1)
7/29/2005	Notes Payable	Platinum Partners Macro Fund LP	250,000(2)	$—	(A)(1)
7/29/2005	Notes Payable	David A. Rose	10,000(2)	$—	(A)(1)

7/29/2005	Notes Payable	Monarch Capital Fund Ltd.	125,000(2)	$—	(A)(1)
7/29/2005	Notes Payable	CMS Capital	100,000(2)	$—	(A)(1)
8/5/2005	Notes Payable	Ottavio Boffo	60,020	$—	(A)(1)
8/5/2005	Notes Payable	664659 Alberta Ltd.	90,030	$—	(A)(1)
8/5/2005	Notes Payable	Brian C. McIntosh	86,669	$—	(A)(1)
4/6/2006	Notes Payable	Alpha Capital Aktiengesellschaft	100,000(2)	$—	(A)(3)
4/6/2006	Notes Payable	Platinum Partners Long Term Growth	185,000(2)	$—	(A)(3)
4/6/2006	Notes Payable	Osher Capital	50,000(2)	$—	(A)(3)
4/6/2006	Notes Payable	Monarch Capital Fund Ltd.	166,666(2)	$—	(A)(3)
4/6/2006	Notes Payable	CMS Capital	50,000(2)	$—	(A)(3)

(1)	$1,547,623 (USD$1,277,200) total offering price, including warrants.

(2)	Amounts in U.S. dollars.

(3)	USD$551,666 total offering price, including warrants.

Date Securities Issued	Securities Title	Issued to	Number of Securities Issued	Consideration	Footnotes
Common Stock Warrant Issuances
Sold for cash
7/29/2005	Common Stock	Bolder Investment Partners Ltd.	66,666	$—	(A)(1)
7/29/2005	Common Stock	Bolder Investment Partners Ltd.	66,666	$—	(A)(1)
7/29/2005	Common Stock	Buckchuck Holdings Ltd.	66,666	$—	(A)(1)
7/29/2005	Common Stock	Buckchuck Holdings Ltd.	66,666	$—	(A)(1)
7/29/2005	Common Stock	WkW Investments Club	66,666	$—	(A)(1)
7/29/2005	Common Stock	WkW Investments Club	66,666	$—	(A)(1)
7/29/2005	Common Stock	C. Channing Buckland	133,333	$—	(A)(1)
7/29/2005	Common Stock	C. Channing Buckland	133,333	$—	(A)(1)
7/29/2005	Common Stock	Collin Lee	6,666	$—	(A)(1)
7/29/2005	Common Stock	Collin Lee	6,666	$—	(A)(1)
7/29/2005	Common Stock	John Brook	20,000	$—	(A)(1)
7/29/2005	Common Stock	John Brook	20,000	$—	(A)(1)
7/29/2005	Common Stock	Darwind Buchler	13,333	$—	(A)(1)
7/29/2005	Common Stock	Darwind Buchler	13,333	$—	(A)(1)
7/29/2005	Common Stock	First Associates in Trust for Halfmoon Foundation	13,333	$—	(A)(1)
7/29/2005	Common Stock	First Associates in Trust for Halfmoon Foundation	13,333	$—	(A)(1)
7/29/2005	Common Stock	First Associates in Trust for Victor Dario	26,666	$—	(A)(1)
7/29/2005	Common Stock	First Associates in Trust for Victor Dario	26,666	$—	(A)(1)
7/29/2005	Common Stock	First Associates in Trust for Doug Casey	66,666	$—	(A)(1)
7/29/2005	Common Stock	First Associates in Trust for Doug Casey	66,666	$—	(A)(1)
7/29/2005	Common Stock	First Associates in Trust for Goma Foundations	26,666	$—	(A)(1)
7/29/2005	Common Stock	First Associates in Trust for Goma Foundations	26,666	$—	(A)(1)

7/29/2005	Common Stock	Robert Edwards	6,666	$—	(A)(1)
7/29/2005	Common Stock	Robert Edwards	6,666	$—	(A)(1)
7/29/2005	Common Stock	Shara Highgate	13,333	$—	(A)(1)
7/29/2005	Common Stock	Shara Highgate	13,333	$—	(A)(1)
7/29/2005	Common Stock	Alpha Capital Aktiengesellschaft	266,666	$—	(A)(1)
7/29/2005	Common Stock	Alpha Capital Aktiengesellschaft	266,666	$—	(A)(1)
7/29/2005	Common Stock	Platinum Partners Macro Fund LP	333,333	$—	(A)(1)
7/29/2005	Common Stock	Platinum Partners Macro Fund LP	333,333	$—	(A)(1)
7/29/2005	Common Stock	David A. Rose	13,333	$—	(A)(1)
7/29/2005	Common Stock	David A. Rose	13,333	$—	(A)(1)
7/29/2005	Common Stock	Monarch Capital Fund Ltd.	166,666	$—	(A)(1)
7/29/2005	Common Stock	Monarch Capital Fund Ltd.	166,666	$—	(A)(1)
7/29/2005	Common Stock	CMS Capital	133,333	$—	(A)(1)
7/29/2005	Common Stock	CMS Capital	133,333	$—	(A)(1)
8/5/2005	Common Stock	Ottavio Boffo	66,666	$—	(A)(1)
8/5/2005	Common Stock	Ottavio Boffo	66,666	$—	(A)(1)
8/5/2005	Common Stock	664659 Alberta Ltd.	100,000	$—	(A)(1)
8/5/2005	Common Stock	664659 Alberta Ltd.	100,000	$—	(A)(1)
8/5/2005	Common Stock	Brian C. McIntosh	196,266	$—	(A)(1)
8/5/2005	Common Stock	Brian C. McIntosh	196,266	$—	(A)(1)
4/6/2006	Common Stock	Alpha Capital Aktiengesellschaft	133,333	$—	(A)(2)
4/6/2006	Common Stock	Alpha Capital Aktiengesellschaft	133,333	$—	(A)(2)
4/6/2006	Common Stock	Platinum Partners Long Term Growth	246,666	$—	(A)(2)
4/6/2006	Common Stock	Platinum Partners Long Term Growth	246,666	$—	(A)(2)
4/6/2006	Common Stock	Osher Capital	66,666	$—	(A)(2)
4/6/2006	Common Stock	Osher Capital	66,666	$—	(A)(2)
4/6/2006	Common Stock	Monarch Capital Fund Ltd.	222,213	$—	(A)(2)

4/6/2006	Common Stock	Monarch Capital Fund Ltd.	222,213	$—	(A)(2)
4/6/2006	Common Stock	CMS Capital	66,666	$—	(A)(2)
4/6/2006	Common Stock	CMS Capital	66,666	$—	(A)(2)
5/15/2006	Common Stock	CapitalOne Asset Management Limited	416,666	$—	(A)(3)
5/15/2006	Common Stock	Gundyco in Trust for Pinetree Income Partnership	416,666	$—	(A)(3)
6/7/2006	Common Stock	Borle’s Fresh Water Hauling	20,833	$—	(A)(3)
6/7/2006	Common Stock	Steven Palmer	250,000	$—	(A)(3)

(1)	These warrants were issued as part of a $1,547,623 (USD$1,277,200) offering of convertible promissory notes.

(2)	These warrants were issued as part of a USD$551,666 offering of convertible promissory notes.

(3)
These warrants were issued as part of an ongoing common stock offering in Canada to raise up to USD$3,000,000 pursuant to certain capital raising exemptions under the laws of the British Columbia, Canada.

Date Securities Issued	Securities Title	Issued to	Number of Securities Issued	Consideration	Footnotes
Common Stock Warrant Issuances
Issued as finder’s fees
7/29/05	Common Stock	Bolder Investment Partners Ltd.	50,000	$—	(A)(1)
7/29/05	Common Stock	Bolder Investment Partners Ltd.	83,333	$—	(A)(1)
7/29/05	Common Stock	Bob Faris	1,000	$—	(A)(1)
7/29/05	Common Stock	Bob Faris	1,667	$—	(A)(1)
7/29/05	Common Stock	Steven McGuire	1,000	$—	(A)(1)
7/29/05	Common Stock	Steven McGuire	1,667	$—	(A)(1)
7/29/05	Common Stock	Doug McInnis	4,000	$—	(A)(1)
7/29/05	Common Stock	Doug McInnis	6,667	$—	(A)(1)
7/29/05	Common Stock	West Peak Ventures of Canada Ltd.	135,000	$—	(A)(1)
7/29/05	Common Stock	West Peak Ventures of Canada Ltd.	225,000	$—	(A)(1)
7/29/05	Common Stock	Viscount Investment Ltd.	25,000	$—	(A)(1)
7/29/05	Common Stock	Viscount Investment Ltd.	41,667	$—	(A)(1)
8/5/2005	Common Stock	Bob Faris	14,440	$—	(A)(1)
8/5/2005	Common Stock	Bob Faris	24,067	$—	(A)(1)
8/5/2005	Common Stock	Mark Spencer	15,000	$—	(A)(1)
8/5/2005	Common Stock	Mark Spencer	25,000	$—	(A)(1)
8/5/2005	Common Stock	West Peak Ventures of Canada Ltd.	10,000	$—	(A)(1)
8/5/2005	Common Stock	West Peak Ventures of Canada Ltd.	16,667	$—	(A)(1)
8/5/2005	Common Stock	Viscount Investments Ltd.	135,000	$—	(A)(1)
8/5/2005	Common Stock	Viscount Investments Ltd.	225,000	$—	(A)(1)
4/6/2006	Common Stock	Viscount Investments Ltd.	110,320	$—	(A)(2)
4/6/2006	Common Stock	Viscount Investments Ltd.	183,867	$—	(A)(2)
5/15/2006	Common Stock	PowerOne Capital Markets Limited	33,333	$—	(A)(3)
5/15/2006	Common Stock	Murdock Capital Partners Corp.	33,333	$—	(A)(3)

6/5/2006	Common Stock	PowerOne Capital Markets Limited	10,000	$—	(A)(3)
6/5/2006	Common Stock	Murdock Capital Partners Corp.	5,833	$—	(A)(3)
6/5/2006	Common Stock	Monita Faris	5,000	$—	(A)(3)
6/5/2006	Common Stock	Mark Spencer	833	$—	(A)(3)

(1)	These warrants were issued as finder’s fees in connection with the $1,547,623 (USD$1,277,200) offering of convertible promissory notes.

(2)	These warrants were issued as finder’s fees in connection with the USD$551,666 offering of convertible promissory notes.

(3)
These warrants were issued as finders’ fees as part of an ongoing common stock offering in Canada to raise up to USD$3,000,000 pursuant to certain capital raising exemptions under the laws of the British Columbia, Canada.

General Footnotes

(A)
We relied in each case for these unregistered sales on the private offering exemption of Section 4(2) of the Securities Act and/or the private offering safe harbor provision of Rule 506 of Regulation D promulgated thereunder based on the following factors: (i) the number of offerees or purchasers, as applicable, (ii) the absence of general solicitation, (iii) representations obtained from the acquirors relative to their accreditation and/or sophistication (or from offeree or purchaser representatives, as applicable), (iv) the provision of appropriate disclosure, and (v) the placement of restrictive legends on the certificates reflecting the securities coupled with investment representations obtained from the acquirors.

(B)
We relied in each case for these unregistered sales on the private offering exemption of Section 4(2) of the Securities Act based on the following factors: (i) the number of offerees, (ii) the absence of general solicitation, (iii) representations obtained from the acquirors relative to their sophistication (or from offeree representatives, as applicable), (iv) the provision of appropriate disclosure, and (v) the placement of restrictive legends on the certificates reflecting the securities coupled with investment representations obtained from the acquirors.

Item 8. Exhibits and Financial Statement Schedules.

No.	Description of Exhibit

3(i)(1)	Articles of Incorporation of Valcent Products Inc., dated January 19, 1996, incorporated by reference to Exhibit 1(a)(i) on Form 20-F filed October 13, 2005.

3(i)(2)	Amendment to Articles of Incorporation of Valcent Products Inc., dated March 12, 1996, incorporated by reference to Exhibit 1(a)(ii) on Form 20-F filed October 13, 2005.

3(i)(3)	Amendment to Articles of Incorporation of Valcent Products Inc., dated August 19, 1996, incorporated by reference to Exhibit 1(a)(i) on Form 20-F filed October 13, 2005.

3(i)(4)	Amendment to Articles of Incorporation of Valcent Products Inc., dated June 30, 1998, incorporated by reference to Exhibit 1(a)(iv) on Form 20-F filed October 13, 2005.

3(i)(5)	Amendment to Articles of Incorporation of Valcent Products Inc., dated July 8, 1999, incorporated by reference to Exhibit 1(a)(v) on Form 20-F filed October 13, 2005.

3(i)(6)	Amendment to Articles of Incorporation of Valcent Products Inc., dated September 28, 1999, incorporated by reference to Exhibit 1(a)(vi) on Form 20-F filed October 13, 2005.

3(i)(7)	Amendment to Articles of Incorporation of Valcent Products Inc., dated April 15, 2005, incorporated by reference to Exhibit 1(a)(vii) on Form 20-F filed October 13, 2005.

3(ii)	By-laws of Valcent Products Inc., dated March 26, 1996, incorporated by reference to Exhibit 1(b) on Form 20-F filed October 13, 2005.

4.1
Form of United States convertible note purchase agreement, including warrant agreements between Valcent Products Inc., and United States note holders, dated July 31, 2005, incorporated by reference to Exhibit 2(b)(i) on Form 20-F filed October 13, 2005.

4.2
Form of Canadian convertible note purchase agreement, including Warrant Agreements between Valcent Products Inc., and Canadian note holders, dated July 31, 2005, incorporated by reference to Exhibit 2(b)(ii) on Form 20-F filed October 13, 2005.

4.3	Form of finders’ warrants between Valcent Products Inc., and Viscount Investment Ltd., dated July 31, 2005, incorporated by reference to Exhibit 2(b)(iii) on Form 20-F filed October 13, 2005.

5.1	Form of legal opinion of Burstall Winger, LLP, regarding the validity of the shares of our common stock. FILED HEREWITH.

10.1	Master license agreement between Valcent Products Inc. and MK Enterprises LLC, dated July 29, 2005, incorporated by reference to Exhibit 4(a)(i) on Form 20-F filed October 13, 2005.

10.2	Product development agreement between Valcent Products Inc. and MK Enterprises LLC, dated July 29, 2005, incorporated by reference to Exhibit 4(a)(ii) on Form 20-F filed October 13, 2005.

10.3	Invention license agreement between Valcent Products Inc. and MK Enterprises LLC, dated July 29, 2005, incorporated by reference to Exhibit 4(a)(iii) on Form 20-F filed October 13, 2005.

10.4	Consulting agreement between Valcent Products Inc. and Malcolm Glen Kertz, dated July 29, 2005, incorporated by reference to Exhibit 4(a)(iv) on Form 20-F filed October 13, 2005.

10.5	Consulting agreement between Valcent Products Inc. and MK Enterprises LLC, dated July 29, 2005, incorporated by reference to Exhibit 4(a)(v) on Form 20-F filed October 13, 2005.

10.6	Form of subscription agreement between Valcent Products Inc., and certain institutional note holders, dated April 6, 2006, incorporated by reference to Exhibit 10.6 on Form F-1 filed April 27, 2006.

10.7
Form of convertible note agreement between Valcent Products Inc., and certain institutional note holders, dated April 6, 2006, FILED HER incorporated by reference to Exhibit 10.7 on Form F-1 filed April 27, 2006EWITH.

10.8
Form of Class A warrant agreement between Valcent Products Inc., and certain institutional note holders, dated April 6, 2006, incorporated by reference to Exhibit 10.8 on Form F-1 filed April 27, 2006.

10.9
Form of Class B warrant agreement between Valcent Products Inc., and certain institutional note holders, dated April 6, 2006, incorporated by reference to Exhibit 10.9 on Form F-1 filed April 27, 2006.

10.10
Form of Class A finder’s warrant agreement between Valcent Products Inc., and Viscount Investments Ltd., dated April 6, 2006, incorporated by reference to Exhibit 10.10 on Form F-1 filed April 27, 2006.

10.11
Form of Class B finder’s warrant agreement between Valcent Products Inc., and Viscount Investments Ltd., dated April 6, 2006, incorporated by reference to Exhibit 10.11 on Form F-1 filed April 27, 2006.

10.12	Form of liquidated damages convertible note agreement between Valcent Products Inc., and certain institutional note holders, dated April 6, 2006, FILED HEREWITH.

10.13	Form of liquidated damages warrant agreement between Valcent Products Inc., and certain institutional note holders, dated April 6, 2006, FILED HEREWITH.

10.14	Creative and production services agreement between Valcent Products Inc., and Hawthorne Direct, dated June 14, 2006, FILED HEREWITH.

10.15	Media services agreement between Valcent Products Inc., and Hawthorne Direct, dated June 14, 2006, FILED HEREWITH.

21.1	Subsidiaries of Valcent Products Inc., as of April 24, 2006, incorporated by reference to Exhibit 21.1 on Form F-1 filed April 27, 2006.

23.1	Consent of Burstall Winger, LLP, (included in its opinion filed as Exhibit 5.1). FILED HEREWITH.

23.2	Consent of Smythe Ratcliffe. FILED HEREWITH.

23.3	Consent of Charlton & Company. FILED HEREWITH.

24.1	Power of attorney (included in signature pages of Part II of this Registration Statement) FILED HEREWITH.

Item 9. Undertakings.

We hereby undertake

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(b)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)
To file a post-effective amendment to this registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia on

June 30, 2006.

Valcent Products Inc.

By:	“George Orr”
F. George Orr Chief Financial Officer, Director & Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, severally and not jointly, F. George Orr, with full power to act alone, as his or her true and lawful attorney-in-fact, with full power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

“Glen Kertz”	Chief Executive Officer, Acting President,	June 30, 2006
M. Glen Kertz	Chairman of the Board and Director

“George Orr”	Chief Financial Officer, Secretary and Director	June 30, 2006
F. George Orr

“Douglas Ford”	Director	June 30, 2006
Douglas E. Ford

“Carlton Parfitt”	Director	June 30, 2006
Carlton Parfitt

INDEX TO EXHIBITS

No.	Description of Exhibit

3(i)(1)	Articles of Incorporation of Valcent Products Inc., dated January 19, 1996, incorporated by reference to Exhibit 1(a)(i) on Form 20-F filed October 13, 2005.

3(i)(2)	Amendment to Articles of Incorporation of Valcent Products Inc., dated March 12, 1996, incorporated by reference to Exhibit 1(a)(ii) on Form 20-F filed October 13, 2005.

3(i)(3)	Amendment to Articles of Incorporation of Valcent Products Inc., dated August 19, 1996, incorporated by reference to Exhibit 1(a)(i) on Form 20-F filed October 13, 2005.

3(i)(4)	Amendment to Articles of Incorporation of Valcent Products Inc., dated June 30, 1998, incorporated by reference to Exhibit 1(a)(iv) on Form 20-F filed October 13, 2005.

3(i)(5)	Amendment to Articles of Incorporation of Valcent Products Inc., dated July 8, 1999, incorporated by reference to Exhibit 1(a)(v) on Form 20-F filed October 13, 2005.

3(i)(6)	Amendment to Articles of Incorporation of Valcent Products Inc., dated September 28, 1999, incorporated by reference to Exhibit 1(a)(vi) on Form 20-F filed October 13, 2005.

3(i)(7)	Amendment to Articles of Incorporation of Valcent Products Inc., dated April 15, 2005, incorporated by reference to Exhibit 1(a)(vii) on Form 20-F filed October 13, 2005.

3(ii)	By-laws of Valcent Products Inc., dated March 26, 1996, incorporated by reference to Exhibit 1(b) on Form 20-F filed October 13, 2005.

4.1
Form of United States convertible note purchase agreement, including warrant agreements between Valcent Products Inc., and United States note holders, dated July 31, 2005, incorporated by reference to Exhibit 2(b)(i) on Form 20-F filed October 13, 2005.

4.2
Form of Canadian convertible note purchase agreement, including Warrant Agreements between Valcent Products Inc., and Canadian note holders, dated July 31, 2005, incorporated by reference to Exhibit 2(b)(ii) on Form 20-F filed October 13, 2005.

4.3	Form of finders’ warrants between Valcent Products Inc., and Viscount Investment Ltd., dated July 31, 2005, incorporated by reference to Exhibit 2(b)(iii) on Form 20-F filed October 13, 2005.

5.1	Form of legal opinion of Burstall Winger, LLP, regarding the validity of the shares of our common stock. FILED HEREWITH.

10.1	Master license agreement between Valcent Products Inc. and MK Enterprises LLC, dated July 29, 2005, incorporated by reference to Exhibit 4(a)(i) on Form 20-F filed October 13, 2005.

10.2	Product development agreement between Valcent Products Inc. and MK Enterprises LLC, dated July 29, 2005, incorporated by reference to Exhibit 4(a)(ii) on Form 20-F filed October 13, 2005.

10.3	Invention license agreement between Valcent Products Inc. and MK Enterprises LLC, dated July 29, 2005, incorporated by reference to Exhibit 4(a)(iii) on Form 20-F filed October 13, 2005.

10.4	Consulting agreement between Valcent Products Inc. and Malcolm Glen Kertz, dated July 29, 2005, incorporated by reference to Exhibit 4(a)(iv) on Form 20-F filed October 13, 2005.

10.5	Consulting agreement between Valcent Products Inc. and MK Enterprises LLC, dated July 29, 2005, incorporated by reference to Exhibit 4(a)(v) on Form 20-F filed October 13, 2005.

10.6	Form of subscription agreement between Valcent Products Inc., and certain institutional note holders, dated April 6, 2006, incorporated by reference to Exhibit 10.6 on Form F-1 filed April 27, 2006.

10.7
Form of convertible note agreement between Valcent Products Inc., and certain institutional note holders, dated April 6, 2006, incorporated by reference to Exhibit 10.7 on Form F-1 filed April 27, 2006.

10.8
Form of Class A warrant agreement between Valcent Products Inc., and certain institutional note holders, dated April 6, 2006, incorporated by reference to Exhibit 10.8 on Form F-1 filed April 27, 2006.

10.9
Form of Class B warrant agreement between Valcent Products Inc., and certain institutional note holders, dated April 6, 2006, incorporated by reference to Exhibit 10.9 on Form F-1 filed April 27, 2006.

10.10
Form of Class A finder’s warrant agreement between Valcent Products Inc., and Viscount Investments Ltd., dated April 6, 2006, incorporated by reference to Exhibit 10.10 on Form F-1 filed April 27, 2006.

10.11
Form of Class B finder’s warrant agreement between Valcent Products Inc., and Viscount Investments Ltd., dated April 6, 2006, incorporated by reference to Exhibit 10.11 on Form F-1 filed April 27, 2006.

10.12	Form of liquidated damages convertible note agreement between Valcent Products Inc., and certain institutional note holders, dated April 6, 2006, FILED HEREWITH.

10.13	Form of liquidated damages warrant agreement between Valcent Products Inc., and certain institutional note holders, dated April 6, 2006, FILED HEREWITH.

10.14	Creative and production services agreement between Valcent Products Inc., and Hawthorne Direct, dated June 14, 2006, FILED HEREWITH.

10.15	Media services agreement between Valcent Products Inc., and Hawthorne Direct, dated June 14, 2006, FILED HEREWITH.

21.1	Subsidiaries of Valcent Products Inc., as of April 24, 2006, incorporated by reference to Exhibit 21.1 on Form F-1 filed April 27, 2006.

23.1	Consent of Burstall Winger, LLP, (included in its opinion filed as Exhibit 5.1). FILED HEREWITH.

23.2	Consent of Smythe Ratcliffe. FILED HEREWITH.

23.3	Consent of Charlton & Company. FILED HEREWITH.

24.1	Power of attorney (included in signature pages of Part II of this Registration Statement) FILED HEREWITH.